Exhibit 4.1

EXECUTION VERSION

NOVASTAR MORTGAGE FUNDING CORPORATION,

as Company

NOVASTAR MORTGAGE, INC.,

as Servicer and as Seller

WACHOVIA BANK, NATIONAL ASSOCIATION

as Custodian

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Trustee

and

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Co-Trustee

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2005

NovaStar Mortgage Funding Trust, Series 2005-3

NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3

i

EXHIBITS:

Exhibit A-1	Form of Class A-1A Certificates
Exhibit A-2	Form of Class A-2A Certificates
Exhibit A-3	Form of Class A-2B Certificates
Exhibit A-4	Form of Class A-2C Certificates
Exhibit A-5	Form of Class A-2D Certificates
Exhibit A-6	Form of Class M-1 Certificates
Exhibit A-7	Form of Class M-2 Certificates
Exhibit A-8	Form of Class M-3 Certificates
Exhibit A-9	Form of Class M-4 Certificates
Exhibit A-10	Form of Class M-5 Certificates
Exhibit A-11	Form of Class M-6 Certificates
Exhibit A-12	Form of Class M-7 Certificates
Exhibit A-13	Form of Class M-8 Certificates
Exhibit A-14	Form of Class M-9 Certificates
Exhibit A-15	Form of Class M-10 Certificates
Exhibit A-16	Form of Class M-11 Certificates
Exhibit A-17	Form of Class M-12 Certificates
Exhibit A-18	Form of Class I-1 Certificates
Exhibit A-19	Form of Class I-2 Certificates
Exhibit A-20	Form of Class I-3 Certificates
Exhibit A-21	Form of Class C Certificates
Exhibit A-22	Form of Class R Certificates
Exhibit A-23	Form of Class M-11 DSI Certificate
Exhibit A-24	Form of Class M-12 DSI Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Addition Notice
Exhibit D	Form of Subsequent Transfer Instrument
Exhibit E	Request for Release
Exhibit F-1	Form of Trustee’s Initial Certification
Exhibit F-2	Form of Trustee’s Final Certification
Exhibit G	Form of Investment Letter
Exhibit H	Form of Residual Certificate Transfer Affidavit
Exhibit I	Form of Transferor’s Certificate
Exhibit J	Form of Notional Amount Test Event Notice
Exhibit K	Form of Designation Under REMIC Provisions
Exhibit L	Form of Advance Facility Notice

EXECUTION COPY

This Pooling and Servicing Agreement is dated as of September 1, 2005 (the “Agreement”), among NOVASTAR MORTGAGE FUNDING CORPORATION, as company (the “Company”), NOVASTAR MORTGAGE, INC., as servicer (the “Servicer”) and as seller (the “Seller”), WACHOVIA BANK, NATIONAL ASSOCIATION, as custodian (the “Custodian”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as co-trustee (the “Co-Trustee”).

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms and phrases used herein shall have the meanings assigned to such terms and phrases in the definitions attached hereto as Appendix A, which is incorporated herein by reference. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and

(g) references to a Person are also to such Person’s permitted successors and assigns.

Section 1.02 Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03 Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates and the Mezzanine Certificates, for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Excess Cashflow, and second, on a pro-rata basis based on, and to the extent of, the gross Monthly Interest Distributable Amount for each such Class, among the Class A Certificates and the Mezzanine Certificates and (2) the aggregate amount of any Available Funds Cap Carryforward Amounts incurred for any Distribution Date shall be allocated to the Class C Certificates to the extent of the gross Monthly Interest Distributable Amount for that Class, after deduction of any Net Prepayment Interest Shortfalls and any Relief Act Shortfalls.

All Net Prepayment Interest Shortfalls and Relief Act Shortfalls shall be allocated on each Distribution Date among the classes of each of REMIC I, REMIC II, REMIC III and REMIC IV in the proportion that Net Prepayment Interest Shortfalls and Relief Act Shortfalls are allocated to the related Master REMIC Regular Interests.

Section 1.04 Calculation of Interest on Certificates.

Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Mezzanine Certificates shall be made on the basis of the actual number of days elapsed in the related Accrual Period on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans and Other Trust Assets.

The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Company, including any security interest therein for the benefit of the Company, in and to (i) each Initial Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) its interest in the MI Policies; (v) the rights of the Company under the Purchase Agreement; (vi) its interest in the Swap Agreements and the Cap Agreements; (vii) all other assets included or to be included in the Trust Fund; and (viii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due to the Company or the Servicer after the related Cut-off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Seller, on behalf of the Company, does hereby deliver to, and deposit with the Custodian, as the Trustee’s designated agent, the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned and the Seller, on behalf of the Company, shall, in accordance with Section 2.08, deliver or cause to be delivered to the Custodian, as the Trustee’s designated agent, with respect to each Subsequent Mortgage Loan, the following documents or instruments (with respect to each Mortgage Loan, a “Mortgage File”):

(i) the original Mortgage Note endorsed to “JPMorgan Chase Bank, National Association, as Trustee for the NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3”;

(ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Seller or the public recording office in which such original Mortgage has been recorded, and if the Mortgage Loan is registered on the MERS System, such Mortgage shall include thereon a statement that it is a MOM Loan and shall include the MIN for such Mortgage Loan;

(iii) unless the Mortgage Loan is registered on the MERS System, an original assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage endorsed to “JPMorgan Chase Bank, National Association, as Trustee for the NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3”, and otherwise in recordable form;

(iv) originals of any intervening assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS System), and noting the presence of a MIN (if the Mortgage Loan is registered on the MERS System), with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the Seller or the public recording office in which such original intervening assignment has been recorded;

(v) the original policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage); and

(vi) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan.

If a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Trustee or the Certificateholders in such Mortgage Loan, including if any document required to be delivered to the Custodian has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above for 180 days following submission of the assignment if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall cure such defect or repurchase the related Mortgage Loan at the Repurchase Price or substitute an Eligible Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 3.01 of the Purchase Agreement as to the Initial Mortgage Loans and the Subsequent Mortgage Loans and Section 2.02(c) of the Purchase Agreement as to the Subsequent Mortgage Loans for breaches of representations and warranties.

Promptly after the Closing Date in the case of an Initial Mortgage Loan or, in the case of a Subsequent Mortgage Loan, promptly after the Subsequent Transfer Date (or after the date of transfer of any Eligible Substitute Mortgage Loan), the Seller at its own expense shall complete and submit for recording in the appropriate public office for real property records each of the assignments referred to in clause (iii) above, with such assignment completed in favor of the Trustee, excluding any Mortgage Loan that is registered on the MERS System, if MERS is identified on the Mortgage, or on a properly recorded assignment of Mortgage as the mortgagee of record. While such assignment to be recorded is being recorded, the Custodian shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such substitute assignment to be recorded in accordance with this paragraph.

In instances where an original Mortgage or any original intervening assignment of Mortgage is not, in accordance with clause (ii) or (iv) above, delivered by the Seller to the Custodian, on behalf of the Trustee, prior to or on the Closing Date in the case of an Initial Mortgage Loan or, in the case of a Subsequent Mortgage Loan, promptly after the Subsequent Transfer Date, the Seller will deliver or cause to be delivered the originals of such documents to the Custodian, on behalf of the Trustee, promptly upon receipt thereof.

In connection with the assignment of any Mortgage Loan registered on the MERS System, promptly after the Closing Date in the case of an Initial Mortgage Loan or, in the case of a Subsequent Mortgage Loan, promptly after the Subsequent Transfer Date (or after the date of transfer of any Eligible Substitute Mortgage Loan), the Seller further agrees that it will cause, at the Seller’s own expense, the MERS System to indicate that such Mortgage Loan has been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in its computer files (a) the applicable Trustee code in the field “Trustee” which identifies the Trustee and (b) the code “NovaStar 2005-3” (or its equivalent) in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any such Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Effective on the Closing Date, the Trustee, on behalf of the Certificateholders, hereby acknowledges its acceptance of all right, title and interest to the Initial Mortgage Loans and other property, existing on the Closing Date and thereafter created and conveyed to it pursuant to this Section 2.01.

The Trustee, as assignee or transferee of the Company, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Initial Mortgage Loans. No scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Company pursuant to the terms of the Purchase Agreement. Any late payment charges collected in connection with a Mortgage Loan shall be paid to the Servicer as provided in Section 3.15(b) hereof.

The parties hereto intend that the transactions set forth herein constitute a sale by the Company to the Trust on the Closing Date of all the Company’s right, title and interest in and to the Initial Mortgage Loans and other property as and to the extent described above. In the event the transactions set forth herein shall be deemed not to be a sale, the Company hereby grants to the Trustee, on behalf of the Certificateholders, as of the Closing Date a security interest in all of the Company’s right, title and interest in, to and under the Initial Mortgage Loans and such other property, to secure all of the Company’s obligations hereunder and this Agreement shall constitute a security agreement under applicable law and in such event, the parties hereto acknowledge that the Custodian, in addition to holding the Initial Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, holds the Initial Mortgage Loans as designee of the Company. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements in the State of Virginia (which shall have been submitted for filing as of the Closing Date and each Subsequent Transfer Date, as applicable), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the state of incorporation of the Seller, as are necessary to perfect and protect the interests of the Trust and its assignees in each Initial Mortgage Loan and the proceeds thereof and the interests of the Trust and its assignees in each Subsequent Mortgage Loan and the proceeds thereof.

Section 2.02 Acceptance of Mortgage Loans by Custodian, on behalf of the Trustee.

(a) The Custodian, on behalf of the Trustee, acknowledges receipt of, subject to the review described below and any exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.01 hereof and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund in trust for the use and benefit of all present and future Certificateholders. No later than 45 days after the Closing Date and each Subsequent Transfer Date (or, with respect to any Eligible Substitute Mortgage Loan, within 5 Business Days after the receipt by the Custodian, on behalf of the Trustee, thereof and, with respect to any documents received beyond 45 days after the Closing Date or each Subsequent Transfer Date, promptly thereafter), the Custodian, on behalf of the Trustee, agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller an initial certification in the form annexed hereto as Exhibit F-1. In conducting such review, the Custodian, on behalf of the Trustee, will ascertain whether all required documents described in Section 2.01 hereof have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclause (vii) of such section, the Custodian’s obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Custodian, on behalf of the Trustee, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian, on behalf of the Trustee, finds that any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or Attachment B to Exhibit 2 of the Purchase Agreement or to appear to be defective on its face, the Custodian, on behalf of the Trustee, shall promptly notify the Seller of such finding and the Seller’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

(b) No later than 180 days after the Closing Date, the Custodian, on behalf of the Trustee, will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, a final certification in the form annexed hereto as Exhibit F-2. In conducting such review, the Custodian, on behalf of the Trustee, will ascertain whether an original of each document described in subclauses (ii)-(iv) of Section 2.01 hereof required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian, on behalf of the Trustee, finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or Attachment B to Exhibit 2 of the Purchase Agreement or to appear defective on its face, the Custodian, on behalf of the Trustee, shall promptly notify the Seller and the Trustee of such finding and the Seller’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

(c) Upon deposit of the Repurchase Price in the Collection Account and notification of the Trustee, by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that the Repurchase Price has been deposited in the Collection Account), the Trustee shall cause the Custodian to release to the Seller the related Mortgage File and shall cause to be executed and delivered all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the related Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Distribution Account was received by the Trustee. The Custodian, on behalf of the Trustee, shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Servicer, and the Rating Agencies of such amendment.

Section 2.03 Repurchase or Substitution of Mortgage Loans by the Seller.

(a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Custodian shall promptly notify the Seller and the Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach no later than 90 days from the date of the discovery or receipt of written notice of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Custodian shall notify the Trustee and the Trustee shall enforce the Seller’s obligation under the Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of such 90 day period.

(b) The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(d) Any substitution of Eligible Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian shall deliver to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Custodian. Upon such substitution by the Seller, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Purchase Agreement, including all applicable representations and warranties thereof included in the Purchase Agreement as of the date of substitution.

For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment Amount”), if any, by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Custodian, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Custodian or the Trustee, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e) Upon discovery by the Seller, the Servicer, the Custodian or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or the Company, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Seller. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Custodian, on behalf of the Trustee, shall reconvey to the Seller, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04 Acknowledgement of Trustee.

The Trustee acknowledges that in the event that any of (i) the transfer of the Initial Mortgage Loans and the MI Policies from the Seller to the Company, or from the Company to the Trustee on behalf of the Certificateholders, is determined to constitute a financing, or (ii) the transfer of the Subsequent Mortgage Loans from the Seller to the Company or from the Company to the Trustee on behalf of the Certificateholders, is determined to constitute a financing, then in each case the Custodian, on behalf of the Trustee, and the Trustee hold the Initial Mortgage Loans, the MI Policies and the Subsequent Mortgage Loans as the designee and bailee of the Company subject, however, in each case, to a prior lien in favor of the Certificateholders pursuant to the terms of this Agreement.

Section 2.05 Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Company that as of the Closing Date or as of such date specifically provided herein:

(i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the validity or enforceability of the Mortgage Loans;

(ii) The Servicer has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the certificate of incorporation or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, to the knowledge of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

(vi) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS; and

(vii) With respect to the Group I Mortgage Loans, the Servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner.

The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

Section 2.06 Representations and Warranties of the Company.

The Company represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

(a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Company is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Company and the ability of the Company to perform hereunder.

(c) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to purchase the property to be purchased from the Seller and the Company has duly authorized such purchase by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary corporate action. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company’s knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

Section 2.07 Issuance of Certificates.

The Trustee acknowledges the assignment to the Trustee of the Mortgage Loans and the delivery to the Custodian, on behalf of the Trustee of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed, and authenticated and delivered to or upon the order of the Company, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.08 Conveyance of the Subsequent Mortgage Loans.

The Trustee, or the Custodian on behalf of the Trustee, shall purchase the Subsequent Mortgage Loans as set forth in Section 2.02 of the Purchase Agreement. The Seller shall deliver a Mortgage File (as described in Section 2.01) with respect to such Subsequent Mortgage Loans.

Section 2.09 Designation Under REMIC Provisions.

The Trustee shall comply with the provisions set forth in Exhibit K.

ARTICLE III

ADMINISTRATION AND SERVICING

OF THE MORTGAGE LOANS

Section 3.01 Servicer to Assure Servicing.

(a) The Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. Subject to Section 3.06(b), the authority of the Servicer, in its capacity as Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee, or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Mortgages (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Servicer and any Subservicer acting on its behalf may, and is hereby authorized, and empowered by the Trustee when the Servicer believes it is reasonably necessary in its best judgment in order to comply with its servicing duties hereunder, to execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the insurance policies and the accounts related thereto, and the Mortgaged Properties. The Servicer may exercise this power in its own name or in the name of a Subservicer.

The Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property.

The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trust and the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) Notwithstanding the provisions of Subsection 3.01(a), the Servicer shall not take any action inconsistent with the interests of the Trustee, or the Certificateholders or with the rights and interests of the Trustee, or the Certificateholders under this Agreement.

(c) The Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property and the Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

(d) The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, when the Servicer believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Servicer by the Trust.

Section 3.02 Subservicing Agreements Between Servicer and Subservicers.

(a) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement. Any Subservicing Agreement entered into by the Servicer shall include the provision that such Agreement may be immediately terminated (i) (x) with cause and without any termination fee by the Servicer hereunder and/or (y) without cause, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom and (ii) at the option of the Trustee upon the termination or resignation of the Servicer hereunder, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer and the Subservicers may enter into Subservicing Agreements and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements providing for, among other things, the delegation by the Servicer to a Subservicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Certificateholders holding at least 51% of the aggregate Voting Rights.

(b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, and the Certificateholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 3.03 Successor Subservicers.

The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that upon termination, the Servicer shall either act as servicer of the related Mortgage Loans or enter into an appropriate contract with a successor Subservicer reasonably acceptable to the Trustee, pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loans.

Section 3.04 Liability of the Servicer.

(a) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Servicer by any Subservicer, or any other Person. The obligations and liability of the Servicer shall remain of the same nature and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans. The Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment.

(b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Custodian, the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer, except as set forth in Section 3.05.

Section 3.05 Assumption or Termination of Subservicing Agreements by the Trustee.

(a) If the Trustee or its designee as the successor Servicer, shall assume the servicing obligations of the Servicer in accordance with Section 7.02 below, the Trustee or its designee as the successor Servicer, to the extent necessary to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements. In such event, the Trustee or its designee as the successor Servicer shall be deemed to have assumed all of the Servicer’s rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Trustee or its designee as a successor Servicer, except that the Trustee or its designee as a successor Servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption or as a result of the Trustee’s or its designee’s terminating any Subservicer upon the Trustee or its designee becoming successor Servicer and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption or as a result of the Trustee’s or its designee’s terminating any Subservicer upon the Trustee or its designee becoming successor Servicer.

(b) The Trustee or its designee as the successor Servicer may terminate any Subservicer upon becoming successor Servicer. Any termination fees will be paid by the terminated Subservicer.

(c) In the event that the Trustee or its designee as successor Servicer assumes the servicing obligations of the Servicer under Section 7.02, upon the request of the Trustee or such designee as successor Servicer, the Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, originals or, if originals are not available, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor Servicer.

Section 3.06 Collection of Mortgage Loan Payments.

(a) The Servicer will coordinate and monitor remittances by Subservicers to it with respect to the Mortgage Loans in accordance with this Agreement.

(b) The Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best reasonable efforts to cause Subservicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement.

Consistent with the foregoing, the Servicer or the related Subservicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; provided, however, that the Servicer or the related Subservicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, with respect to Mortgage Loans insured by an MI Policy, that the Servicer may not without the prior written consent of the MI Insurer permit any waiver, modification or variance which would (a) reduce or eliminate the coverage provided under the MI Policy (b) change the loan rate, (c) forgive any payment of principal or interest, (d) lessen the lien priority or (e) extend the final maturity date of a Mortgage Loan past 12 months after the original maturity date on such Mortgage Loan. In the event the Servicer or related Subservicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make an Advance or shall cause the related Subservicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Servicer or the related Subservicer to make an Advance shall apply only to the extent that the Servicer believes, in good faith, that such advances are not Nonrecoverable Advances. The Servicer shall pay the amount of any waived prepayment charge at the time of payoff if such prepayment charge was waived for a reason other than that specified in this Section 3.06(b).

(c) Within five Business Days after the Servicer has determined that all amounts which it expects to recover from or on account of a Liquidated Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

(d) The Servicer shall establish a segregated account (the “Collection Account”), which shall be an Eligible Account, which shall be titled “Collection Account, JPMorgan Chase Bank, National Association, as Trustee for the registered holders of NovaStar Mortgage Funding Trust 2005-3, Home Equity Loan Asset-Backed Certificates, Series 2005-3”, in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans received by it after the Cut-Off Date or, with respect to the Subsequent Mortgage Loans, the Subsequent Cut-Off Date (other than in respect of the payments referred to in the following paragraph) within two Business Days following receipt thereof, including the following payments and collections received or made by it (without duplication):

(i) all payments of principal or interest on the Mortgage Loans received by the Servicer directly from Mortgagors or from the respective Subservicer;

(ii) the aggregate Repurchase Price of the Mortgage Loans purchased by the Servicer pursuant to Section 3.18;

(iii) Net Liquidation Proceeds;

(iv) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Purchase Agreement;

(v) Insurance Proceeds, other than Net Liquidation Proceeds, and MI Insurance Proceeds resulting from any insurance policy maintained on a Mortgaged Property;

(vi) any Advance and any Compensating Interest payments; and

(vii) any other amounts received by the Servicer, including all Foreclosure Profits, assumption fees, prepayment penalties and any other fees that are required to be deposited in the Collection Account pursuant to this Agreement;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments actually collected in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account late payment charges payable by Mortgagors, as further described in Section 3.15, or amounts received by the Subservicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Collection Account is so deposited, the Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account for the benefit of the Trustee, and the Certificateholders, as their interests may appear.

Funds in the Collection Account may be invested in Eligible Investments with a maturity date no later than the Business Day immediately preceding the Servicer Remittance Date, but shall not be commingled with the Servicer’s own funds or general assets or with funds respecting payments on mortgage loans or with any other funds not related to the Certificates. All such investments shall be made in the name of the Trustee for the benefit of the Certificateholders, provided, however, that income earned on such Eligible Investments shall be for the account of the Servicer. Such funds shall be invested at the written direction of the Servicer or if the Servicer does not provide such written direction such funds shall be retained by the Trustee uninvested. The Servicer shall be obligated to cover losses on such Eligible Investments.

(e) The Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Servicer, in one or more accounts in the name of the Trustee meeting the requirements of an Eligible Account, and such funds shall not be invested. The Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and any other funds. Each Subservicer shall make remittances to the Servicer no later than one Business Day following receipt thereof and the Servicer shall deposit into the Collection Account any such remittances received from any Subservicer within one Business Day following receipt by the Servicer.

Section 3.07 Withdrawals from the Collection Account.

(a) The Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 3.06 that are attributable to the Mortgage Loans for the following purposes (without duplication):

(i) to deposit in the Distribution Account, by the Servicer Remittance Date prior to each Distribution Date, all collections on the Mortgage Loans required to be distributed from the Distribution Account on a Distribution Date;

(ii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.11, or Liquidation Expenses, paid pursuant to Section 3.13, such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such expenses were paid, or from related Liquidation Proceeds;

(iii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

(iv) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Repurchase Price is determined;

(v) to reimburse the Servicer or any Subservicer for any unreimbursed Advance of its own funds or any unreimbursed advance of such Subservicer’s own funds, the right of the Servicer or a Subservicer to reimbursement pursuant to this subclause (v) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

(vi) to reimburse the Servicer or any Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer or such Subservicer pursuant to Section 3.13: (x) in good faith in connection with the restoration of the related Mortgaged

Property which was damaged by the uninsured cause, (y) in connection with the liquidation of such Mortgage Loan, or (z) with respect to an MI Claim Payment Advance made by the Servicer with respect to such Mortgage Loan;

(vii) to reimburse the Servicer or any Subservicer for any unreimbursed Nonrecoverable Advance previously made, and otherwise not reimbursed pursuant to this Section 3.07(a);

(viii) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.06;

(ix) to reimburse the Servicer for costs associated with the environmental report handling the presence of any toxic or hazardous substance on a Mortgaged Property as set forth in Section 3.13(c);

(x) to clear and terminate the Collection Account upon a termination pursuant to Section 7.08;

(xi) to pay to the Servicer income earned on Eligible Investments in the Collection Account;

(xii) to pay to the MI Insurer the monthly MI Premiums due under each MI Policy from payments received (or Advances made) on account of interest due on the related Mortgage Loan; and

(xiii) to make an Advance with respect to a Mortgage Loan that is Delinquent from funds held in the Collection Account as contemplated by Section 3.24, provided that the amount withdrawn for such an Advance is immediately deposited into the Distribution Account.

Withdrawals made pursuant to clause (xii) shall be made on a first priority basis. In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v) and (vi), the Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

(b) Notwithstanding the provisions of this Section 3.07, the Servicer may, but is not required to, allow the Subservicers to deduct from amounts received by them or from the related account maintained by a Subservicer, prior to deposit in the Collection Account, any portion to which such Subservicers are entitled as reimbursement of any reimbursable Advances made by such Subservicers.

Section 3.08 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

(a) The Servicer shall establish and maintain or cause the related Subservicer to establish and maintain, one or more Servicing Accounts. The Servicer or a Subservicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

(b) The deposits in the Servicing Accounts shall be held in trust by the Servicer or a Subservicer (and its successors and assigns) in the name of the Trustee. Such Servicing Accounts shall be Eligible Accounts and, if permitted by applicable law, invested in Eligible Investments held in trust by the Servicer or a Subservicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment; withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer or a Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement. Amounts received from Mortgagors for deposit into the Servicing Accounts shall be deposited in the Servicing Accounts by the Servicer within two days of receipt. The Servicer shall advance from its own funds amounts needed to pay items payable from the Servicing Accounts if the Servicer reasonably believes that such amounts are recoverable from the related Mortgagor. The Servicer shall comply with all laws relating to the Servicing Accounts, including laws relating to payment of interest on the Servicing Accounts. If interest earned by the Servicer on the Servicing Accounts is not sufficient to pay required interest on the Servicing Accounts, the Servicer shall pay the difference from its own funds. The Servicing Accounts shall not be the property of the Trust.

Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall provide, and shall cause any Subservicer to provide, to the Trustee, access to the documentation regarding the related Mortgage Loans and REO Property and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Custodian and Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Servicer and any Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Trustee shall coordinate its request for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Servicer or any Subservicer. The Servicer, the Subservicers, the Trustee and the Custodian shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

Section 3.10 [Reserved].

Section 3.11 Maintenance of Hazard Insurance and Fidelity Coverage.

(a) The Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause, provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,500 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in this Section 3.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 3.11(a) and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause without any right of reimbursement. Any such deposit by the Servicer shall be made on the last Business Day of the Due Period in the month in which payments under any such policy would have been deposited in the Collection Account. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trust, and the Trustee, claims under any such blanket policy.

(b) Any amounts collected by the Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s or a Subservicer’s normal servicing procedures, the Mortgage Note, the Mortgage or applicable law) shall be deposited in the Collection Account.

(c) Any cost incurred by a Servicer or a Subservicer in maintaining any such individual hazard insurance policies shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs of maintaining individual hazard insurance policies shall be recoverable by the Servicer or a Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Servicer from the Repurchase Price, to the extent permitted by Section 3.07.

(d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer shall ensure that, with respect to such Mortgage Loan or such REO Property, flood insurance is acquired (to the extent available and in accordance with mortgage servicing industry practice). Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,500 or 1% of the applicable amount of coverage, whichever is less.

(e) If insurance complying with Subsections 3.11 (a) and (d) has not been maintained and there shall have been a loss which would have been covered by such insurance had it been maintained, the Servicer shall pay, or cause the related Subservicer to pay, for any necessary repairs without any right of reimbursement.

(f) The Servicer shall present, or cause the related Subservicer to present, claims under any related hazard insurance or flood insurance policy.

(g) The Servicer shall obtain and maintain at its own expense, and shall cause each Subservicer to obtain and maintain at its own expense, and for the duration of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s and such Subservicer’s officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall correspond with the FNMA/FHMLC levels presently maintained by the Servicer. The Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Servicer shall, to the extent possible, give the Trustee ten days’ notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be deposited in the Collection Account.

Section 3.12 Due-on-Sale Clauses; Assumption Agreements.

(a) In any case in which the Servicer is notified by any Mortgagor or Subservicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Servicer shall enforce, or shall instruct such Subservicer to enforce, any due-on-sale clause contained in the related Mortgage to the extent permitted under the terms of the related Mortgage Note and by applicable law. The Servicer or the related Subservicer may repurchase a Mortgage Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officers’ Certificate delivered to the Trustee, that such Mortgage Loan is in default or default is reasonably foreseeable. If the Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Servicer is authorized, and may authorize any Subservicer, to consent to a conveyance subject to the lien of the Mortgage, and, with the consent of the MI Insurer, if applicable, to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, on condition, however, that the related Mortgage Loan shall continue to be covered by a hazard policy. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Servicer shall notify the Custodian and Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Custodian the original copy of such assumption agreement, which copy shall be added by the Custodian to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

(b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

Section 3.13 Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall, or shall direct the related Subservicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06, except that the Servicer shall not, and shall not direct the related Subservicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the Servicer follows the procedures in Subsection (c) below. In connection with such foreclosure or other conversion, the Servicer in conjunction with the related Subservicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(b). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Collection Account pursuant to Section 3.07) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all costs and expenses constituting Liquidation Expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as set forth in Section 3.07. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Liquidation Proceeds.

Any subsequent collections with respect to any Liquidated Mortgage Loan shall be deposited to the Collection Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Servicer may take into account any estimated additional Liquidation Expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

In the event that a Mortgage Loan would be properly classified as a Liquidated Mortgage Loan but for the fact that not all MI Insurance Proceeds claimed under the related MI Policy have been received, the Servicer may, from its own funds, make an advance (an “MI Claim Payment Advance”) to the Collection Account in an amount not to exceed the claimed amount of such MI Insurance Proceeds not yet received. The Servicer shall not make any MI Claim Payment Advance with respect to a claim under an MI Policy if an MI Insurer Insolvency Event has occurred and is continuing with respect to the related MI Insurer. In the event that the MI Claim Payment Advance equals the claimed amount on such MI Policy, then upon the deposit of such MI Claim Payment Advance into the Collection Account the related Mortgage Loan shall be considered a “Liquidated Mortgage Loan.”

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee and held by the Custodian, who shall hold the same on behalf of Trustee and the Trust in accordance with the Agreement. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan held as an asset of the Trust until such time as such property shall be sold.

(b) The Servicer shall not acquire any real property (or any personal property incident to such real property) on behalf of the Trust Fund except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Servicer acquires any real property (or personal property incident to such real property) on behalf of the Trust Fund in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer on behalf of the Trust Fund as soon as reasonably practicable, but in no event later than three years after its acquisition on behalf of the Trust Fund.

(c) With respect to any Mortgage Loan as to which the Servicer or a Subservicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Servicer shall promptly notify the Trustee, and shall act in accordance with any such directions and instructions provided by the Trustee. If the Trustee has not provided directions and instructions to the Servicer in connection with any such Mortgage Loan within 5 days of a request by the Servicer for such directions and instructions, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Servicer shall not obtain on behalf of the Trust a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Trust could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property.

Section 3.14 Custodian to Cooperate; Release of Mortgage Files.

(a) Upon payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian and the Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account have been so deposited) and shall request delivery to the Servicer or Subservicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly cause to be released the related Mortgage File to the Servicer or Subservicer and the Trustee shall execute and deliver to the Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by the Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

(b) From time to time as is appropriate, for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Servicer may deliver to the Trustee and the Custodian a Request for Release signed by a Servicing Officer on behalf of the Servicer in substantially the form attached as Exhibit E hereto. Upon receipt of the Request for Release, the Custodian, on behalf of the Trustee, shall deliver the Mortgage File or any document therein to the Servicer or Subservicer, as the case may be, as bailee for the Trustee.

(c) The Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Custodian when the need therefor no longer exists, and in any event within 21 days of the Servicer’s receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Custodian, the Servicer, the related insurer or Subservicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Custodian, on behalf of the Trustee, unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian and the Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Custodian, on behalf of the Trustee, shall deliver the Request for Release with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Collection Account.

(d) The Trustee shall execute and deliver or cause to be executed and delivered to the Servicer any court pleadings, requests for trustee’s sale or other documents necessary (i) for the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) for any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) to obtain a deficiency judgment against the Mortgagor; or (iv) to enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity. Together with such documents or pleadings the Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute or cause to be executed the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee’s execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the insurance policies or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.15 Servicing Compensation.

(a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee from full payments of accrued interest on each Mortgage Loan. The Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer, and the Trustee and the Trust Fund shall not bear any fees, expenses or other costs directly associated with any Subservicer.

(b) The Servicer may retain additional servicing compensation in the form of late payment charges, to the extent such charges are collected from the related Mortgagors and investment earnings on the Collection Account. The Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement and shall not be entitled in connection with servicing activities under this Agreement to reimbursement except as provided in this Agreement. Expenses to be paid by the Servicer without reimbursement under this Subsection 3.15(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.17.

Section 3.16 Annual Statements of Compliance.

Within 90 days after December 31 of each year, the Servicer at its own expense shall deliver to the Trustee and the Rating Agencies, an Officers’ Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations under this Agreement in all material respects for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default; (iii) a review of the activities of each Subservicer during the Subservicer’s most recently ended calendar year and its performance under its Subservicing Agreement has been made under such officer’s supervision; and (iv) to the best of the Servicing Officer’s knowledge, based on his review and the certification of an officer of the Subservicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Subservicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Subservicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer.

Copies of such statements shall be provided by the Servicer to the Certificateholders upon request or by the Trustee at the expense of the Servicer should the Servicer fail to provide such copies.

Section 3.17 Annual Independent Public Accountants’ Servicing Report.

(a) Within 90 days after December 31 of each year, the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Servicer, which will be provided to the Trustee, and the Rating Agencies, to the effect that, in connection with the firm’s examination of the Servicer’s financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Servicer was not in compliance with Sections 3.06, 3.07 and 3.08 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

(b) Within 90 days after December 31 of each year, the Servicer, at its expense, shall, and shall cause each Subservicer to cause, a nationally recognized firm of independent certified public accountants to furnish to the Servicer or such Subservicer, as the case may be, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer or such Subservicer, as the case may be, which includes an assertion that the Servicer or such Subservicer, as the case may be, has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall or shall cause each Subservicer to furnish a copy of such report to the Trustee and the Rating Agencies.

Section 3.18 Optional Purchase of Defaulted Mortgage Loans.

Subject to the limitations set forth in Section 10.02 hereof, the Servicer shall have the right, but not the obligation, to purchase any Mortgage Loan which becomes 90 days or more delinquent at a purchase price equal to the Repurchase Price (a) within 29 days after the date the Mortgage Loan becomes 90 days delinquent or (b) on the date the Servicer liquidates the related Mortgaged Property. The procedure for such purchase shall be the same as for a repurchase made by the Seller under the Purchase Agreement. With respect to any Mortgage Loans being purchased pursuant to this Section 3.18, the Servicer shall purchase the most delinquent Mortgage Loans before purchasing other less delinquent Mortgage Loans. The Servicer or the related Subservicer may purchase a Mortgage Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officers’ Certificate delivered to the Trustee, that such Mortgage Loan is in default or default is reasonably foreseeable.

Section 3.19 Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.

The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J, Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

Section 3.20 [Reserved].

Section 3.21 [Reserved].

Section 3.22 Servicing and Administration of the MI Policies.

(a) The Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the MI Policies and to perform the Trustee’s obligations and enforce the Trustee’s rights under the MI Policies, which actions shall conform to the standards of an institution prudently administering MI Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the MI Policies. The Servicer shall make its best reasonable efforts to file all insured claims under the MI Policies and collect from the MI Insurer all Insurance Proceeds due to the Trustee under the MI Policies. The Servicer shall not take, or permit any subservicer to take, any action which would result in non-coverage under any applicable MI Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect each such MI Policy for the life of the Mortgage Loan; provided, however, that if a MI Insurer Insolvency Event has occurred and is continuing, the Servicer may terminate the MI Policy on any Mortgage Loan that is not then past due. The Servicer shall cooperate with the MI Insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer or to which the Servicer has access with respect to any Mortgage Loan.

(b) The Servicer shall deposit into the Collection Account pursuant to Section 3.06(d)(v) hereof all MI Insurance Proceeds received from the MI Insurer under the terms of the MI Policies. The Servicer shall withdraw from the Collection Account and pay to the MI Insurer pursuant to Section 3.07(a)(xii) hereof, the monthly MI Premiums due to the MI Insurer in accordance with the terms of the MI Insurance Agreements. In the event that the Trustee has actual knowledge that any MI Premiums have in fact not been paid, the Trustee shall distribute such amounts (in such amounts as specified by the MI Insurer in writing) to the MI Insurer from the Interest Remittance Amount for the related Mortgage Loans, at the same level of priority as the Trustee Fee.

(c) Notwithstanding the provisions of Subsection 3.22(a) and (b), the Servicer shall not take any action in regard to the MI Policies inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement; provided, however, that payments of the monthly MI Premiums to the MI Insurer pursuant to Subsection 3.22(b) above and Section 3.07(a)(xii) hereof shall be deemed not to be inconsistent with such interests.

(d) The Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the MI Policies; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

(e) If at any time during the term of this Agreement, a MI Insurer Insolvency Event has occurred and is continuing, the Servicer agrees to review, not less often than monthly, the financial condition of the related MI Insurer with a view towards determining whether recoveries under the MI Policy are jeopardized for reasons related to the financial condition of the related MI Insurer. In such event, the Servicer may obtain an additional MI Policy or a replacement MI Policy, the MI Premiums on which would be paid by the Servicer from the Collection Account pursuant to Section 3.07(a)(xii) hereof.

(f) The Servicer shall comply with all other terms, conditions and obligations set forth in the MI Policies.

Section 3.23 Determination Date Reports.

On the second Business Day following each Determination Date, the Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Determination Date (the “Determination Date Report”), and shall forward to the Trustee in the form of computer readable electromagnetic tape or disk a copy of such report in a format acceptable to the Trustee. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably available to the Servicer and that is required by the Trustee for purposes of making the calculations and providing the reports referred to in this Agreement, as set forth in written specifications or guidelines issued by the Trustee from time to time. Such information shall include the aggregate amounts required to be withdrawn from the Collection Account and deposited into the Distribution Account pursuant to Section 3.07. Such information shall also include (a) the number of Mortgage Loans that prepaid in the previous month; (b) the loan balance of each such Mortgage Loan; (c) whether a prepayment penalty was applied to such Mortgage Loan; and (d) the amount of prepayment penalty with respect to each such Mortgage Loan. The Servicer agrees to cooperate with the Trustee in providing all information as is reasonably requested by the Trustee to prepare the reports required under the Agreement.

The determination by the Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be fully protected in relying upon the same without any independent check or verification.

Section 3.24 Advances.

If any Monthly Payment (together with any advances from the Subservicers) on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act, the Servicer will deposit in the Collection Account not later than the Servicer Remittance Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Servicing Fee for such Mortgage Loan, except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on such Mortgage Loan. Subject to the foregoing and in the absence of such a determination, the Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.

The Servicer may fund an Advance from its own corporate funds, advances made by any subservicer or funds held in the Collection Account for future payment or withdrawal.

Advances made from funds held in the Collection Account may be made by the Servicer from subsequent collections of principal and interest received on other Mortgage Loans and deposited into the Collection Account. Advances made from the Collection Account are not limited to subsequent collections of principal and interest received on the delinquent Mortgage Loan with respect to which an Advance is made. If on the Servicer Remittance Date prior to any Distribution Date funds in the Collection Account are less than the amount required to be paid to the Certificateholders on such Distribution Date, then the Servicer shall deposit its own funds into the Distribution Account in the amount of the lesser of (i) any unreimbursed Advances previously made by the Servicer with funds held in the Collection Account or (ii) the shortfall in the Collection Account, provided, however, that in no event shall the Servicer deposit into the Collection Account an amount that is less than any shortfall in the Collection Account attributable to delinquent payments on Mortgage Loans which the Servicer deems to be recoverable and which has not been covered by an Advance from the Servicer’s own corporate funds or any subservicer’s funds. If applicable, on the Servicer Remittance Date preceding each Distribution Date, the Servicer shall present an Officers’ Certificate to the Trustee (i) stating that the Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Section 3.25 Compensating Interest Payments.

The Servicer shall deposit in the Collection Account not later than the Servicer Remittance Date preceding the Distribution Date an amount equal to the Compensating Interest related to the related Determination Date. The Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.

Section 3.26 Advance Facility.

(a) The Servicer on behalf of the Trust Fund, is hereby authorized to enter into a facility (such an arrangement, an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advancing Person to the Servicer. If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee at the address set forth in Section 12.05 hereof a written notice (an “Advance Facility Notice”) (in the form attached hereto as Exhibit L), stating (a) the identity of the Advancing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 3.26(b) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.07 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). If the Servicer enters into such an Advance Facility pursuant to this Section 3.26, the Trustee shall execute the acknowledgment of the Advance Facility Notice, as prepared by the Servicer confirming its receipt of written notice of the existence of such Advance Facility. To the extent that an Advancing Person purchases or funds any Advance or any Servicing Advance and provides the Trustee with written notice (in the form attached hereto as Exhibit L) acknowledged by the Servicer that such Advancing Person is entitled to reimbursement directly from the Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed, the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, on behalf of the Trust Fund, rather than the Servicer, the Advancing Person’s wire transfer instructions, and include the Servicer’s acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person’s notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Sub-Servicer pursuant to Section 6.06 hereof.

(b) Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance reimbursement amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.07 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance reimbursement amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.07 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advancing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 12.05 hereof. None of the Company or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance reimbursement amount, nor, as a result of the existence of any Advance Facility, shall the Company or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance reimbursement amounts to the Servicer’s Assignee. The Servicer shall indemnify the Company, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Company, the Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(c) If an Advancing Person is entitled to reimbursement for any particular Advance or Servicing Advance as set forth in Section 3.26(a), then the Servicer shall not be permitted to reimburse itself therefor under Section 3.07, but instead the Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.06(d) to the extent of amounts on deposit in the Collection Account on the related Servicer Remittance Date. The Trustee is hereby authorized to pay to an Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.07, had the Servicer made such Advance or Servicing Advance.

(d) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in first out” (FIFO) basis. In the event the Servicer’s Assignee shall have received some or all of an Advance reimbursement amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advancing Person in error, then such Servicer’s Assignee shall be required to remit any portion of such Advance reimbursement amount to each Person entitled to such portion of such Advance reimbursement amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed pursuant to Section 3.07 for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance reimbursement amounts have not been assigned, sold or pledged to such Advancing Person or Servicer’s Assignee.

(e) In the event the Servicer is terminated pursuant to Section 7.01, the Advancing Person shall succeed to the terminated Servicer’s right of reimbursement set forth in Section 7.02 to the extent of such Advancing Person’s financing of Advances or Servicing Advances hereunder then remaining unreimbursed.

(f) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Company and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 12.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by, sold and/or pledged to an Advancing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust Fund are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advancing Person; (b) the Servicer will be responsible for remitting to the Advancing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances purchased or funded by the Advancing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advancing Person.

ARTICLE IV

FLOW OF FUNDS

Section 4.01 Distributions.

(a) On each Distribution Date, the Trustee, will first distribute the Prepayment Charges collected on the Group I Mortgage Loans and on the Group II Mortgage Loans during the prior Prepayment Period to the Holders of the Class C Certificates. After making that distribution, the Trustee, shall (based solely on the information provided to the Trustee by the Servicer pursuant to Section 3.23 hereof) withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i) On each Distribution Date, the Trustee, will distribute, pro-rata from the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, the Trustee Fee and the Custodian Fee which are due on that Distribution Date to the Trustee and Custodian respectively. After making that distribution, the Trustee will then apply the remaining Interest Remittance Amount to the payment of interest then due on the certificates in the following order of priority:

(A) first, on each Distribution Date on or prior to the Class I Termination Date, payable from the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the Holders of the Class I Certificates, the Class I Monthly Interest Distributable Amount;

(B) second, concurrently, with equal priority of payment:

(I) payable solely from the Group I Interest Remittance Amount for that Distribution Date or, to the extent that the Group I Interest Remittance Amount is less than the related aggregate Monthly Interest Distributable Amount for the Class A-1A Certificates, also from the Group II Cross Collateralization Amount for that Distribution Date, to the Holders of the Class A-1A Certificates, the unpaid portion of the Monthly Interest Distributable Amount for the Class A-1A Certificates;

(II) payable solely from the Group II Interest Remittance Amount for that Distribution Date or, to the extent that the Group II Interest Remittance Amount is less than the related aggregate Monthly Interest Distributable Amount for the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, also from the Group I Cross Collateralization Amount for that Distribution Date, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the unpaid portion of the aggregate Monthly Interest Distributable Amount for the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro-rata based on the amounts of interest each such Class is otherwise entitled to on such Distribution Date;

(C) third, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for the Class M-1 Certificates;

(D) fourth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for the Class M-2 Certificates;

(E) fifth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for the Class M-3 Certificates;

(F) sixth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for the Class M-4 Certificates;

(G) seventh, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for the Class M-5 Certificates;

(H) eighth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for the Class M-6 Certificates;

(I) ninth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for the Class M-7 Certificates;

(J) tenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for the Class M-8 Certificates;

(K) eleventh, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for the Class M-9 Certificates;

(L) twelfth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for the Class M-10 Certificates;

(M) thirteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount to the Holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for the Class M-11 Certificates;

(N) fourteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount to the Holders of the Class M-12 Certificates, the Monthly Interest Distributable Amount for the Class M-12 Certificates;

(O) fifteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class C Certificates for the benefit of the Supplemental Interest Trust, the Excess Cashflow (net of any amounts distributed pursuant to Section 4.04(d)(i)), to be distributed pursuant to Sections 4.04 (d)(ii); and

(P) sixteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the Holders of the Class R Certificates, any remainder.

(ii) On each Distribution Date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, the Trustee, shall (based solely on the information provided to the Trustee by the Servicer pursuant to Section 3.23 hereof) withdraw from the Distribution Account that portion of the Available Funds relating to principal plus the Extra Principal Distribution Amount (to be distributed pursuant to Section 4.04 (d)(i)) for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

(A) first, concurrently, with equal priority of payment:

(I) payable solely from the Group I Principal Distribution Amount, to the Holders of the Class A-1A Certificates, the entire amount of the Group I Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero; and

(II) payable solely from the Group II Principal Distribution Amount, to the Holders of the Group II Certificates (to be distributed to such Certificates pursuant to Section 4.01(d)), the entire amount of the Group II Principal Distribution Amount, until the aggregate Certificate Principal Balance of the Group II Certificates has been reduced to zero;

(B) second,

(I) if the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, then to the Holders of the Group II Certificates, the amount of any remaining Group I Principal Distribution Amount, until the aggregate Certificate Principal Balance of the Group II Certificates has been reduced to zero; or

(II) if the aggregate Certificate Principal Balance of the Group II Certificates has been reduced to zero, then to the Holders of the Class A-1A Certificates, the amount of any remaining Group II Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero;

(C) third, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-1 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

(D) fourth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-2 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

(E) fifth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-3 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

(F) sixth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-4 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

(G) seventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-5 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

(H) eighth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-6 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

(I) ninth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-7 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

(J) tenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-8 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

(K) eleventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-9 Certificates, the entire remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

(L) twelfth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-10 Certificates, the entire remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

(M) thirteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount to the Holders of the Class M-11 Certificates, the entire remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero;

(N) fourteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount to the Holders of the Class M-12 Certificates, the entire remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-12 Certificates has been reduced to zero;

(O) fifteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Trustee and the Custodian, pro-rata, any amounts owed to them under the Basic Documents remaining unpaid;

(P) sixteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Servicer, the amount of any reimbursement of indemnification owed to it by the Trust pursuant to Section 6.03 hereof;

(Q) seventeenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount and any remaining Available Funds relating to principal, to the Holders of the Class C Certificates, for the benefit of the Supplemental Interest Trust, the entire remaining Principal Remittance Amount up to the Overcollateralization Amount; and

(R) eighteenth, payable from the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, to the Holders of the Class R Certificates, for the benefit of the Supplemental Interest Trust, any remainder.

(iii) On each Distribution Date (a) on or after the Crossover Date and (b) on which a Trigger Event is not in effect, the Trustee, shall (based solely on the information provided to the Trustee by the Servicer pursuant to Section 3.23 hereof) withdraw from the Distribution Account that portion of the Available Funds relating to principal plus the Extra Principal Distribution Amount (to be distributed pursuant to Section 4.04 (d)(i)) for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

(A) first, concurrently, with equal priority of payment:

(I) payable solely from the Group I Principal Distribution Amount, to the holders of the Class A-1A Certificates, the Group I Certificate Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero; and

(II) payable solely from the Group II Principal Distribution Amount, to the Holders of the Group II Certificates (to be distributed to such Certificates pursuant to Section 4.01(d)), the Group II Certificate Principal Distribution Amount, until the aggregate Certificate Principal Balance of the Group II Certificates has been reduced to zero;

(B) second, concurrently, with equal priority of payment:

(I) if the Group I Principal Distribution Amount was insufficient to pay the Group I Certificate Principal Distribution Amount, then payable from the remaining Group II Principal Distribution Amount, to the holders of the Class A-1A Certificates, the unpaid portion of the Group I Certificate Principal Distribution Amount based on the aggregate unpaid portion of the Class A Principal Distribution Amount; or

(II) if the Group II Principal Distribution Amount was insufficient to pay the Group II Certificate Principal Distribution Amount, then payable from the remaining Group I Principal Distribution Amount, to the Holders of the Group II Certificates (to be distributed to such Certificates pursuant to Section 4.01(d)), the unpaid portion of the Group II Certificate Principal Distribution Amount based on the aggregate unpaid portion of the Class A Principal Distribution Amount;

(C) third, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

(D) fourth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

(E) fifth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

(F) sixth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

(G) seventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

(H) eighth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

(I) ninth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

(J) tenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

(K) eleventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

(L) twelfth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

(M) thirteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero;

(N) fourteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount to the Holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-12 Certificates has been reduced to zero;

(O) fifteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Trustee and the Custodian, pro-rata, any amounts owed to them under the Basic Documents remaining unpaid;

(P) sixteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the Servicer, the amount of any reimbursement of indemnification owed to it by the Trust pursuant to Section 6.03 hereof;

(Q) seventeenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount and any remaining Available Funds relating to principal, to the Holders of the Class C Certificates, for the benefit of the Supplemental Interest Trust, the entire remaining Principal Remittance Amount up to the extent of the Overcollateralization Amount; and

(R) eighteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount and any remaining Available Funds relating to principal, to the Holders of the Class R Certificates, for the benefit of the Supplemental Interest Trust, any remainder.

(b) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 11.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by wire transfer, or upon written request at least five Business Days prior to the related Distribution Date by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

(c) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Custodian, the Trustee, the Company, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

(d) All principal amounts distributed to the Group II Certificates shall be distributed as follows:

(i)	first, to the Class A-2A Certificates until its Certificate Principal Balance has been reduced to zero,

(ii)	second, after the Certificate Principal Balance of the Class A-2A Certificates has been reduced to zero, to the Class A-2B Certificates until its Certificate Principal Balance has been reduced to zero,

(iii)	third, after the Certificate Principal Balances of the Class A-2A Certificates and the Class A-2B Certificates have been reduced to zero, to the Class A-2C Certificates until its Certificate Principal Balance has been reduced to zero, and

(iv)	fourth, after the Certificate Principal Balances of the Class A-2A Certificates, the Class A-2B Certificates and Class A-2C Certificates have been reduced to zero, to the Class A-2D Certificates until its Certificate Principal Balance has been reduced to zero.

However, if all of the mezzanine certificates are reduced or written down to zero, the related share of principal amounts from the Group II Mortgage Loans will be distributed to the Group II Certificates pro rata, based on Certificate Balance until their Certificate Balances are paid to zero.

Section 4.02 Distribution Account.

(a) No later than the Closing Date, the Trustee, shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled “Distribution Account, JPMorgan Chase Bank, National Association, as Trustee for the registered holders of NovaStar Mortgage Funding Trust 2005-3, Home Equity Loan Asset-Backed Certificates, Series 2005-3” (the “Distribution Account”). The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the Interest Remittance Amount and the Principal Remittance Amount remitted on each Servicer Remittance Date to the Trustee by the Servicer. Funds deposited in the Distribution Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

(b) The Trustee may invest funds deposited in the Distribution Account in Eligible Investments in accordance with the written direction of the Servicer with a maturity date no later than the Business Day immediately proceeding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All income or other gain from such investments may be released from the Distribution Account and paid to the Servicer. The Servicer shall be obligated to cover losses on such Eligible Investments. If the Trustee does not receive such written investment direction it shall retain the funds uninvested.

(c) Amounts on deposit in the Distribution Account shall be withdrawn by the Trustee as follows:

(i) To fund the distributions described in Section 4.01 hereof;

(ii) To withdraw any amount not required to be deposited in the Distribution Account or deposited therein in error;

(iii) To clear and terminate the Distribution Account upon the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Class R Certificates; and

(iv) To distribute any amounts of investment income to the Servicer.

(d) On each Distribution Date, the Trustee shall distribute all amounts on deposit in the Distribution Account (other than investment income) established by it to Certificateholders in respect of the Certificates and to such other persons in the order of priority set forth in Section 4.01 hereof.

Section 4.03 Statements.

(a) On each Distribution Date, based solely on information provided to it by the Servicer in its Determination Date Report, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Swap Counterparties, the Cap Counterparties, the Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class C Certificates allocable to Prepayment Charges;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest, separately identified;

(iii) the Pool Balance of the Group I Mortgage Loans and the Group II Mortgage Loans at the Close of Business at the end of the related Due Period;

(iv) the number, aggregate principal balance, and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date and the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Prepayment Period;

(v) the number and aggregate unpaid principal balance of Mortgage Loans (identified by Group) that (A) were Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days (B) as to which foreclosure proceedings have been commenced and that (i) are not Delinquent, and (ii) are Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) are related to a REO Property and that (i) are not Delinquent and (ii) are Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (D) are related to a Mortgagor that was subject to a bankruptcy proceeding and that (i) are not Delinquent and (ii) are Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case on a contractual and bankruptcy legal basis;

(vi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(vii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(viii) the Certificate Principal Balance of each class of the Class A Certificates and each class of the Mezzanine Certificates, after giving effect to the distributions made on such Distribution Date;

(ix) the Unpaid Interest Shortfall Amount, if any, with respect to each class of the Class A Certificates and each class of the Mezzanine Certificates for such Distribution Date;

(x) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.25;

(xi) the Credit Enhancement Percentage for such Distribution Date;

(xii) the Available Funds Cap Carryforward Amount for each class of the Class A Certificates and each class of the Mezzanine Certificates (excluding the Class M-11 DSI Certificates and Class M-12 DSI Certificates) if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xiii) the respective Pass-Through Rates applicable to each class of the Class A Certificates and each class of the Mezzanine Certificates for such Distribution Date and the Pass-Through Rate applicable to each class of the Class A Certificates and each class of the Mezzanine Certificates for the immediately succeeding Distribution Date;

(xiv) the Supplemental Interest Payment for each Class on such Distribution Date;

(xv) the difference between (x) the sum of (i) the aggregate notional amount of the Swap Agreements and (ii) the aggregate notional amount of the Cap Agreements and (y) the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates on such Distribution Date;

(xvi) the Required Overcollateralization Amount for such Distribution Date;

(xvii) the Excess Cashflow for such Distribution Date;

(xviii) the aggregate amount of Scheduled Principal Payments made during the related Due Period;

(xix) the aggregate amount of Principal Prepayments made during the related Due Period in which the related Mortgagor paid the related Mortgage Loan in full;

(xx) the aggregate amount of Principal Prepayments in part made during the related Prepayment Period;

(xxi) the number and the aggregate principal balance of all Liquidated Mortgage Loans for the related Prepayment Period;

(xxii) the aggregate amount of Net Liquidation Proceeds received during the related Prepayment Period;

(xxiii) the dollar amount of claims made, amounts paid by the MI Insurer in respect of claims made, and premiums due and paid under the MI Policy; and

(xxiv) the amount equal to the difference between (x) the Class I Monthly Interest Distributable Amount and (y) any amounts received by the Supplemental Interest Trust from the Swap Counterparties and Cap Counterparties in respect of the Swap Agreements and Cap Agreements, respectively; provided, however, that if the resulting number is a negative number, then the absolute value of such negative number.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

The Trustee may, in the absence of manifest error, conclusively rely upon the Determination Date Report of the Servicer in its preparation of the statement to Certificateholders pursuant to this Section 4.03.

(b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Trustee shall forward to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

(d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

(e) On each Distribution Date, the Trustee shall post on its website at www.jpmorgan.com\sfr, which posting shall be accessible to each Certificateholder, the Swap Counterparties, and the Cap Counterparties, the statement prepared pursuant to paragraph (a) of this Section 4.03. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-877-722-1095. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by providing a written request of such to the Trustee at is Corporate Trust office. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Trustee shall not have any responsibility to (i) verify information provided by the Servicer to be included in such statement or (ii) include any information required to be included in such statement if the Servicer has failed to timely produce such information to the Trustee, as required pursuant hereto.

(f) No later than noon on the second Business Day prior to each Distribution Date, the Trustee will verify that no Notional Amount Test Event is scheduled to occur on the related Distribution Date. In the event a Notional Amount Test Event would otherwise occur on the related Distribution Date, the Trustee will immediately provide notice in the form of Exhibit J to the appropriate NovaStar entity and assign in $10,000,000 increments a portion of the related notional amount from the affected Swap Agreement or Cap Agreement on the day immediately preceding that Distribution Date until no Notional Amount Test Event will occur on the related Distribution Date. The Trustee shall assign the applicable notional amount from the Swap Agreement or Cap Agreement, as applicable, in the priority set forth below. Once such Swap Agreement notional amounts have been assigned back to the appropriate NovaStar entity, the related Swap Counterparty will have no obligation to, nor interest in, the Supplemental Interest Trust with respect to such notional amounts. Once such Cap Agreement notional amounts have been assigned back to the appropriate NovaStar entity, the Cap Counterparty will have no obligation to the Supplemental Interest Trust with respect to such notional amounts. Furthermore, no distributions will be made from the Supplemental Interest Trust to the related Swap Counterparty or Cap Counterparty in respect of notional amounts assigned under this Section 4.03 (f).

The Trustee will assign portions of the affected Swap Agreements or Cap Agreements as applicable in the following order of priority:

(i) from the Swap Agreement with the earliest maturity (until no Notional Amount Test Event would have occurred);

(ii) in the event that two or more Swap Agreements have the same maturity date, which date is the earliest maturity date of the outstanding Swap Agreements, from the Swap Agreement with the lowest fixed rate (until no Notional Amount Test Event would have occurred);

(iii) in the event that no Swap Agreements are outstanding, from the Cap Agreement with the earliest maturity date (until no Notional Amount Test Event would have occurred); and

(iv) in the event that two or more Cap Agreements have the same maturity date, which date is the earliest maturity date of the outstanding Cap Agreements, from the Cap Agreement with the lowest strike price (until no Notional Amount Test Event would have occurred).

Upon the occurrence of a Failed Reassignment (as defined in the applicable Swap Agreement or Cap Agreement) of all or a portion of the notional balance of a Swap Agreement or Cap Agreement, the affected portion of the notional balance of such Swap Agreement or Cap Agreement shall be immediately terminated and a Failed Reassignment Termination Payment shall be calculated in accordance with the terms of the applicable Swap Agreement or Cap Agreement and shall be payable in accordance with this Article IV. Any right of a Swap Counterparty or Cap Counterparty to receive a Failed Reassignment Termination Payment shall be subject to the condition precedent that the Class C Certificates are not then serving as collateral for any outstanding NIM Notes.

In no event shall the Trustee allow a Notional Amount Test Event to occur on any Distribution Date.

Section 4.04 Supplemental Interest Trust; Excess Cashflow.

(a) (i) The parties do hereby create and establish a sub-trust of the Trust Fund which shall hold an account, which, no later than the Closing Date, the Trustee shall, at the direction of the Servicer, establish and maintain, as a segregated trust account that is an Eligible Account, which shall be titled “Supplemental Interest Trust, JPMorgan Chase Bank, National Association, as Trustee for the registered holders of NovaStar Mortgage Funding Trust 2005-3, Home Equity Loan Asset-Backed Certificates, Series 2005-3.” On the Closing Date, the Trustee shall deposit an amount equal to the Initial Swap Amount (as identified on the settlement statement provided by the Seller) to the Supplemental Interest Trust. The Trustee shall, promptly upon receipt, deposit in the Supplemental Interest Trust amounts of Excess Cashflow, if any, pursuant to Section 4.01 and each distribution of the Class I Monthly Interest Distributable

Amount pursuant to Section 4.01(a)(i)(A). Funds deposited in the Supplemental Interest Trust shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. Neither the Supplemental Interest Trust nor the related Supplemental Interest Account shall be an asset of any of the REMICs created hereunder.

(ii) (a) On each Distribution Date prior to the Class I Termination Date, the funds in the Supplemental Interest Trust (as reduced from time to time in accordance with this Section 4.04) will equal the sum of (x) any amounts received under any Swap Agreement or Cap Agreement pursuant to Section 4.04(e), (y) the Class I Monthly Interest Distributable Amount and (z) any amounts of Excess Cashflow not used to maintain the Required Overcollateralization Amount.

On each Distribution Date commencing in August 2009, the funds in the Supplemental Interest Trust (as reduced from time to time in accordance with this Section 4.04) will equal any amounts of Excess Cashflow not used to maintain the Required Overcollateralization Amount.

(b) The Trustee will invest funds deposited in the Supplemental Interest Trust as directed in writing by the Servicer in Eligible Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If the Trustee does not receive such written investment instructions it shall retain such funds uninvested. All income and gain realized from investment of funds deposited in the Supplemental Interest Trust shall be credited to such Account, provided, however, that any income and gain realized during the period commencing on the Closing Date and ending on September 25, 2005 will be paid to the Servicer. The Trustee will not be liable for investment losses on investments selected by the Servicer pursuant to this Section 4.04(b). The Supplemental Interest Trust will not be an asset of any of the REMICs created hereunder.

(c) On each Distribution Date, the Trustee shall distribute the funds (other than funds relating to Excess Cashflow and, if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i)) held in the Supplemental Interest Trust as follows:

(i) first, on each Distribution Date up to and including the Class I Termination Date, to each Swap Counterparty and each Cap Counterparty, its related Swap Amount (including, on the Distribution Date in September, 2005, each Swap Counterparty’s related portion of the Initial Swap Amount) or Cap Amount, as applicable, for such Distribution Date;

(ii) second, any remaining amounts to pay, pro-rata based on Certificate Principal Balance of each class of Class A Certificates and Mezzanine Certificates, the Supplemental Interest Payment for each class of Class A

Certificates and Mezzanine Certificates (in each only up to the amount necessary to pay any such Supplemental Interest Payment) and provided that (a) the Supplemental Interest Payment actually distributed to the Class M-11 Certificates will be the Non-Derivative Supplemental Interest Payment for the Class M-11 Certificates and the Supplemental Interest Payment actually distributed to the Class M-12 Certificates shall be the Non-Derivative Supplemental Interest Payment for the Class M-12 Certificates, and (b) the Derivative Supplemental Interest Payment for the Class M-11 Certificates shall be paid to the Holders of the Class M-11 DSI Certificates and the Derivative Supplemental Interest Payment for the Class M-12 Certificates shall be paid to the Holders of the Class M-12 DSI Certificates.

(iii) third, any remaining amounts to pay each Swap Counterparty or Cap Counterparty its related Hedge Termination Payment, if any; provided, however, that if such Hedge Termination Payment is a Failed Reassignment Termination Payment, then such Failed Reassignment Termination Payment shall only be made if such Distribution Date is a Failed Reassignment Termination Payment Due Date; and

(iv) fourth, any remaining amounts, to the Holders of the Class C Certificates.

(d) On each Distribution Date, the Trustee shall distribute the funds relating to Excess Cashflow as follows:

(i) prior to any deposit to the Supplemental Interest Trust, to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount as described in Section 4.01; and

(ii) to the Supplemental Interest Trust to distribute in accordance with Section 4.04(c).

(e) On any Distribution Date on which the Swap Amount for any Swap Agreement is a negative number, the absolute value of such negative number shall be paid by each related Swap Counterparty to the Supplemental Interest Trust.

(f) In the event that a Swap Counterparty or Cap Counterparty elects to post collateral as provided in the related Swap Agreement or Cap Agreement, the Trustee shall establish and maintain an Eligible Account with respect to the related Swap Agreement or Cap Agreement (each, a “Hedge Collateral Account”) for the benefit of such Swap Counterparty or Cap Counterparty, as applicable, and the Certificateholders, as their interests may appear, into which such collateral shall be deposited. The Trustee may or shall (as indicated) make withdrawals from the related Hedge Collateral Account for the purposes of (i) entering into a substitute swap agreement or cap agreement, (ii) funding the amount of any payment due to be made by such Swap Counterparty or Cap Counterparty under the related Swap Agreement or Cap Agreement, as applicable, following the failure by such Swap Counterparty or Cap Counterparty to make that payment or (iii) as permitted pursuant to the related Swap Agreement, Cap Agreement or this Agreement. The Trustee shall make withdrawals from the related Hedge Collateral Account and transfer the collateral (i) as required of the Trustee pursuant to the related Swap Agreement or Cap Agreement or (ii) if the circumstances which required the posting of collateral no longer exist; and to the extent necessary to perform such obligation, the Trustee is required to liquidate any investments held in such Hedge Collateral Account. In the event that additional collateral is required to be posted by a Swap Counterparty or Cap Counterparty under the related Swap Agreement or Cap Agreement, as applicable, the Trustee shall promptly make a demand on such Swap Counterparty or Cap Counterparty to post such additional collateral. To the extent cash makes up all or any portion of the collateral in a Hedge Collateral Account, such cash shall be invested in Eligible Investments in accordance with the related Swap Agreement or Cap Agreement. Such funds shall be invested at the written direction of the Servicer, or if the Servicer does not provide such written instructions such funds shall be retained by the Trustee uninvested. Any and all interest generated by such investment shall be transferred to the related Swap Counterparty or Cap Counterparty as provided in the related Swap Agreement or Cap Agreement, as applicable, or where unspecified, on each Distribution Date. In connection with the maintenance and administration of a Hedge Collateral Account, the Trustee may request and rely on written instructions from the Servicer, which the Servicer hereby agrees to provide, with respect to the maintenance and administration of such account. For the avoidance of doubt, the Trustee shall not have any right to apply any amounts or assets in any Hedge Collateral Account except in accordance with the enforcement and realization of its security interest pursuant to the related Swap Agreement or Cap Agreement or otherwise in accordance with the related Swap Agreement or Cap Agreement.

The Trustee may designate an agent to maintain any Hedge Collateral Account, provided that the following conditions are satisfied: (i) the agent’s long-term unsubordinated debt is rated at least “BBB+” by S&P and at least “Baa1” by Moody’s and (ii) the total assets of the agent shall exceed $25,000,000. Under such circumstances, all references to the Trustee in this subsection (f) shall be to the Trustee’s agent appointed pursuant to this paragraph.

(g) Pursuant to each Swap Agreement and Cap Agreement, the related Swap Counterparty and Cap Counterparty has agreed to require payment of related Failed Reassignment Termination Payments from the Supplemental Interest Trust on any Distribution Date, only if the Class C Certificates are not then serving as collateral for any outstanding NIM Notes; provided, however, that if the Class C Certificates are so serving as collateral and no NIM Notes are outstanding, the related Swap Counterparty or Cap Counterparty shall have the right to require payment of such Failed Reassignment Termination Payment and the foregoing limitation shall not apply. Any such Distribution Date with respect to which the related Swap Counterparty or Cap Counterparty informs the Trustee and the Company in writing that (a) a Failed Reassignment Termination Payment is due and owing, (b) such Failed Reassignment Termination Payment has not otherwise so been paid and (c) on which the Class C Certificates are not so serving as collateral is a “Failed Reassignment Termination Payment Due Date.” The Company shall give each Swap Counterparty and Cap Counterparty written notice at the time the Class C Certificates are serving as collateral for any NIM Notes, and at such time as the Class C Certificates are no longer subject to such arrangement.

Section 4.05 Pre-Funding Account.

(a) No later than the Closing Date, the Trustee, at the direction of the Servicer, shall establish and maintain, a segregated trust account that is an Eligible Account, which shall be titled “Pre-Funding Account, JPMorgan Chase Bank, National Association, as Trustee for the registered holders of NovaStar Mortgage Funding Trust 2005-3, Home Equity Loan Asset-Backed Certificates, Series 2005-3” (the “Pre-Funding Account”). The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Company. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

(b) The Trustee will invest funds deposited in the Pre-Funding Account as directed by the Servicer in writing in Eligible Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. For federal income tax purposes, the Servicer shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. If the Trustee does not receive such written investment instructions it shall retain such funds uninvested. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be withdrawn and deposited in the Distribution Account. The Trustee shall treat the Pre-Funding Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h). At no time will the Pre-Funding Account be an asset of any REMIC created hereunder. The Trustee shall not be liable for investment losses on investments selected by the Servicer pursuant to this Section 4.05(b).

(c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

(i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Company upon satisfaction of the conditions set forth in Section 2.08 with respect to such transfer and assignment if such Subsequent Mortgage Loan is designated for inclusion in Group I, such amount shall reduce (but not below zero) the remaining Original Pre-Funded Amount allocated to Group I and if such Subsequent Mortgage Loan is designated for inclusion in Group II, such amount shall reduce (but not below zero) the remaining Original Pre-Funded Amount allocated to Group II;

(ii) If the amount on deposit in the Pre-Funding Account has not been reduced to zero on the day of the termination of the Pre-Funding Period, the Trustee shall deposit into the Distribution Account on such day any amounts remaining in the Pre-Funding Account relating to Group I for inclusion in the

Group I Principal Remittance Amount and relating to Group II for inclusion in the Group II Principal Remittance Amount for distribution in accordance with the terms hereof;

(iii) To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

(iv) To clear and terminate the Pre-Funding Account upon the earlier to occur of (A) the Distribution Date immediately following the end of the Pre-Funding Period but not later than the Distribution Date in December 2005 and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

Withdrawals from the Pre-Funding Account pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC I on the date of withdrawal.

Section 4.06 [Reserved]

Section 4.07 Allocation of Realized Losses.

All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to amounts of Excess Cashflow, second, to the Overcollateralization Amount, third, to the Class M-12 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates; and fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date. In no event shall Realized Losses be allocated to the Class A-1A Certificates, the Group II Certificates or the Class I Certificates.

Any allocation of Realized Losses to a Mezzanine Certificate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. Any Subsequent Recoveries will be allocated to the Overcollateralization Amount and Mezzanine Certificates in the reverse order of the Realized Loss allocation set forth in the preceding paragraph, to the extent of the Realized Loss allocated to each related Certificate (or in the case of the Overcollateralization Amount, to the extent of the Realized Loss allocated to such Overcollateralization Amount).

ARTICLE V

THE CERTIFICATES

Section 5.01 The Certificates.

Each of the Class A Certificates, the Mezzanine Certificates, the Class M-11 DSI Certificates, the Class M-12 DSI Certificates, the Class C Certificates, the Class I Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Company concurrently with the sale and assignment to the Trust of the Trust Fund. The Class A Certificates and Mezzanine Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1,000 in excess thereof, with a minimum investment of $100,000 (if the Certificates are Book-Entry Certificates), except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class M-11 DSI Certificates, the Class M-12 DSI Certificates, the Class C Certificates, the Class I Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates and Mezzanine Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall be Definitive Certificates.

Section 5.02 Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (i)(x) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Company is unable to locate a qualified successor, or (ii) after the occurrence of a Servicing Default, the Certificate Owners of the Book-Entry Certificates representing not less than 51% of the Voting Rights advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (“Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Seller’s expense, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Company shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Class M-11 Certificate, Class M-12 Certificate, Class M-11 DSI Certificate, Class M-12 DSI Certificate, Class I Certificate, Class C Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfers of any Class M-11 Certificate, Class M-12 Certificate, Class M-11 DSI Certificate, Class M-12 DSI Certificate, Class I Certificate, Class C Certificate or Residual Certificates by the Company to NCFC, or by NCFC to Greenwich Capital Financial Products, Inc., Wachovia Investment Holdings, LLC, or Newport Funding Corp., unless (i) such transfer is made in reliance upon Rule 144A under the 1933 Act and an investment letter, in substantially the form attached hereto as Exhibit G, is delivered by the Transferee to the Trustee) or (ii) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Company is delivered to them stating that such transfer may be made pursuant to (x) the 1933 Act, or an exemption thereto, describing the applicable provision or exemption and the basis therefore, and (y) the Investment Company Act of 1940, or an exemption thereto, describing the applicable provision or exemption and the basis therefore, which Opinion of Counsel shall not be an expense of the Trustee or the Company. The Holder of a Class M-11 Certificate, Class M-12 Certificate, Class M-11 DSI Certificate, Class M-12 DSI Certificate, Class I Certificate, Class C Certificate or Residual Certificate desiring to effect such transfer shall, and the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Class M-11 Certificate, Class M-12 Certificate, Class M-11 DSI Certificate, Class M-12 DSI Certificate, Class I Certificate, Class C Certificate or Residual Certificate or any interest therein shall be made to any Plan or to any Person acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificates with “plan assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 or otherwise (“Plan Assets”). Each Person who acquires any Ownership Interest in such classes of Certificates shall be deemed, by the acceptance or acquisition of such Ownership Interest, to represent that it is not a Plan and is not acting, directly or indirectly, on behalf of a Plan or acquiring such Ownership Interest with Plan Assets. The foregoing restrictions shall not apply to any Class M-11 Certificate or Class M-12 Certificate that has been sold pursuant to a Qualified Underwriting.

Prior to the expiration of the Pre-Funding Period, no transfer of Class A Certificates or Mezzanine Certificates or any interest therein shall be made to any Person acquiring such Certificates with Plan Assets. Each Person who acquires any Ownership Interest in such class of Certificates prior to the expiration of such Pre-Funding Period shall be deemed, by the acceptance or acquisition of such Ownership Interest, to represent that it is not acquiring such Ownership Interest with Plan Assets.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Company or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro-rata undivided interest.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A) an affidavit in the form of Exhibit H hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, Trustee or agent for any Person who is not a Permitted Transferee; and

(B) an affidavit in the form of Exhibit I hereto from the proposed transferor to the effect that no purpose of the transfer is to impede the assessment or collection of any tax.

(iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Company to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Company or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Company and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Persons Deemed Owners.

The Servicer, the Company, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Company, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05 Appointment of Paying Agent.

(a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements prepared by the Trustee pursuant to Section 4.03 and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Company.

(b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

THE SERVICER AND THE COMPANY

Section 6.01 Liability of the Servicer and the Company.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company.

Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Company.

Any entity into which the Servicer or Company may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Company shall be a party, or any corporation succeeding to the business of the Servicer or the Company, shall be the successor of the Servicer or the Company, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

Section 6.03 Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder.

The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including any amount paid to the Trustee pursuant to Section 6.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor. The Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any reimbursements or indemnification to the Servicer from the Trust pursuant to this Section 6.03 shall be payable in the priority set forth in Section 4.01 hereof.

Section 6.04 Servicer Not to Resign.

Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee or its designee as successor Servicer shall have assumed the Servicer’s responsibilities and obligations hereunder or shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Pooling and Agreement. Any such determination permitting the resignation of the Servicer under clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

Section 6.05 Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with the same standards with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

Section 6.06 Servicer to Pay Trustee’s Fees and Expenses; Indemnification.

(a) The Servicer covenants and agrees to pay to the Trustee and any co-trustee of the Trustee from time to time, and the Trustee and any such co-trustee shall be entitled to, reasonable compensation, including all indemnification payments (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created hereunder and in the exercise and performance of any of the powers and duties and the Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee of the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Servicer agrees to indemnify the Trustee for, and to defend and hold, the Trustee harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without gross negligence or willful misconduct on the part of the Trustee as such and/or in its individual capacity, arising out of, or in connection with, the performance of the Trustee’s duties under this Agreement or the other Basic Documents, including the reasonable costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Servicer, which consent shall not be unreasonably withheld.

No termination of this Agreement and resignation and removal of the Trustee shall affect the obligations created by this Section 6.06 of the Servicer to indemnify the Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Agreement and resignation and removal of the Trustee. Any amounts to be paid by the Servicer pursuant to this Subsection may not be paid from the Trust Fund except as provided in Section 6.03.

Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 6.06 shall not pertain to any loss, liability or expense of the Trustee including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders, as the case may be, pursuant to the terms of this Agreement.

(c) The Servicer agrees to indemnify the Trust Fund in an amount equal to the amount of any claim made under a MI Policy for which coverage is denied by the MI Insurer because (and if the MI Insurer’s denial of coverage is contested by the Servicer, a court or arbitrator finally determines that coverage is not available under the MI Policy because) of the Servicer’s failure to abide by the terms of the MI Policy or the MI Insurance Agreement or the Servicer’s failure to abide by the NFI Underwriting Guidelines or the NFI Servicing Guidelines, as attached to the MI Insurance Agreement.

(d) In the event the Trustee becomes the Servicer pursuant to Section 7.02 hereof, the Trustee shall not be obligated, in its individual capacity, to pay any obligation of the Servicer under clause (a), (b) or (c) above.

ARTICLE VII

DEFAULT

Section 7.01 Servicing Default.

(a) If any one of the following events (a “Servicing Default”) shall occur and be continuing:

(i) Any failure by the Servicer to deposit in the Collection Account or Distribution Account (A) any Advances and Compensating Interest or (B) any other Deposit required to be made under the terms of this Agreement, which, in the case of this clause (B), continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights; or

(ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of Certificateholders or the breach of any representation or warranty of the Servicer in this Agreement which materially and adversely affects the interests of the Certificateholders, and which in either case continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights; or

(iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) The Cumulative Loss Percentage exceeds (a) with respect to the first 12 Distribution Dates, 1.65%, (b) with respect to the next 12 Distribution Dates, 2.65% (c) with respect to the next 12 Distribution Dates, 3.75%, (d) with respect to the next 12 Distribution Dates, 4.50%, (e) with respect to the next 12 Distribution Dates, 5.50%, (f) and with respect to all Distribution Dates thereafter, 6.75%; or

(vi) Realized Losses on the Mortgage Loans over any twelve-month period exceeds 2.25% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount; or

(vii) The Rolling 90 Day Delinquency Percentage exceeds 20.00%.

(b) then, and in each and every such case, so long as a Servicing Default shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trustee shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v) and (vi) and (vii) above, the Trustee shall, at the direction of the Holders of Certificates evidencing at least 51% of the Voters Rights, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Trustee, each Rating Agency, the Company and the Seller. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or other Successor Servicer appointed in accordance with Section 7.02.

Section 7.02 Trustee to Act; Appointment of Successor.

(a) Within 90 days of the time the Servicer (and the Trustee if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances; provided however, that the obligation of the Trustee to make Advances is subject to the standards set forth in Section 3.24 hereof. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 3.06, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

(b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

(c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgages from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loans or servicing of such Mortgage Loan on the MERS System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording offices. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (c). The successor Servicer shall cause assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03 Waiver of Defaults.

The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII by delivering written notice to the Trustee, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicing Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

Section 7.04 Notification to Certificateholders.

(a) Upon any termination or appointment of a successor the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicing Default for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicing Default shall have been waived or cured.

Section 7.05 Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

Section 8.01 Duties of the Trustee.

On the Closing Date, the Trustee will act as disbursement agent and will distribute the proceeds from the sale of the Offered Certificates according to the closing settlement statement provided by the Seller. If a Servicing Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a) Except during the continuance of a Servicing Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement with respect to the Trustee and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine the certificates and opinions delivered to it to determine whether or not they conform to the requirements of this Agreement.

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (9) of this Section 8.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by its Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Majority Certificateholders.

The Trustee shall not be liable for interest on any money received by the Trustee.

Money held in trust by the Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Agreement.

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(c) The Trustee shall act as successor to the Servicer to the extent provided in Section 7.02 hereof.

(d) For all purposes under this Agreement, the Trustee shall not be deemed to have notice or knowledge of any Servicing Default unless a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such Servicing Default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates generally, the Trust, or this Agreement.

The Trustee is hereby authorized to execute and shall execute this Agreement and the Purchase Agreement and shall perform their respective duties and satisfy their respective obligations thereunder. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of this Agreement and the Purchase Agreement and the performance of their respective duties and satisfaction of its obligations hereunder and thereunder.

Section 8.02 Rights of Trustee.

The Trustee may rely and shall be protected in acting or refraining from acting on any resolution, officer’s certificate, opinion of counsel, certificate of auditors or other certificate, statement, instrument, or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee which Officers’ Certificate or Opinion of Counsel shall not be at the expense of the Trustee or the Trust Fund. The Trustee shall not be liable for any action either of them takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

The Trustee may execute any of its trusts or powers hereunder and the Trustee may perform any of its respective duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Trustee shall have no liability for any misconduct or negligence on the part of such agent, attorney or custodian appointed by the Trustee with due care.

The Trustee shall not be liable for any action either of them takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

The Trustee may consult with counsel chosen by it with due care, and the advice or opinion of counsel with respect to legal matters relating to this Agreement and the Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by either of them hereunder in good faith and in accordance with the advice or opinion of such counsel.

The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Majority Certificateholders will be deemed to be satisfied by a letter agreement with respect to such costs from such Majority Certificateholders); nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicing Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do by the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer’s own funds.

The rights of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 8.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Seller or its Affiliates with the same rights it would have if it were not Trustee. Any Certificates Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 8.11 hereof.

Section 8.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Certificates, or of any Mortgage Loan or related document, or of MERS or the MERS System. The Trustee shall not be accountable for the use of the proceeds from the Certificates, and the Trustee shall not be responsible for any statement of the Trust in this Agreement or in any document issued in connection with the sale of the Certificates or in the Certificates other than the Trustee’s or the Certificate Registrar’s certificate of authentication.

Section 8.05 Notice of Servicing Default.

The Trustee shall mail to each Certificateholder notice of the Servicing Default within 10 days after a Responsible Officer has actual knowledge thereof unless such Servicing Default shall have been waived or cured. Except in the case of a Servicing Default in payment of principal of or interest on any Certificate, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Certificateholders.

Section 8.06 [Reserved].

Section 8.07 Compensation and Indemnity.

The amount of the Trustee Fee and Custodian Fee shall be paid to the Trustee and Custodian, respectively, on each Distribution Date pursuant to Section 4.01(a)(i) of this Agreement, and all amounts owing to the Trustee hereunder in excess of such amount shall be paid solely as provided in this Agreement. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

Section 8.08 Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 8.08. The Trustee may resign at any time by so notifying the Company. The Majority Certificateholders may at any time remove the Trustee by so notifying the Company and the Trustee and the Company and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 8.11 hereof;

(b) the Trustee is adjudged a bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its respective property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Company, the Trustee and the Servicer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee or under this Agreement. The successor Trustee shall mail a notice of its succession to the Certificateholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Trustee or the Majority Certificateholders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Section 8.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 8.11 hereof.

If at the time such successor or successors by merger, conversion or consolidation to the Trustee, shall succeed to the trusts created by this Agreement and any of the Certificates shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated; and if at that time any of the Certificates shall not have been authenticated, any successor to the Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force as the Certificates or this Agreement provide that such certificates of the Trustee shall have.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Fund may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.11 hereof and notice to, and no consent of the Certificateholders of the appointment of any co-trustee or separate trustee shall be required. The Trustee hereby appoints J.P. Morgan Trust Company, National Association as Co-Trustee hereunder solely for the purpose of holding the MI Policies.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(c) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Eligibility; Disqualification.

The Trustee shall be a corporation or association organized and doing business under the laws of a state of the United States. The Trustee is subject to supervision or examination by federal or state authority. The Trustee shall at all times be reasonably acceptable to the Company and authorized to exercise corporate trust powers. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s, BBB or better by Standard & Poor’s and BBB or F-2 or better by Fitch. The Trustee shall also have a short term rating of A-1 or better by Standard & Poor’s.

Section 8.12 [Reserved].

Section 8.13 Representations and Warranties.

(a) The Trustee hereby represents that:

(i) The Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii) The Trustee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Trustee by all necessary corporate action;

(iii) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Trustee or any agreement or other instrument to which the Trustee is a party or by which it is bound; and

(iv) To the Trustee’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement.

Section 8.14 Directions to Trustee.

The Trustee is hereby directed:

(a) to accept the Mortgage Loans and hold the assets of the Trust Fund in trust for the Certificateholders;

(b) to authenticate and deliver the Certificates of each Class substantially in the forms prescribed by Exhibits A-1, A-2, A-3, A-4, A-5, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19 and A-20 in accordance with the terms of this Agreement;

(c) to execute the Swap Agreements and Cap Agreements as trustee on behalf of the Supplemental Interest Trust; and

(d) to take all other actions as shall be required to be taken by the terms of this Agreement.

Section 8.15 The Agents.

The provisions of this Agreement relating to the limitations of the Trustee’s liability and to its indemnity shall inure also to the Paying Agent, and the Certificate Registrar.

Section 8.16 Reports by the Trustee; Trust Fiscal Year.

The Trustee, on behalf of the Trust, shall:

(a) file with the Commission, on behalf of the Trust, the annual reports and information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Such filings shall be as follows: within 15 days after each Distribution Date, the Trustee, on behalf of the Trust, shall file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 31, 2006, the Trustee, shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2006, the Trustee, on behalf of the Trust, shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Company will prepare and execute any certifications to be filed with the Form 10-K as required under the Sarbanes-Oxley Act of 2002. The Trust hereby grants to the Trustee, a limited power of attorney to execute and file each such document on behalf of the Trust. Such power of attorney shall continue until the termination of the Trust Fund. The Trustee, on behalf of the Trust, shall deliver to the Seller within three Business Days after filing any Form 8-K or Form 10-K pursuant to this Section 8.16 a copy of such Form 8-K or Form 10-K, as the case may be; and

(b) file with the Commission (with copies to the Seller and the Company) in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Trust with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations.

The fiscal year of the Trust shall end on December 31 of each year.

Section 8.17 Execution of the Novation, Swap Agreements, and Cap Agreements.

The Company hereby directs the Trustee to enter into and execute the Novation Agreements, the Swap Agreements, and the Cap Agreements on the Closing Date on behalf of the Supplemental Interest Trust. The Seller, the Company, the Servicer and the Certificateholders (by their acceptance of such Certificates) acknowledge that JPMorgan Chase Bank, National Association is entering into the Swap Agreements and Cap Agreements solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

ARTICLE IX

[Reserved]

ARTICLE X

REMIC ADMINISTRATION

Section 10.01 REMIC Administration.

(a) [Reserved].

(b) September 22, 2005 is hereby designated as the “Startup Day” of each REMIC within the meaning of Section 860G(a)(9) of the Code.

(c) The Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Servicer in fulfilling its duties hereunder. The Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

(d) The Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder as may be required by the Code and applicable Treasury Regulations, including the REMIC Provisions, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such Tax Returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (including timely making elections to treat specified assets of the Trust as one or more REMICs for federal income tax purposes and any other such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations), (d) collect or cause to be collected any required withholding tax with respect to income or distributions to Certificateholders and prepare or cause to be prepared the appropriate forms relating thereto and (e) maintain records as required by the REMIC Provisions.

(e) The Holder of the Residual Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to each REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization or non-U.S. Person and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) The Trustee, the Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

(h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) After the Pre-Funding Period, no additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to Qualified Replacement Mortgages.

(j) Neither of the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for REMIC I, REMIC II, REMIC III and REMIC IV and the Master REMIC.

(l) The Trustee shall treat the Supplemental Interest Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Class C Certificates and that is not an asset of any REMIC. The Trustee shall treat the rights of the holders of the Class A and Mezzanine Certificates to receive any interest payments in excess of the REMIC Pass-Through Rate on the Master REMIC Regular Interest corresponding to such Class of Certificates as rights in an interest rate cap contract written by the Class C Certificateholders in favor of the holders of the Class A and Mezzanine Certificates. Thus, each Class A and Mezzanine Certificate shall be treated as representing not only ownership of a regular interest in the Master REMIC, but also ownership of an interest in an interest rate cap contract. Furthermore, the Trustee shall treat the obligation of the Holders of the Class A and Mezzanine Certificates to make certain payments to the Supplemental Interest Account to the extent that the payment on the Pass-Through Rate on the Master REMIC Regular Interest exceeds the interest payment on the corresponding Class of Certificates as an obligation to make payments pursuant to an interest rate cap contract written by the Holders of the Class A and Mezzanine Certificates in favor of the Class C Certificateholder. Notwithstanding the priority and sources of payments set forth in Article IV hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this section. In no event shall any payments provided for in this section be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(m) Neither the Class M-11 DSI Certificates nor the Class M-12 DSI Certificates will be treated as regular or residual interest in any REMIC created hereunder.

Section 10.02 Prohibited Transactions and Activities.

None of the Company, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, if such disposition, acquisition, substitution, or acceptance would (a) affect adversely the status of any REMIC created hereunder as a REMIC or (b) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE XI

TERMINATION

Section 11.01 Termination.

(a) The respective obligations and responsibilities of the Seller, the Servicer, the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth and the obligation of the Servicer to indemnify the Trustee in accordance with Section 6.06) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below and (iv) the Distribution Date in January 2036. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The Servicer may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount (without duplication of amounts already paid) and any unpaid amount due the Trustee, the Swap

Counterparties, the Cap Counterparties and the Custodian under this Agreement; provided, however, that in no event shall such price be less than the amount necessary to pay the sum of (i) 100% of the aggregate Certificate Principal Balance of each Class of Certificates, (ii) accrued and unpaid interest thereon at the related Pass-Through Rate through the date on which the trust is terminated, (iii) any unpaid Administrative Fees and (iv) any unpaid amount due to the Swap Counterparties or the Cap Counterparties (the “Termination Price”); provided, however, that such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of net interest margin notes issued pursuant to the Indenture at the time the option is exercised.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Distribution Date of the Termination Price.

(b) In the event that the Certificate Principal Balances of all of the Class A and Mezzanine have not been reduced to zero by the Distribution Date in January 2036, the Trustee, shall (i) sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder, (ii) sell all of the assets of the Trust Fund for cash in a commercially reasonable manner to maximize the value thereof, pursuant to the terms of the plan of complete liquidation, (iii) distribute the proceeds of the sale to the Certificateholders in accordance with Section 4.01 hereof, and (iv) terminate the Trust. By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such a plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation in accordance with the terms thereof.

(c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(d) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date.

(e) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholder for payment.

Section 11.02 Additional Termination Requirements.

(a) In the event that the Servicer exercises its purchase option as provided in Section 11.01 or the Trustee terminates the Trust, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) Within 90 days prior to the final Distribution Date, the Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash pursuant to the terms of the plan of complete liquidation.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Amendment.

This Agreement may be amended from time to time by the parties hereto, and without the consent of the Certificateholders, the Swap Counterparties or the Cap Counterparties (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any respect the interests of (A) any Certificateholder, if evidenced by (i) written notice to the Company, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel delivered to the Servicer, the Company and the Trustee and (B) any Swap Counterparty or Cap Counterparty, if evidenced by an Opinion of Counsel from outside counsel delivered to the Servicer, the Company, the Trustee, each Swap Counterparty and each Cap Counterparty with a copy to the Rating Agencies stating that such actions will have no material adverse effect on the Swap Counterparty or Cap Counterparties. This Agreement may be amended by the parties hereto without the consent of the Swap Counterparties after the Class I Termination Date and without the consent of the Cap Counterparties after the Distribution Date in August 2008.

In addition, this Agreement may be amended from time to time by the parties hereto with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (w) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (x) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (w) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, (y) reduce the percentage of Voting Rights required by clause (x) above without the consent of the Holders of all Certificates of such Class then outstanding or (z) have a material adverse effect on the interests of the Swap Counterparties or Cap Counterparties without such Swap Counterparties’ or Cap Counterparties’ consent. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof. Additionally, prior to entering into any amendment, the Trustee shall be entitled to receive from the party requesting such amendment an opinion of counsel stating that such amendment is authorized any permitted pursuant to the terms of this Agreement.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is Seller or the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

Section 12.02 Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 12.03 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.04 Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 12.05 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, or sent by reputable overnight courier service to:

(a)	in the case of the Company:

NovaStar Mortgage Funding Corporation

8140 Ward Parkway

Suite 300

Kansas City, Missouri 64114

Attention: Matt Kaltenrieder

(b)	in the case of the Servicer or the Seller:

NovaStar Mortgage, Inc.

8140 Ward Parkway

Suite 300

Kansas City, Missouri 64114

Attention: Matt Kaltenrieder

(c)	in the case of Rating Agencies:

Moody’s Investors Service Inc.

99 Church Street

New York, New York 10007

Attention: Shelly Garg

Standard & Poor’s

26 Broadway

New York, New York 10004-1064

Attention: Scott Mason

Fitch Ratings

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Michele Patterson

Tel: (212) 908-0779

(d)	in the case of the Custodian:

Wachovia Bank, National Association

4527 Metropolitan Court

Suite C

Frederick, MD 21704

Attn: Edwin Aquino

Tel: (301) 874-4531

Fax: (301) 874-6055

Attention: Structured Finance Trust Services

(NovaStar Mortgage Funding Trust, Series 2005-3)

(e)	in the case of the Trustee:

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, NY 10004-2477

Attention: Institutional Trust Services/ Global Debt

(NovaStar Mortgage Funding Trust, Series 2005-3)

(f)	in the case of the Co-Trustee:

J.P. Morgan Trust Company, National Association

ITS - Global Debt

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attn: James Myers, V.P. (NovaStar Mortgage Funding Trust, Series 2005-3)

(g)	in the case of The Royal Bank of Scotland plc, as Swap Counterparty and as Cap Counterparty:

c/o RBS Financial Markets

Level 7, 135 Bishopsgate

London, EC2M 3UR

Attention:     Financial Markets Legal

Telephone:   44 207 085 5000

Facsimile:      44 207 085 8411

With a copy to:

600 Steamboat Road

Greenwich, CT 06830

Attention:     Legal Department – Derivatives Documentation

Telephone:   203 618-2531/32

Facsimile:      203 618-2533/34

(h)	in the case of Wachovia Bank, N.A., as Swap Counterparty and as Cap Counterparty:

Wachovia Bank, N.A.

201 South College Street, 6th Floor

Charlotte, NC 28288-0601

Attention: Collateral Management Group

Tel: (704) 715-7663

Fax: (704) 383-3394

(i)	in the case of Deutsche Bank AG, as Swap Counterparty and as Cap Counterparty:

Deutsche Bank AG

Taunusanlage 12

60262 Frankfurt

GERMANY

Attention: Legal Department

Telex No: 411836 or 416731 or 41233

Answerback: DBF-D

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

Section 12.06 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07 Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 12.08 Further Assurances.

Notwithstanding any other provision of this Agreement, the Trustee shall not have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 12.09 Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Swap Counterparties, the Cap Counterparties and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.10 Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Seller and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 12.10.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 12.11 Confidentiality.

The Trustee hereby agrees to hold and treat all Confidential Information (as defined below) provided to it in connection with the offering of the Certificates in confidence and in accordance with this Section 12.11, and will implement and maintain safeguards in accordance with the “Interagency Guidelines Establishing Standards for Safeguarding Customer Information” as required by Appendix B to 12 CFR, Chapter I, Part 30, to further assure the confidentiality of such Confidential Information. Such Confidential Information will not, without the prior written consent of the Servicer, be disclosed or used by the Trustee or by its subsidiaries or, affiliates, or its or their directors, officers, employees, agents or controlling persons or agents or advisors (collectively, the “Information Recipients”) other than for the purposes of (i) structuring the securitization transaction and the facilitating the issuance of the Certificates, or (ii) in connection with the performance of its required due diligence on the Mortgage Loans. Disclosure that is not in violation of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999, as amended, (the “G-L-B Act”) or other applicable law by the Trustee of any Confidential Information at the request of its outside auditors or governmental regulatory authorities in connection with an examination of the Trustee by any such authority or for the purposes specified in above shall not constitute a breach of its obligations under this Section 12.11, and shall not require the prior consent of the Servicer.

As used herein, “Confidential Information” means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding obligors on the Mortgage Loans that is identified as such by the Servicer. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Trustee or any of its Information Recipients; (ii) was available to the Trustee on a non-confidential basis from a person or entity other than the Servicer; (iii) is requested to be disclosed by a governmental authority or related governmental, administrative, or regulatory or self-regulatory agencies having or claiming authority to regulate or oversee any aspect of the Trustee’s business or that of its affiliates or is otherwise required by law or by legal or regulatory process to be disclosed; (iv) becomes available to the Trustee on a non-confidential basis from a person or entity other than the Servicer who, to the best knowledge of the Trustee, is not otherwise bound by a confidentiality agreement with the Servicer, and is not otherwise prohibited from transmitting the information to the Trustee; (v) the Servicer provides written permission to the Trustee to release, (vi) is independently developed by employees of the Trustee who did not have access to any or all of the otherwise Confidential Information or (vii) is disclosed to the Trustee’s auditors or counsel or is required to be disclosed to its lenders or rating agencies, to the extent required for the purpose of consummating the services it is to provide as set forth herein.

IN WITNESS WHEREOF, the Company, the Servicer, the Seller, Custodian and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

NOVASTAR MORTGAGE FUNDING CORPORATION,
as Company

By:
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR MORTGAGE, INC., as Servicer and as Seller

By:
Name:	Matt Kaltenrieder
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Pooling and Servicing Agreement Signature Page]

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Co-Trustee

By:
Name:
Title:

[Pooling and Servicing Agreement Signature Page]

STATE OF MISSOURI	)
	)	ss.:
COUNTY OF JACKSON	)

On the                  day of September, 2005 before me, a notary public in and for said State, personally appeared Matt Kaltenrieder known to me (or proved to me on the basis of satisfactory evidence) to be a Vice President of NovaStar Mortgage Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Seal	Notary Public

STATE OF MISSOURI	)
	)	ss.:
COUNTY OF JACKSON	)

On the                  day of September, 2005 before me, a notary public in and for said State, personally appeared Matt Kaltenrieder known to me (or proved to me on the basis of satisfactory evidence) to be a Vice President of NovaStar Mortgage, Inc., a Virginia corporation that executed the within instrument, and also known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Seal	Notary Public

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF FREDERICK	)

On the      day of September, 2005 before me, a notary public in and for said State, personally appeared                      known to me (or proved to me on the basis of satisfactory evidence) to be a                                               of Wachovia Bank, National Association, a national banking association that executed the within instrument, and also known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Seal	Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the      day of September, 2005 before me, a notary public in and for said State, personally appeared                     , known to me (or proved to me on the basis of satisfactory evidence) to be                                          of JPMorgan Chase Bank, National Association that executed the within instrument, and also known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Seal	Notary Public

APPENDIX A

DEFINITIONS

“1933 Act”: The Securities Act of 1933, as amended.

“Account”: The Collection Account, the Pre-Funding Account, the Supplemental Interest Account, and the Distribution Account.

“Accrual Period”: With respect to each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first Accrual Period, commencing on the Closing Date) and ending on the day preceding the applicable Distribution Date, or with respect to the Swap Amount due in September 2005, the period commencing on September 22, 2005 and ending on September 25, 2005.

“Addition Notice”: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.08, a notice of the Company’s designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than four Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit C.

“Adjustable Rate Mortgage Loan”: A Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.

“Administrative Fee”: With respect to each Distribution Date, the sum of the MI Premium, the Servicing Fee, the Custodian Fee and the Trustee Fee with respect to such Distribution Date.

“Administrative Fee Rate”: As to each Distribution Date, the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate, (iii) the Custodian Fee Rate and (iv) the total MI Premiums due during the related Due Period, expressed as an annual percentage rate of the Pool Balance as of the beginning of that Due Period.

“Advance”: As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 3.24.

“Adverse REMIC Event”: As defined in Section 10.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates or the Overcollateralization Amount, the Realized Losses allocated to such Class of Certificates (or, with respect to the Overcollateralization Amount, the Realized Loss allocated to the Overcollateralization Amount) on such Distribution Date.

“Applicable Regulations”: As to any Mortgage Loan, all federal and state laws, statutes, rules and regulations applicable thereto.

“Appraised Value”: The appraised value of a Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal with the lowest appraised value (as reviewed and approved by the Seller) obtained within 12 months of the time of refinancing.

“Assignment of Mortgage”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assumed Final Maturity Date”: As to each Class of Certificates, the Distribution Date in January 2036.

“Available Funds”: As to each Distribution Date, an amount equal to the amount on deposit in the Distribution Account, representing the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (ii) miscellaneous fees and collections, including prepayment penalties with respect to the Mortgage Loans (but excluding late fees), (iii) any unscheduled payments and receipts, including Mortgagor prepayments on the related Mortgage Loans, received during the related Prepayment Period and proceeds of repurchases, and adjustments in the case of substitutions and terminations, Net Liquidation Proceeds and Insurance Proceeds, and proceeds from Subsequent Recoveries to pay certain Certificates amounts in respect of Realized Losses allocated to such Certificates, (iv) all Advances made and Compensating Interest paid for such Distribution Date in respect of the related Mortgage Loans, (v) on the Distribution Date following the termination of the Pre-Funding Period, the remaining amount of the Original Pre-Funded Amount on deposit in the Pre-Funding Account at such time and (vi) on the Distribution Date following the termination pursuant to Section 11.01 herein, the Termination Price.

Appendix A-2

“Available Funds Cap”: With respect to each Distribution Date and (a) the Group I Certificates, the Group I Available Funds Cap, (b) the Group II Certificates, the Group II Available Funds Cap and (c) the Class M Certificates, the Subordinate Available Funds Cap, each for such Distribution Date. If the aggregate Principal Balance of any Group of Mortgage Loans has been reduced to zero on a prior Distribution Date, the Available Funds Cap for the related Classes of Class A Certificates will be equal to the Available Funds Cap of the Group of Mortgage Loans with an aggregate Principal Balance greater than zero.

“Available Funds Cap Carryforward Amount”: With respect to any Class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the sum of (i) the positive excess, if any, of (x) the aggregate cumulative amount of Available Funds Cap Shortfall Amounts for such Class on all prior Distribution Dates over (y) the aggregate cumulative amount of Supplemental Interest Payments actually paid to the Holders of that Class on all prior Distribution Dates pursuant to those clauses of Section 4.04(c), which relate to payments to that Class, plus (ii) interest on the amount described in clause (i) at a rate equal to the related Formula Rate for such Class and Distribution Date.

“Available Funds Cap Shortfall Amount”: With respect to any Distribution Date and Class of Class A Certificates and Mezzanine Certificates the excess, if any, of (1) the interest due on such Class calculated using the Formula Rate applicable to such Class over (2) the interest due on such Class, calculated using the Pass-Through Rate applicable to such Class.

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Base Prospectus”: The base Prospectus, dated December 27, 2004 with respect to the Offered Certificates.

“Basic Documents”: This Agreement, the Purchase Agreement, each Subsequent Transfer Instrument, the REMIC Interests Sale Agreement, the Underwriting Agreement, MI Policy, the Swap Agreements, the Cap Agreements, the Novation Agreements and the other documents and Certificates delivered in connection with any of the above.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a Depository Participant, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates shall be Book-Entry Certificates.

Appendix A-3

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, the State of Missouri or in the city in which the corporate trust office of the Trustee or Custodian are located, are required or authorized by law to be closed.

“Cap Adjustment Amount” shall mean, the sum of the notional balance of all cap contracts previously assigned to the REMIC that have matured prior to such Distribution Date.

“Cap Agreement”: Any of the eighteen interest rate Cap Agreements between the Supplemental Interest Trust and a Cap Counterparty which are deemed to be assets of the Supplemental Interest Trust and not an asset of any one of the REMICs created hereunder.

“Cap Amount”: The Cap Amount is subject to the verification and confirmation of the Cap Counterparties who are calculation agents for the Cap Agreements. Cap Amount shall mean, on each Distribution Date on or prior to the Class I Termination Date, the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related effective notional amount, which after the occurrence of a Notional Amount Test Event, shall be calculated pursuant to Section 4.03.

“Cap Contract Rights and Obligations”: The rights of the Class A Certificates and Mezzanine Certificates to receive interest payments in excess of payments at the REMIC Pass-Through Rate on the Master REMIC Regular Interest corresponding to such Class of Certificates as set forth in Exhibit K and the obligations of the Class A Certificates and Mezzanine Certificates to make certain payments to the Class C Holder to the extent that the amounts allocated at the REMIC Pass-Through Rate on the Master REMIC Regular Interest corresponding to such Class of Certificates exceed the amount of interest distributed on such Certificates.

“Cap Counterparty”: The Royal Bank of Scotland plc, Wachovia Bank, N.A., or Deutsche Bank AG, as applicable.

“Cash Liquidation”: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Servicer that it has received all Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

“Certificate”: Any Regular Certificate, Class M-11 DSI Certificate, Class M-12 DSI Certificate or Class R Certificate.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

Appendix A-4

“Certificate Margin”: With respect to each Class and each Distribution Date prior to the Rate Step-Up Date:

Class	Rate
A-1A	0.2600%
A-2A	0.1300%
A-2B	0.1900%
A-2C	0.2800%
A-2D	0.3700%
M-1	0.4500%
M-2	0.4700%
M-3	0.4900%
M-4	0.5900%
M-5	0.6400%
M-6	0.6800%
M-7	1.1200%
M-8	1.2500%
M-9	1.7300%
M-10	2.7500%
M-11	2.7500%
M-12	2.7500%

With respect to each Class and each Distribution Date on and after the Rate Step-Up Date:

Class	Rate
A-1A	0.5200%
A-2A	0.2600%
A-2B	0.3800%
A-2C	0.5600%
A-2D	0.7400%
M-1	0.6750%
M-2	0.7050%
M-3	0.7350%
M-4	0.8850%
M-5	0.9600%
M-6	1.0200%
M-7	1.6800%
M-8	1.8750%
M-9	2.5950%
M-10	4.1250%
M-11	4.1250%
M-12	4.1250%

Appendix A-5

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C Certificates and the Class I Certificates) immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Allocated Realized Loss Amounts applied with respect to that Class on all prior Distribution Dates. The Class C Certificates, Class M-11 DSI Certificate, Class M-12 DSI Certificate and the Class I Certificates will not have a Certificate Principal Balance.

“Certificate Register”: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

“Certificate Registrar”: Initially, the Trustee, in its capacity as Certificate Registrar, or any successor to the Trustee in such capacity.

“Class”: Collectively, Certificates which have the same priority of payment and bear the same Class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”: Any Group I Certificate or Group II Certificate.

“Class A Principal Distribution Amount”: For any Distribution Date, the sum of the Group I Certificate Principal Distribution Amount and the Group II Certificate Principal Distribution Amount for such Distribution Date.

“Class A-1A Certificate”: Any one of the Class A-1A Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class A-2A Certificate”: Any one of the Class A-2A Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

Appendix A-6

“Class A-2B Certificate”: Any one of the Class A-2B Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class A-2C Certificate”: Any one of the Class A-2C Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class A-2D Certificate”: Any one of the Class A-2D Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-5, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class C Certificate”: Any one of the Class C Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-21, representing the right to distributions as set forth herein and therein and evidencing one or more regular interests in the Master REMIC.

“Class I Certificate”: Any Class I-1 Certificate, Class I-2 Certificate or Class I-3 Certificate.

“Class I-1 Certificate”: Any one of the Class I-1 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-18, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class I-2 Certificate”: Any one of the Class I-2 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-19, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class I-3 Certificate”: Any one of the Class I-3 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-20, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class I Monthly Interest Distributable Amount”: For any Distribution Date, shall mean the sum of (i) the Group I Class I Monthly Interest Distributable Amount and (ii) the Group II Class I Monthly Interest Distributable Amount, each for such Distribution Date.

“Class IV-Accrual Interest”: Either the Class IV-Accrual1 or Class IV-Accrual2 Interest as applicable.

“Class I Termination Date”: The Distribution Date occurring in August 2009.

Appendix A-7

“Class M Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate, Class M-10 Certificate, Class M-11 Certificate or Class M-12 Certificate.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-6, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-1 Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-7, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-2 Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-8, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

Appendix A-8

“Class M-3 Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-9, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-4 Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-10, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

Appendix A-9

“Class M-5 Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-11, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-6 Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

Appendix A-10

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-12, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-7 Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (i) 90.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-13, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-8 Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3

Appendix A-11

Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates, (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-14, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-9 Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of

Appendix A-12

the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-15, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

“Class M-10 Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-11 Certificate”: Any one of the Class M-11 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-16, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

Appendix A-13

“Class M-11 DSI Certificates”: Any one of the Class M-11 DSI Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-23, which are notional amount certificates based on the Certificate Principal Balance of the Class M-11 Certificates and which represent the right to receive certain distributions from the Supplemental Interest Trust.

“Class M-11 Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date, (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class M-12 Certificate”: Any one of the Class M-12 Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-17, representing the right to distributions as set forth herein and therein and evidencing a regular interest in the Master REMIC.

Appendix A-14

“Class M-12 DSI Certificates”: Any one of the Class M-12 DSI Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-24, which are notional amount certificates based on the Certificate Principal Balance of the Class M-12 Certificates and which represent the right to receive certain distributions from the Supplemental Interest Trust.

“Class M-12 Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date, (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date, (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,500,000.

“Class R Certificate”: Any one of the Class R Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-22, representing the right to distributions as set forth herein, and evidencing the R-I Interest, the R-II Interest, the R-III Interest, the R-IV Interest and the R-V Interest, each the sole “residual interest” in REMIC I, REMIC II, REMIC III, REMIC IV and the Master REMIC, respectively.

Appendix A-15

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: September 22, 2005.

“Code”: The Internal Revenue Code of 1986 as it may be amended from time to time.

“Collection Account”: The account or accounts created and maintained by the Servicer pursuant to Section 3.06(d) hereof, which must be an Eligible Account.

“Commission”: The Securities and Exchange Commission.

“Company”: NovaStar Mortgage Funding Corporation, a Delaware corporation, and its successors and assigns.

“Compensating Interest”: With respect to any Determination Date, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls for the related Prepayment Period and (ii) the Servicing Fee for the related Distribution Date.

“Corporate Trust Office”: With respect to the Trustee, the Paying Agent and the Certificate Registrar, the principal corporate trust office at which at any particular time its corporation trust business shall be administered, which office at the date of execution of this Agreement is located at (i) solely for purposes of the transfer, exchange or surrender of Certificates, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Worldwide Securities Services/Global Debt - NovaStar Mortgage Funding Trust, Series 2005-3 and (ii) for all other purposes, 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Worldwide Securities Services/Global Debt - NovaStar Mortgage Funding Trust, Series 2005-3 and with respect to the co-trustee appointed pursuant to Section 8.10, the principal corporate trust office at which at any particular time its corporation trust business shall be administered, which office at the date of execution of this Agreement is located at ITS - Global Debt, 560 Mission Street, 13th Floor, San Francisco, California 94105, Attention: James Myers, V.P. (NovaStar Mortgage Funding Trust, Series 2005-3).

“Corresponding Class of Master REMIC Certificates”: As defined in Exhibit K hereof.

“Corresponding Distribution Date”: As set forth in the Swap/Cap Interest Rate Schedule.

“Corresponding Interest Rate”: As set forth in the Swap/Cap Interest Rate Schedule.

“Corresponding Maturity Date”: As set forth in the Swap/Cap Maturity Date Schedule.

“Corresponding REMIC II Regular Interest”: As defined in Exhibit K hereof.

“Credit Enhancement Percentage”: For any Distribution Date, is equal to (i) the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Overcollateralization Amount, divided by (ii) the Pool Balance, in each case calculated prior to taking into account the distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date and prior to taking into account distributions of principal on the Mortgage Loans on such Distribution Date.

Appendix A-16

“Crossover Date”: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero; and (ii) the later to occur of (x) the Distribution Date occurring in October 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to the principal distributions to the certificates) is greater than or equal to 31.60%.

“Cumulative Adjustment Amount” shall mean, the sum of the related Pre-Funding Cumulative Adjustment Amount and the Cap Adjustment Amount.

“Cumulative Loss Percentage”: As to any Distribution Date, the percentage equivalent of the fraction obtained by dividing (i) the aggregate amount of Realized Losses on the Mortgage Loans (after giving effect to coverage provided by any MI Policy) from the Cut-off Date through such Distribution Date by (ii) the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amount.

“Current Interest”: For any Distribution Date and each Class of Class A Certificates and Mezzanine Certificates the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and any Relief Act Shortfalls allocated to that Class (allocated to each Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Shortfalls for that Distribution Date).

“Custodian”: Wachovia Bank, National Association, a national banking association, and any successor thereto.

“Custodian Fee”: With respect to each Distribution Date, the product of (i) $0.20 and (ii) the number of Mortgage Loans.

“Custodian Fee Rate”: The percentage equivalent expressed as a fraction, the numerator of which is (i) the product of (a) the Custodian Fee and (b) 12 and the denominator of which is (ii) the aggregate principal balance of the Mortgage Loans as of the beginning of the Due Period.

“Cut-off Date”: With respect to each Initial Mortgage Loan the later of (i) September 1, 2005 and (ii) the date of origination of such Initial Mortgage Loan. With respect to each Subsequent Mortgage Loan, the later of (i) the first day of the month in which such Subsequent Mortgage Loan is acquired by the Trust and (ii) the date of origination of such Subsequent Mortgage Loan.

“Cut-off Date Aggregate Principal Balance”: With respect to the Mortgage Pool, the aggregate of the Cut-off Date Principal Balances of the Initial Mortgage Loans of $1,989,468,408.55 consisting of $1,153,601,722.44 related to Group I and $835,866,686.11 related to Group II.

Appendix A-17

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the applicable Cut-off Date or Subsequent Cut-off Date, as the case may be (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deferred Interest”: With respect to any REO Property, the current portion of interest not currently paid by the Mortgagor that is added to the principal balance of such REO Property.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: The Class C, Class I and Class R Certificates, and such other Classes of Certificates as become Definitive Certificates pursuant to Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

“30-Day Delinquency Percentage”: As of the last day of any Due Period, the percentage equivalent of a fraction, (i) the numerator of which equals the aggregate Principal Balance of the Mortgage Loans that are 30 or more days contractually delinquent, in foreclosure or converted to REO Properties, and (ii) the denominator of which is the Pool Balance as of the last day of such Due Period.

“60-Day Delinquency Percentage”: As of the last day of any Due Period, the percentage equivalent of a fraction, (i) the numerator of which equals the aggregate Principal Balance of the Mortgage Loans that are 60 or more days contractually delinquent, in foreclosure or converted to REO Properties, and (ii) the denominator of which is the Pool Balance as of the last day of such Due Period.

“90-Day Delinquency Percentage”: As of the last day of any Due Period, the percentage equivalent of a fraction, (i) the numerator of which equals the aggregate Principal Balance of the Mortgage Loans that are 90 or more days contractually delinquent, in foreclosure or converted to REO Properties and (ii) the denominator of which is the Pool Balance as of the last day of such Due Period.

“Delinquent”: Any Mortgage Loan, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially

Appendix A-18

be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Derivative Supplemental Interest Payment”: With respect to each Distribution Date, and the Class M-11 and the Class M-12 Certificates, the dollar amount of the excess of (i) the Supplemental Interest Payment for the Class M-11 or Class M-12 Certificates, as appropriate, over (ii) the Non-Derivative Supplemental Interest Payment for the Class M-11 or Class M-12 Certificates, as appropriate.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Determination Date Report”: The meaning specified in Section 3.23 hereof.

“Disqualified Organization”: “Disqualified Organization” shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code and applicable to the Trust.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof, which must be an Eligible Account.

“Distribution Date”: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 2005.

“Due Date”: The first day of the month of the related Distribution Date.

“Due Period”: With respect to any Mortgage Loan and Due Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

“Eligible Account”: An account that is either: (A) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which institution shall be rated “AA” or higher by Standard & Poor’s, “Aa2” or higher by Moody’s and “AA”/”F-1+” or higher by Fitch and in the highest short-term rating category by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company or (B) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution acceptable to each Rating Agency, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

Appendix A-19

“Eligible Investments”: One or more of the following:

(i) direct obligations of, and obligations fully guaranteed by, the United States of America, any of the Federal Home Mortgage Corporation, the Federal National Mortgage Association, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (A) demand and time deposits in, Certificates of deposit of, banker’s acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies and provided that each such investment has an original maturity of no more than 365 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A-1+” or higher by S&P, “A2” or higher by Moody’s and “F-1+” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred in exchange for such collateral and (C) be delivered in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment; and

(vii) money market funds having ratings in the highest available long-term rating category of each of the Rating Agencies at the time of such investment; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth in the Agreement,

Appendix A-20

provided, however, that each such instrument shall be acquired in an arm’s-length transaction and no such instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; provided, further, however, that each such instrument acquired shall not be acquired at a price in excess of par. The Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

“Eligible Substitute Mortgage Loan”: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers’ Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply in all material respects with each representation and warranty set forth in clauses, (ii) through (xcix) of Section 3.01(b) of the Purchase Agreement other than clauses (iii), (v)-(xiv), (xlii), (lv), (lvi)-(lviii), (lxxii), (lxxxix) and (xc); (iii) have a Mortgage Rate and, with respect to an Adjustable Rate Mortgage Loan, a Gross Margin no lower than and not more than 1% per annum higher than the Mortgage Rate and Gross Margin, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio, at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not be 30 days or more delinquent; (vii) not be a negative amortization loan; (viii) have a lien priority equal to or superior to the lien priority of the Deleted Mortgage Loan; and (ix) be a Qualified Replacement Mortgage.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Excess Cashflow”: For any Distribution Date, the excess of (a) the Interest Remittance Amount over (b) the sum of (w) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (x) the Class I Monthly Interest Distributable Amount and (y) the Administrative Fees, each for such Distribution Date.

“Extra Principal Distribution Amount”: For any Distribution Date, is the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Expense Adjusted Mortgage Rate”: With respect to any Mortgage Loan, as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administrative Fee Rate.

Appendix A-21

“Failed Reassignment Termination Payment”: A termination payment with respect to the affected portion of the notional balance of a Swap Agreement or Cap Agreement due under such Swap Agreement or Cap Agreement as a result of a failed reassignment of such affected portion of the notional balance thereof pursuant to Section 4.03(f).

“Failed Reassignment Termination Payment Due Date”: As defined in Section 4.04(g) herein.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Fitch”: Fitch Ratings, or its successors in interest.

“Fixed Rate Mortgage Loan”: A first-lien or second-lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Foreclosure Profit”: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

“Formula Rate”: For any Distribution Date and the Class A Certificates and the Mezzanine Certificates the lesser of (i) LIBOR plus the related Certificate Margin and (ii) 11% (13% with respect to the Group I Certificates).

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group”: Any of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group I Allocation Percentage”: For any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group I Available Funds Cap”: For each Distribution Date, the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the Group I Mortgage Loans, less (ii) the Administrative Fees allocable to the Group I Mortgage Loans, and less (iii) the Group I Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related Accrual Period divided by 360 and (ii) the aggregate principal balance of the Group I Mortgage Loans plus any related amounts on deposit in the Pre-Funding Account.

Appendix A-22

“Group I Certificate”: Any Class A-1A Certificate.

“Group I Certificate Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1A Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (i) 68.40% and (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $7,103,711.

“Group I Class I Monthly Interest Distributable Amount”: For any Distribution Date, shall mean the sum of (i) the Group I Class I-1 Monthly Interest Distributable Amount, (ii) the Group I Class I-2 Monthly Interest Distributable Amount, each for such Distribution Date and (iii) the Group I Class I-3 Monthly Interest Distributable Amount, each for such Distribution Date.

“Group I Class I Monthly Interest Formula Amounts” shall mean, on each Distribution Date up to and including the Distribution Date in August 2009, the following:

(I) the product of (x) the excess, if any, of 3.8700% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $555,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(II) the product of (x) the excess, if any, of 3.7700% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii)(X) $475,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(III) the product of (x) the excess, if any, of 4.0180% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $395,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

Appendix A-23

(IV) the product of (x) the excess, if any, of 4.1100% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $345,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $50,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(V) the product of (x) the excess, if any, of 4.1525% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $265,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(VI) the product of (x) the excess, if any, of 4.4675% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $185,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) the product of (A) $80,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group I Class I Percentage for such Distribution Date; and

(VII) the product of (x) the excess, if any, of 4.0480% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $165,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $20,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(VIII) the product of (x) the excess, if any, of 3.8650% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $145,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $20,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(IX) the product of (x) the excess, if any, of 4.0840% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $125,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $20,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(X) the product of (x) the excess, if any, of 4.4050% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $90,000,000 less the related Cumulative Adjustment

Appendix A-24

Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) the product of (A) $35,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group I Class I Percentage for such Distribution Date; and

(XI) the product of (x) 0.3650% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $82,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XII) the product of (x) 0.3670% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $74,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XIII) the product of (x) 0.3280% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $66,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XIV) the product of (x) 0.3220% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $58,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XV) the product of (x) 0.2950% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $50,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XVI) the product of (x) 0.2870% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $42,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

Appendix A-25

(XVII) the product of (x) 0.2880% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $34,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XVIII) the product of (x) 0.28125% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $26,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) the product of (A) $8,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group I Class I Percentage for such Distribution Date; and

(XIX) the product of (x) 0.2740% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $18,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) the product of (A) $8,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group I Class I Percentage for such Distribution Date; and

(XX) the product of (x) 0.4600% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $16,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXI) the product of (x) 0.4520% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $14,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXII) the product of (x) 0.4225% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $12,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXIII) the product of (x) 0.4290% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $10,000,000

Appendix A-26

less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXIV) the product of (x) 0.3800% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $8,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXV) the product of (x) 0.3980% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $6,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXVI) the product of (x) 0.4010% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $4,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group I Class I Percentage for such Distribution Date; and

(XXVII) the product of (x) 0.3725% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $2,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group I Class I Percentage for such Distribution Date and (b) the product of (A) $2,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group I Class I Percentage for such Distribution Date; and

(XXVIII) the product of (x) 0.3600% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the aggregate unpaid Principal Balance of the Group I Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date and (b) the product of (A) $2,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group I Class I Percentage for such Distribution Date.

“Group I Class I-1 Monthly Interest Distributable Amount” shall mean, commencing on the first Distribution Date through and including the Distribution Date in March 2007, an amount equal to the sum of the amounts described in clauses (I) through (VI) and clauses (XI) through (XIX) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in April 2007, an amount equal to the sum of the amounts described in clauses (I) through (VI) and clauses (XII) through (XIX) of the definition of Group I Class I Monthly Interest Formula Amounts.

Appendix A-27

For the Distribution Date in May 2007, an amount equal to the sum of the amounts described in clauses (II) through (VI) and clauses (XIII) through (XIX) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in June 2007, an amount equal to the sum of the amounts described in clauses (II) through (VI) and clauses (XV) through (XIX) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in July 2007, an amount equal to the sum of the amounts described in clauses (III) through (VI) and clauses (XVII) through (XIX) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in August 2007, an amount equal to the sum of the amounts described in clause (VI) and clauses (XVIII) through (XIX) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in September 2007 and each Distribution Date thereafter, the Group I Class I-1 Monthly Interest Distributable Amount shall be zero.

“Group I Class I-2 Monthly Interest Distributable Amount” shall mean, commencing on the first Distribution Date through and including the Distribution Date in March 2008, an amount equal to the sum of the amounts described in clauses (VII) through (IX) and clauses (XX) through (XVIII) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in April 2008, an amount equal to the sum of the amounts described in clauses (VII) through (IX) and clauses (XXI) through (XVIII) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in May 2008, an amount equal to the sum of the amounts described in clauses (VIII) through (IX) and clauses (XXII) through (XVIII) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in June 2008, an amount equal to the sum of the amounts described in clauses (VIII) through (IX) and clauses (XXIV) through (XVIII) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in July 2008, an amount equal to the sum of the amounts described in clause (IX) and clauses (XXVI) through (XVIII) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in August 2008, an amount equal to the sum of the amounts described in clauses (XXVII) through (XVIII) of the definition of Group I Class I Monthly Interest Formula Amounts.

For the Distribution Date in September 2008 and each Distribution Date thereafter, the Group I Class I-2 Monthly Interest Distributable Amount shall be zero.

Appendix A-28

“Group I Class I-3 Monthly Interest Distributable Amount” shall mean, commencing on the first Distribution Date through and including the Distribution Date in August 2009, an amount equal to the sum of the amount described in clause (X) of the definition of Group I Class I Monthly Interest Formula Amounts.

“Group I Class I Percentage”:

Distribution Date	Percentage
October 2005	56.829690257%
November 2005	56.827526730%
December 2005	56.824560505%
January 2006	56.821223045%
February 2006	56.817940392%
March 2006	56.814684012%
April 2006	56.811454488%
May 2006	56.808069005%
June 2006	56.804439458%
July 2006	56.800665451%
August 2006	56.795850005%
September 2006	56.789525722%
October 2006	56.783342156%
November 2006	56.777096153%
December 2006	56.770814361%
January 2007	56.764496578%
February 2007	56.758142606%
March 2007	56.751752238%
April 2007	56.745325275%
May 2007	56.738861508%
June 2007	56.732416299%
July 2007	56.732225466%
August 2007	56.703950281%
September 2007	56.678514012%
October 2007	56.652597412%
November 2007	56.625970107%
December 2007	56.598935676%
January 2008	56.566249762%
February 2008	56.558309385%
March 2008	56.547782034%
April 2008	56.538790274%
May 2008	56.529736302%
June 2008	56.520620478%
July 2008	56.511442983%
August 2008	56.502203734%
September 2008	56.492900064%
October 2008	56.483592377%
November 2008	56.474226041%
December 2008	56.464824612%
January 2009	56.455360971%
February 2009	56.445835060%
March 2009	56.436246333%
April 2009	56.426595235%
May 2009	56.416881723%
June 2009	56.407105456%
July 2009	56.397266701%
August 2009	56.387365435%

Appendix A-29

“Group I Cross Collateralization Amount”: For any Distribution Date, the portion of the Group I Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amount on the Group I Certificates, the Group I Class I Monthly Interest Distributable Amount and the related proportional amount of the Administrative Fees.

“Group I Interest Remittance Amount”: For any Distribution Date, the portion of the Interest Remittance Amount that was collected or advanced on the Group I Mortgage Loans.

“Group I Mortgage Loans”: The Mortgage Loans allocated to Group I which primarily support the Group I Certificates.

“Group I Pool Balance”: The Pool Balance relating to the Group I Mortgage Loans.

“Group I Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group I Principal Remittance Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

“Group I Principal Remittance Amount”: For any Distribution Date, the portion of the Principal Remittance Amount that was collected or advanced on the Group I Mortgage Loans plus, following the Pre-Funding Period, any remaining Pre-Funded Amounts related to the Group I Mortgage Loans.

“Group I REMIC Available Funds Cap”: The weighted average of the pass-through rates on the Class IV-J1 and Class IV-S1 Interests.

“Group I REMIC III Net WAC”: The weighted average of the pass-through rates on the Class II-A1 through Class II-A18, Class II-B1 through Class II-B19, Class II-C1 through Class II-C19, Class II-D1 through Class II-D20, Class II-E1 through Class II-E20, Class II-F1 through Class II-F21, Class II-G1 through Class II-G21, Class II-H1 through Class II-H21, Class II-K1 through Class II-K22, Class II-L1 through Class II-L22, Class II-M1 through Class II-M22, Class II-O1 through Class II-O22, Class II-Q1 through Class II-Q23, Class II-S1 through Class II-S23, Class II-T1 through Class II-T23, Class II-U1 through Class II-U30, Class II-V1 through Class II-V31, Class II-W1 through Class II-W31, Class II-Y1 through Class II-Y32, Class II-Z1 through Class II-Z32, Class II-a1 through Class II-a33, Class II-b1 through Class II-b33, Class

Appendix A-30

II-c1 through Class II-c33, Class II-d1 through Class II-d34, Class II-e1 through Class II-e34, Class II-f1 through Class II-f35, Class II-g1 through Class II-g35, Class II-h1 through Class II-h47 and Class II-J1 Interests.

“Group I Schedule”: As set forth in Appendix B.

“Group I Subordinated Amount”: For any Distribution Date, the excess, if any, of the Group I Pool Balance plus any related Pre-Funded Amount over the aggregate Certificate Principal Balance of the Group I Certificates, for such Distribution Date.

“Group II Allocation Percentage”: For any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group II Available Funds Cap”: For each Distribution Date, the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the Group II Mortgage Loans, less (ii) the Administrative Fees allocable to the Group II Mortgage Loans, and less (iii) the Group II Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related Accrual Period divided by 360 and (ii) the aggregate principal balance of the Group II Mortgage Loans plus any related amounts on deposit in the Pre-Funding Account.

“Group II Certificate”: Any of the Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates or Class A-2D Certificates.

“Group II Certificate Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (i) 68.40% and (ii) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $5,396,289.

“Group II Class I Monthly Interest Distributable Amount”: For any Distribution Date, shall mean the sum of (i) the Group II Class I-1 Monthly Interest Distributable Amount, (ii) the Group II Class I-2 Monthly Interest Distributable Amount, each for such Distribution Date and (iii) the Group II Class I-3 Monthly Interest Distributable Amount, each for such Distribution Date.

Appendix A-31

“Group II Class I Monthly Interest Formula Amounts” shall mean, on each Distribution Date up to and including the Distribution Date in August 2009, the following:

(I) the product of (x) the excess, if any, of 3.8700% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $555,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(II) the product of (x) the excess, if any, of 3.7700% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii)(X) $475,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(III) the product of (x) the excess, if any, of 4.0180% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $395,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(IV) the product of (x) the excess, if any, of 4.1100% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $345,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $50,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(V) the product of (x) the excess, if any, of 4.1525% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $265,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $80,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(VI) the product of (x) the excess, if any, of 4.4675% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $185,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) the product of (A) $80,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group II Class I Percentage for such Distribution Date; and

(VII) the product of (x) the excess, if any, of 4.0480% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $165,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $20,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

Appendix A-32

(VIII) the product of (x) the excess, if any, of 3.8650% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $145,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $20,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(IX) the product of (x) the excess, if any, of 4.0840% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $125,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $20,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(X) the product of (x) the excess, if any, of 4.4050% (on a 30/360 basis) over LIBOR (on an actual/360 basis) and (y) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $90,000,000 less the related Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) the product of (A) $35,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group II Class I Percentage for such Distribution Date; and

(XI) the product of (x) 0.3650% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $82,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XII) the product of (x) 0.3670% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $74,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XIII) the product of (x) 0.3280% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $66,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

Appendix A-33

(XIV) the product of (x) 0.3220% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $58,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XV) the product of (x) 0.2950% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $50,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XVI) the product of (x) 0.2870% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $42,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XVII) the product of (x) 0.2880% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $34,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $8,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XVIII) the product of (x) 0.28125% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $26,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) the product of (A) $8,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group II Class I Percentage for such Distribution Date; and

(XIX) the product of (x) 0.2740% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $18,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) the product of (A) $8,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group II Class I Percentage for such Distribution Date; and

(XX) the product of (x) 0.4600% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $16,000,000

Appendix A-34

less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XXI) the product of (x) 0.4520% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $14,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XXII) the product of (x) 0.4225% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $12,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XXIII) the product of (x) 0.4290% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $10,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XXIV) the product of (x) 0.3800% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $8,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XXV) the product of (x) 0.3980% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $6,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

(XXVI) the product of (x) 0.4010% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $4,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) $2,000,000 multiplied by the Group II Class I Percentage for such Distribution Date; and

Appendix A-35

(XXVII) the product of (x) 0.3725% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the excess of (i) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date, over (ii) (X) $2,000,000 less the related Pre-Funding Cumulative Adjustment Amount multiplied by (Y) the Group II Class I Percentage for such Distribution Date and (b) the product of (A) $2,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group II Class I Percentage for such Distribution Date; and

(XXVIII) the product of (x) 0.3600% (on a 30/360 basis) (y) 10 and (z) the lesser of (a) the aggregate unpaid Principal Balance of the Group II Mortgage Loans plus any related amount in the Pre-Funding Account, for such Distribution Date and (b) the product of (A) $2,000,000 less the related Pre-Funding Swap/Cap Adjustment Amount multiplied by (B) the Group II Class I Percentage for such Distribution Date.

“Group II Class I-1 Monthly Interest Distributable Amount” shall mean, commencing on the first Distribution Date through and including the Distribution Date in March 2007, an amount equal to the sum of the amounts described in clauses (I) through (VI) and clauses (XI) through (XIX) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in April 2007, an amount equal to the sum of the amounts described in clauses (I) through (VI) and clauses (XII) through (XIX) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in May 2007, an amount equal to the sum of the amounts described in clauses (II) through (VI) and clauses (XIII) through (XIX) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in June 2007, an amount equal to the sum of the amounts described in clauses (II) through (VI) and clauses (XV) through (XIX) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in July 2007, an amount equal to the sum of the amounts described in clauses (III) through (VI) and clauses (XVII) through (XIX) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in August 2007, an amount equal to the sum of the amounts described in clause (VI) and clauses (XVIII) through (XIX) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in September 2007 and each Distribution Date thereafter, the Group II Class I-1 Monthly Interest Distributable Amount shall be zero.

“Group II Class I-2 Monthly Interest Distributable Amount” shall mean, commencing on the first Distribution Date through and including the Distribution Date in March 2008, an amount equal to the sum of the amounts described in clauses (VII) through (IX) and clauses (XX) through (XVIII) of the definition of Group II Class I Monthly Interest Formula Amounts.

Appendix A-36

For the Distribution Date in April 2008, an amount equal to the sum of the amounts described in clauses (VII) through (IX) and clauses (XXI) through (XVIII) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in May 2008, an amount equal to the sum of the amounts described in clauses (VIII) through (IX) and clauses (XXII) through (XVIII) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in June 2008, an amount equal to the sum of the amounts described in clauses (VIII) through (IX) and clauses (XXIV) through (XVIII) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in July 2008, an amount equal to the sum of the amounts described in clause (IX) and clauses (XXVI) through (XVIII) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in August 2008, an amount equal to the sum of the amounts described in clauses (XXVII) through (XVIII) of the definition of Group II Class I Monthly Interest Formula Amounts.

For the Distribution Date in September 2008 and each Distribution Date thereafter, the Group II Class I-2 Monthly Interest Distributable Amount shall be zero.

“Group II Class I-3 Monthly Interest Distributable Amount” shall mean, commencing on the first Distribution Date through and including the Distribution Date in August 2009, an amount equal to the sum of the amount described in clause (X) of the definition of Group II Class I Monthly Interest Formula Amounts.

Appendix A-37

“Group II Class I Percentage”:

Distribution Date	Percentage
October 2005	43.170309743%
November 2005	43.172473270%
December 2005	43.175439495%
January 2006	43.178776956%
February 2006	43.182059608%
March 2006	43.185315988%
April 2006	43.188545513%
May 2006	43.191930995%
June 2006	43.195560542%
July 2006	43.199334549%
August 2006	43.204149995%
September 2006	43.210474279%
October 2006	43.216657844%
November 2006	43.222903847%
December 2006	43.229185639%
January 2007	43.235503421%
February 2007	43.241857394%
March 2007	43.248247762%
April 2007	43.254674726%
May 2007	43.261138492%
June 2007	43.267583701%
July 2007	43.267774534%
August 2007	43.296049719%
September 2007	43.321485987%
October 2007	43.347402588%
November 2007	43.374029894%
December 2007	43.401064324%
January 2008	43.433750238%
February 2008	43.441690616%
March 2008	43.452217966%
April 2008	43.461209726%
May 2008	43.470263698%
June 2008	43.479379522%
July 2008	43.488557017%
August 2008	43.497796264%
September 2008	43.507099935%
October 2008	43.516407624%
November 2008	43.525773957%
December 2008	43.535175388%
January 2009	43.544639029%
February 2009	43.554164938%
March 2009	43.563753667%
April 2009	43.573404765%
May 2009	43.583118277%
June 2009	43.592894546%
July 2009	43.602733299%
August 2009	43.612634566%

“Group II Cross Collateralization Amount”: For any Distribution Date, the portion of the Group II Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amounts on the Group II Certificates, the Group II Class I Monthly Distributable Amount and the related proportional amount of the Administrative Fees.

“Group II Interest Remittance Amount”: For any Distribution Date, the portion of the Interest Remittance Amount that was collected or advanced on the Group II Mortgage Loans.

“Group II Mortgage Loans:” The Mortgage Loans allocated to Group II which primarily support the Group II Certificates.

“Group II Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group II Principal Remittance Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

Appendix A-38

“Group II Principal Remittance Amount”: For any Distribution Date, the portion of the Principal Remittance Amount that was collected or advanced on the Group II Mortgage Loans plus, following the Pre-Funding Period, any remaining Pre-Funded Amounts related to the Group II Mortgage Loans.

Group II REMIC III Net WAC”: The weighted average of the pass-through rates on the Class II-AA1 through Class II-AA18, Class II-BB1 through Class II-BB19, Class II-CC1 through Class II-CC19, Class II-DD1 through Class II-DD20, Class II-EE1 through Class II-EE20, Class II-FF1 through Class II-FF21, Class II-GG1 through Class II-GG21, Class II-HH1 through Class II-HH21, Class II-KK1 through Class II-KK22, Class II-LL1 through Class II-LL22, Class II-MM1 through Class II-MM22, Class II-OO1 through Class II-OO22, Class II-QQ1 through Class II-QQ23, Class II-SS1 through Class II-SS23, Class II-TT1 through Class II-TT23, Class II-UU1 through Class II-UU30, Class II-VV1 through Class II-VV31, Class II-WW1 through Class II-WW31, Class II-YY1 through Class II-YY32, Class II-ZZ1 through Class II-ZZ32, Class II-aa1 through Class II-aa33, Class II-bb1 through Class II-bb33, Class II-cc1 through Class II-cc33, Class II-dd1 through Class II-dd34, Class II-ee1 through Class II-ee34, Class II-ff1 through Class II-ff35, Class II-gg1 through Class II-gg35, Class II-hh1 through Class II-hh47 and Class II-J2 Interests.

“Group II REMIC Available Funds Cap”: The weighted average of the pass-through rates on the Class IV-J2 and Class IV-S2 Interests.

“Group II Schedule”: As set forth in Appendix B.

“Group II Subordinated Amount”: For any Distribution Date, the excess, if any, of the Group II Pool Balance plus any related Pre-Funded Amount over the aggregate Certificate Principal Balance of the Group II Certificates, for such Distribution Date.

“Hedge Termination Payment”: The termination payment pursuant to a Swap Agreement or Cap Agreement, which would be payable out of the Supplemental Interest Trust (x) if the Supplemental Interest Trust fails to pay the related Swap Amount or Cap Amount on a prior Distribution Date or (y) if such amount is a Failed Reassignment Termination Payment and the conditions set forth in Section 4.04(g) are satisfied.

“Indenture”: An indenture relating to the issuance of net interest margin notes secured by the Class C Certificates.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Company, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Company or the Servicer or any Affiliate thereof, and (c) is not connected with the Company or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Company or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Company or the Servicer or any Affiliate thereof, as the case may be.

Appendix A-39

“Index”: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Regular Certificate (other than a Class C Certificate or Class I Certificate), the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Mortgage Loan”: The Mortgage Loans which are described (with complete statistical information included) in the Prospectus Supplement and which are included in the Trust Fund on the Closing Date.

“Initial Swap Amount”: Shall mean a payment in the amount of $34,136.39.

“Insurance Proceeds”: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Servicer, including MI Insurance Proceeds in the case of Mortgage Loans covered under a MI Policy, or amounts required to be paid by the Servicer hereunder, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Servicer’s normal servicing procedures.

“Interest Determination Date”: With respect to each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date allocable to interest (excluding Prepayment Charges).

“Interest Remittance Formula Amount”: As of any Distribution Date and any Group is an amount equal to (1) the product of (x) 1/12 of the Weighted Average Mortgage Rate of the related Group as of the beginning of the prior Due Period and (y) the Pool Balance related to that Group as of the beginning of the prior Due Period minus (2) the aggregate amount of Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Group for the prior period.

“Lender Letter”: The lender letter #LL03-00 dated April 11, 2000 for Fannie Mae Sellers.

“LIBOR”: All references to LIBOR herein are references to LIBOR. With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period

Appendix A-40

(commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

“LIBOR Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

“Lifetime Rate Cap”: With respect to each Adjustable Rate Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule.

“Liquidated Mortgage Loan”: With respect to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in Article III hereof, as of the end of the related Prepayment Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

“Liquidation Expenses”: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses, including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

“Liquidation Proceeds”: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property.

“Loan-to-Value Ratio”: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the lesser of the purchase price or the Appraised Value of the related Mortgaged Property.

“Loan Year”: With respect to any Mortgage Loan, the one year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

Appendix A-41

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Master REMIC”: The REMIC established pursuant to Exhibit K hereof. The assets of the Master REMIC shall be the REMIC IV Regular Interests.

“Master REMIC Regular Interests”: As defined in Exhibit K hereof.

“Maximum Collateral Amount”: The sum of the Principal Balance as of the Cut-off Date of the Initial Mortgage Loans and the Original Pre-Funded Amount.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate, Class M-10 Certificate, Class M-11 Certificate or Class M-12 Certificate.

“MI Insurance Agreement”: A private mortgage insurance agreement issued by the MI Insurer pursuant to which MI Policies are issued on individual Mortgage Loans.

“MI Insurance Proceeds”: Proceeds paid by the MI Insurer pursuant to an MI Policy.

“MI Insurer”: Each of (i) PMI Mortgage Insurance Co., an Arizona mortgage insurance company, and (ii) Mortgage Guaranty Insurance Corporation, a Wisconsin private mortgage insurance company and their successors and assigns.

“MI Insurer Insolvency Event”: (A) The determination by the applicable regulatory or supervisory agency having jurisdiction over the MI Insurer that such MI Insurer is insolvent or unable to pay its obligations as they mature, (B) following the failure of the MI Insurer to pay under the related MI Policy, the determination by the Servicer that such MI Insurer is insolvent or unable to pay its obligations as they become due, (C) the long-term rating on the claims paying ability of the MI Insurer shall be lowered by Moody’s below A-2, if such MI Insurer is then rated by Moody’s, or shall be lowered by S&P below AA, if such MI Insurer is then rated by S&P.

“MI Policy”: A private mortgage insurance policy underwritten by the MI Insurer with respect to an individual Mortgage Loan, issued pursuant to the MI Insurance Agreement.

Appendix A-42

“MI Premium”: The primary mortgage insurance premium for each MI Policy, payable annually to an MI Insurer, as specified in the MI Insurance Agreement, and with respect to each monthly premium payment, 1/12 of the annual premium.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: For any Distribution Date and any Class of Class A Certificates and Mezzanine Certificates, the sum of (1) the Unpaid Interest Shortfall Amount for that Class and Distribution Date and (2) the Current Interest for that Class and Distribution Date. In the event of a shortfall in the full amount necessary to pay both the Unpaid Interest Shortfall Amount and the Current Interest for a Class, the money will first be applied to the Unpaid Interest Shortfall Amount and then to the Current Interest.

“Monthly Payment”: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

“Moody’s”: Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on an estate or fee simple interest in real property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan Schedule”: With respect to any date, the schedule of Mortgage Loans subject to this Agreement on such date. The schedule of Initial Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B hereto and the schedule or schedules of Subsequent Mortgage Loans, if any, as of the Subsequent Cut-off Date, which schedules set forth as to each Mortgage Loan:

(i) the loan number and name of the Mortgagor;

(ii) the street address, city, state and zip code of the Mortgaged Property;

(iii) the Mortgage Rate at origination;

Appendix A-43

(iv) with respect to an Adjustable Rate Mortgage Loan, the Maximum Rate and the Minimum Rate;

(v) the maturity date;

(vi) the original Principal Balance;

(vii) the first due date;

(viii) the type of Mortgaged Property;

(ix) the Monthly Payment in effect as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

(x) the Principal Balance as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

(xi) with respect to an Adjustable Rate Mortgage Loan, the Index, the Gross Margin; the Lifetime Rate Cap and the Periodic Rate Cap;

(xii) with respect to an Adjustable Rate Mortgage Loan, the first Adjustment Date and next Adjustment Date, if any;

(xiii) with respect to an Adjustable Rate Mortgage Loan, the Adjustment Date frequency and Distribution Date frequency;

(xiv) the occupancy status;

(xv) the purpose of the Mortgage Loan;

(xvi) the Appraised Value of the Mortgaged Property;

(xvii) the original term to maturity;

(xviii) the paid-through date of the Mortgage Loan;

(xix) the Loan-to-Value Ratio;

(xx) whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(xxi) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program;

(xxii) whether the Mortgage Loan is covered by an MI Policy;

(xxiii) if the Mortgage Loan is registered with MERS on the MERS System, the MIN; and

Appendix A-44

(xxiv) whether the Mortgage Loan is in Group I or Group II.

The Mortgage Loan Schedule shall set forth the total of the amounts described under (x) above for all of the Mortgage Loans.

“Mortgage Loans”: At any time, collectively, all Mortgage Loans that have been transferred and conveyed to the Trust, in each case together with the Related Documents, and that remain subject to the terms of the Agreement. As applicable, a “Mortgage Loan” shall be deemed to refer to the related REO Property and both Initial Mortgage Loans and Subsequent Mortgage Loans.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof and as supplemented by any Subsequent Mortgage Loans identified on each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument.

“Mortgaged Property”: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

“Net Mortgage Rate”: With respect to any Mortgage Loan and any day, the related Mortgage Rate less the Administrative Fee Rate.

“Net Prepayment Interest Shortfall”: On any Distribution Date, the excess, if any of (i) any Prepayment Interest Shortfall and (ii) any payments of Compensating Interest made by the Servicer.

“Net WAC”: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates on the Mortgage Loans (weighted by the Principal Balances of the Mortgage Loans).

“NCFC”: NovaStar Certificates Financing Corporation, a Delaware corporation, and its successors and assigns.

“NFI”: NovaStar Financial, Inc., a Maryland corporation, and its successors and assigns.

“NIM Note”: Any of the notes (i) issued pursuant to a structured net interest margin transaction sponsored by NovaStar Financial, Inc. or its Affiliates and (ii) evidencing debt of the

Appendix A-45

trust formed pursuant to such transaction. For the avoidance of doubt, any subordinate equity interests (or subordinate certificates issued evidencing an equity interest) in such trust shall not be considered NIM Notes.

“Non-Derivative Supplemental Interest Payment”: With respect to each Distribution Date, and the Class M-11 and the Class M-12 Certificates, the dollar amount of Supplemental Interest Payment which would be distributed to each such Class on such Distribution Date pursuant to Section 4.04(c)(ii) hereof if the amount received by the Supplemental Interest Trust from each Swap Counterparty and each Cap Counterparty on such Distribution Date was zero.

“Non-REMIC Accounts”: The Pre-Funding Account and the Supplemental Interest Account held by the Supplemental Interest Trust.

“Nonrecoverable Advance”: With respect to any Mortgage Loan:

(x) any Advance (i) which was previously made or is proposed to be made by the Servicer; and (ii) which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer from Liquidation Proceeds, Repurchase Price or future payments on such Mortgage Loan; and

(y) the amount, if any, by which an MI Claim Payment Advance made or to be made by the Servicer exceeds, or would exceed, the amount actually received, or expected to be received as MI Insurance Proceeds from the related MI Insurer on account of the related claim; provided, however that if an MI Insurer Insolvency Event occurs after the MI Claim Payment Advance has been made by the Servicer and before the full amount thereof has been reimbursed to the Servicer from the related MI Insurance Proceeds, then any remaining, unreimbursed amount shall be considered a Nonrecoverable Advance as of the date of the MI Insurer Insolvency Event.

“Notional Amount Test Event”: Occurs when the Trustee determines, pursuant to Section 4.03(f), that the related scheduled notional amount that would be used to calculate the Group I Class I Monthly Interest Distributable Amount or Group II Class I Monthly Interest Distributable Amount exceeds the portion of the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates (excluding any such Class A Certificates and Mezzanine Certificates owned by NCFC or an affiliate) on such Distribution Date related to such Group or Groups.

“Novation Agreements”: The Novation Agreement, dated as of September 22, 2005, among NovaStar Mortgage, Inc., the Supplemental Interest Trust and Wachovia Bank, N.A., the Novation Agreement, dated as of September 22, 2005 among The Royal Bank of Scotland plc, the Supplemental Interest Trust and NovaStar Financial, Inc. and the Novation Agreement, dated as of September 22, 2005 among Deutsche Bank AG, the Supplemental Interest Trust and NovaStar Financial, Inc.

“Offered Certificates”: Collectively, the Class A Certificates and the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

Appendix A-46

“Officers’ Certificate”: A Certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any vice president (however denominated), and by the Treasurer, the Secretary, or any assistant treasurer or assistant secretary of the applicable Person.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Company or the Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions which must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Servicer may opt to terminate the Trust Fund pursuant to Section 11.01.

“Original Pre-Funded Amount”: The amount deposited by the Company in the Pre-Funding Account on the Closing Date, which amount is $510,531,591.45, $267,140,533.99 related to the Group I Mortgage Loans and $243,391,057.46 related to the Group II Mortgage Loans).

“Original Value”: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of the Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Servicer.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Overcollateralization Amount”: For any Distribution Date, is equal to (a) the sum of (i) the Pool Balance, after giving effect to distributions of principal on the Mortgage Loans, and (ii) any outstanding Pre-Funded Amount, minus (b) the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates, after giving effect to principal distributions to be made on the Class A Certificates and Mezzanine Certificates on such Distribution Date.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date equals the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount on such Distribution Date).

“Pass-Through Rate”: For any Distribution Date and any of the Class A Certificates and Class M Certificates, the lesser of (1) the Formula Rate for such Class for such Distribution Date and (2) the related Available Funds Cap for such Distribution Date.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Class A Certificate or Class M Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Initial Certificate Principal Balance of the related Class. With respect to a Class I Certificate, Class C Certificate,

Appendix A-47

Class M-11 DSI Certificate, Class M-12 DSI Certificate or Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Either (i) an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (ii) a plan (as defined in section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code.

“Plan Assets”: As defined in Section 5.02(d) hereof.

“Pool Balance”: As of any date of determination, the aggregate Principal Balance of the related Mortgage Loans as of such date.

“Pre-Funded Amount”: With respect to any date of determination, the amount on deposit in the Pre-Funding Account.

“Pre-Funding Account”: The account established and maintained pursuant to Section 4.05, as defined herein, and which must be an Eligible Account.

“Pre-Funding Cumulative Adjustment Amount”: For each clause of the definition of Group I Class I Monthly Interest Formula Amounts or Group II Class I Monthly Interest Formula Amounts, as applicable, the sum of all Pre-Funding Swap/Cap Adjustment Amounts applied for all other clauses with clause numbers greater than such clause number.

“Pre-Funding Period”: The period beginning on the Closing Date and ending on the earlier to occur of (a) the date upon which (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000 and (b) December 16, 2005.

“Pre-Funding Swap/Cap Adjustment Amount”: For the Distribution Dates commencing in October 2005 through and including the Distribution Date in August 2009, an amount determined using the following rule: For every $1 in the Pre-Funding Account as of the last day of the Pre-Funding Period (if the Pre-Funding Period has not ended, then the related Pre-Funding Swap/Cap Adjustment Amount shall be equal to zero), the related Pre-Funding Swap/Cap Adjustment Amount will increase by $.061700393 ($.61700393 with respect to clauses X and

Appendix A-48

VI) in the following order of priority with respect to certain clauses in the definition of Group I Class I Monthly Interest Formula Amounts or Group II Class I Monthly Interest Formula Amounts, as applicable: clause X, VI, XXVIII, XIX, XXVII and XVIII until such related Pre-Funding Swap/Cap Adjustment Amount equals the numerical value set forth in sub-clause (b) of such clause at which point any remaining amounts will be allocated as Pre-Funding Swap/Cap Adjustment Amounts to the subsequent clause in the order of priority. For all other Distribution Dates, the related Pre-Funding Swap/Cap Adjustment Amount shall be equal to zero.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof.

“Prepayment Interest Shortfall”: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in full during the related Prepayment Period, but in the prior calendar month an amount equal to the excess of interest accrued during the prior calendar month at the Mortgage Rate (net of the Servicing Fee) on the Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Mortgage Rate (net of the Servicing Fee)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in full or (b) a partial Principal Prepayment during the prior calendar month, an amount equal to interest accrued during the related prior calendar month at the Mortgage Rate (net of the Servicing Fee) on the amount of such partial Principal Prepayment.

“Prepayment Period”: For any Distribution Date, the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from the Cut-off Date) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

“Principal Balance”: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Principal Balance of the Mortgage Loan as of the Cut-off Date or Subsequent Cut-off Date, as applicable, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.13 hereof with respect to such Mortgage Loan or REO Property, and (c) the principal portion of any Realized Loss with respect thereto for any previous Distribution Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

Appendix A-49

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Repurchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amounts deposited in the Collection Account during such Prepayment Period, (vi) in the case of the Distribution Date immediately following the end of the Pre-Funding Period, any remaining amounts of the Original Pre-Funded Amount on deposit in the Pre-Funding Account, (vii) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 11.01, that portion of the Termination Price, in respect of principal and (viii) Subsequent Recoveries to pay certain Certificates amounts in respect of Realized Losses allocated to such Certificates.

“Prospectus”: The Prospectus Supplement together with the Base Prospectus attached thereto with respect to the Offered Certificates.

“Prospectus Supplement”: That certain Prospectus Supplement dated September 19, 2005 relating to the public offering of the Offered Certificates.

“Purchase Agreement”: The agreement, dated as of September 1, 2005, between the Seller, the Company, the Trustee and the Custodian, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Company.

“Qualified Liquidation”: The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code and applicable to the Trust.

“Qualified Mortgage”: The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code and applicable to the Trust.

“Qualified Replacement Mortgage”: A Mortgage Loan substituted for another pursuant to Section 3.01 of the Purchase Agreement and that satisfies all of the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code and applicable to the Trust, all as evidenced by an Officers’ Certificate of the Seller delivered to the Trustee prior to any such substitution.

“Qualified Underwriting”: Any public offering or private placement of securities with respect to which an entity that has received from the U.S. Department of Labor an individual prohibited transaction exemption described in PTE 2000-58, 65 Fed. Reg. 67,765 (Nov. 13, 2000), is (i) the sole underwriter, (ii) the manager or co-manager of the underwriting syndicate or (iii) a selling or placement agent.

“Rate Step-up Date”: The first Distribution Date to occur after the Optional Termination Date has occurred.

Appendix A-50

“Rating Agency”: Any nationally recognized statistical rating organization, or its successor, that rated the Class A Certificates and Mezzanine Certificates at the request of the Company at the time of the initial issuance of the Class A Certificates and Mezzanine Certificates. Initially such rating agencies shall consist of Moody’s, Standard & Poor’s and Fitch. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the highest short-term unsecured rating category of a Rating Agency shall mean “A-1” or better in the case of Standard & Poor’s, “P-1” or better in the case of Moody’s, “F-1+” or better in the case of Fitch and in the case of any other Rating Agency shall mean such equivalent rating. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s, “Aaa” in the case of Moody’s and “AAA” in the case of Fitch, and in the case of any other Rating Agency, such equivalent rating.

“Realized Loss”: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) Net Liquidation Proceeds (after giving effect to coverage provided by any MI policy), if any, received with respect to such Cash Liquidation (or REO Disposition), minus the portion thereof reimbursable to the Servicer or any Subservicer with respect to related Advances or expenses as to which the Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Principal Balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

“Record Date”: For as long as there are no definitive notes, with respect to each Distribution Date, the Close of Business on the Business Day immediately preceding the related Distribution Date. If definitive notes have been issued, the Record Date is the last business day of the month prior to the related Distribution Date.

“Reference Banks”: Deutsche Bank, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi, LTD. and National Westminster Bank PLC and their successors in interest; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBOR Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

Appendix A-51

“Regular Certificate”: Any of the Class A Certificates, Mezzanine Certificates, Class I Certificates or Class C Certificates.

“Related Documents”: With respect to each Mortgage Loan, the documents specified in Section 2.01 hereof and any documents required to be added to such documents pursuant to this Agreement, the Purchase Agreement or any Subsequent Transfer Instrument.

“Relief Act”: The Servicemembers Civil Relief Act, as amended.

“Relief Act Shortfall”: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Group I Swap/Cap Termination Amount”: An amount equal to the product of (i) the amount of the Original Pre-Funded Amount relating to Group I not used to purchase Subsequent Mortgage Loans during the Pre-Funding Period, (ii) 0.61700393 and (iii) (A) if the Pre-Funding Period ends on or prior to the Distribution Date in October 2005, .56829690257; (B) if the Pre-Funding Period ends after the Distribution Date in October 2005 and on or prior to the Distribution Date in November 2005, .56827526730; and (C) if the Pre-Funding Period ends after the Distribution Date in November 2005 and on or prior to the Distribution Date in December 2005, .56824560505.

“REMIC Group I Swap/Cap Adjustment Amount”: An amount equal to the product of (i) the amount of the Original Pre-Funded Amount relating to Group II not used to purchase Subsequent Mortgage Loans during the Pre-Funding Period, (ii) 0.61700393 and (iii) (A) if the Pre-Funding Period ends on or prior to the Distribution Date in October 2005, .56829690257; (B) if the Pre-Funding Period ends after the Distribution Date in October 2005 and on or prior to the Distribution Date in November 2005, .56827526730; and (C) if the Pre-Funding Period ends after the Distribution Date in November 2005 and on or prior to the Distribution Date in December 2005, .56824560505.

“REMIC Group II Swap/Cap Termination Amount”: An amount equal to the product of (i) the amount of the Original Pre-Funded Amount relating to Group II not used to purchase Subsequent Mortgage Loans during the Pre-Funding Period, (ii) 0.61700393 and (iii) .43612634566.

“REMIC Group II Swap/Cap Adjustment Amount”: An amount equal to the product of (i) the amount of the Original Pre-Funded Amount relating to Group II not used to purchase Subsequent Mortgage Loans during the Pre-Funding Period, (ii) 0.61700393 and (iii) .43612634566.

“REMIC Interests Sale Agreement”: The REMIC Interests Sale Agreement, dated as September 1, 2005, between the Company and NCFC.

“REMIC Pass-Through Rate”: As defined in Exhibit K hereof.

Appendix A-52

“REMIC I Pass-Through Rate”: As to each of the respective REMIC I Regular Interests, the applicable “REMIC I Pass-Through Rate” set forth in Exhibit K hereof.

“REMIC II Pass-Through Rate”: As to each of the respective REMIC II Regular Interests, the applicable “REMIC II Pass-Through Rate” set forth in Exhibit K hereof.

“REMIC III Pass-Through Rate”: As to each of the respective REMIC III Regular Interests, the applicable “REMIC III Pass-Through Rate” set forth in Exhibit K hereof.

“REMIC IV Pass-Through Rate”: As to each of the respective REMIC IV Regular Interests, the applicable “REMIC IV Pass-Through Rate set forth in Exhibit K hereof.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interests”: The REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the REMIC IV Regular Interests and the Master REMIC Regular Interests.

“REMIC I Regular Interests”: As defined in Exhibit K hereof.

“REMIC II Regular Interests”: As defined in Exhibit K hereof.

“REMIC III Regular Interests”: As defined in Exhibit K hereof.

“REMIC IV Regular Interests”: As defined in Exhibit K hereof.

“REO Acquisition”: The acquisition by the Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.13 hereof.

“REO Disposition”: As to any REO Property, a determination by the Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

“REO Imputed Interest”: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding net, with respect to a negative amortization loan, of amounts that would have been Deferred Interest, if any) on the unpaid Principal Balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 hereof by any income from the REO Property treated as a recovery of principal and with respect to a negative amortization loan, as such balance is increased by the addition of Deferred Interest.

“REO Proceeds”: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property), which proceeds are required to be deposited into the Collection Account within two days of receipt by the Servicer.

Appendix A-53

“REO Property”: A Mortgaged Property that is acquired by the Trust by foreclosure or by deed in lieu of foreclosure.

“Repurchase Event”: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are permitted and (C) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

“Repurchase Price”: With respect to any Mortgage Loan (i) required to be repurchased on any date by the Seller pursuant to the Purchase Agreement or (ii) permitted to be purchased by the Servicer pursuant to Article III hereof, an amount equal to the sum, without duplication, of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or with respect to which an Advance was last made by the Servicer) to the first day of the month following the month of purchase plus (iii) the amount of any unreimbursed Servicing Advances or unreimbursed Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Servicer or the Subservicer pursuant to Section 3.07 hereof and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the Trust Fund in connection with any violation by any Mortgage Loan of any predatory or abusive lending law or breach of representations and warranties regarding licensing or any predatory or abusive lending law.

“Request for Release”: A request for release in substantially the form of Exhibit E hereto.

“Required Overcollateralization Amount”: For any Distribution Date is equal to 0.50% of the sum of (x) the Pool Balance of the Initial Mortgage Loans as of the Cut-Off Date and (y) the Original Pre-Funded Amount.

“Residual Certificate”: The Class R Certificates representing beneficial ownership of the Class R-I, Class R-II, Class R-III, Class R-IV and Class R-V Interests.

“Residual Interest”: The sole Class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: With respect to the Trustee, any officer working in the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Appendix A-54

“Retained Certificates”: The Class I Certificates, the Class R Certificates and the Class C Certificates.

“Rolling 60-Day Delinquency Percentage”: For any Distribution Date, the average of the 60-Day Delinquency Percentages for the Mortgage Loans as of the last day of each of the three (or 1 and 2 in the case of the first two Distribution Dates, as applicable) most recently ended Due Periods.

“Rolling 90-Day Delinquency Percentage”: For any Distribution Date, the average of the 90-Day Delinquency Percentages for the Mortgage Loans as of the last day of each of the three (or 1 and 2 in the case of the first two Distribution Dates, as applicable) most recently ended Due Periods.

“Scheduled Principal Payment”: Any scheduled payment of principal made on a scheduled Due Date.

“Seller”: NovaStar Mortgage, Inc., a Virginia corporation, and its successors and assigns.

“Servicer”: NovaStar Mortgage, Inc., a Virginia corporation, and its successors and assigns.

“Servicer Remittance Date”: The third Business Day prior to each Distribution Date.

“Servicing Account”: The separate trust account created and maintained by the Servicer or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.08 hereof.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Servicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Section 3.13 hereof, and (v) expenses incurred in connection with any Mortgage Loan being registered on the MERS System.

“Servicing Default”: The meaning assigned in Section 7.01 hereof.

“Servicing Fee”: With respect to the Mortgage Loans and any Distribution Date, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of the related Due Period.

“Servicing Fee Rate”: With respect to any Mortgage Loan, 0.50% per annum.

Appendix A-55

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer or a Subservicer, as such list may be amended from time to time.

“Servicing Transfer Costs”: Reasonable and necessary costs and expenses incurred, by or on behalf of the Trustee or successor Servicer in connection with the transfer of servicing in the event of termination of the Servicer as servicer hereunder and the resulting transfer to the successor Servicer.

“Standard & Poor’s” or “S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Startup Day”: As defined in Section 10.01(a) hereof.

“Subordinate Available Funds Cap”: For each Distribution Date, a rate equal to the weighted average of (1) the Group I Available Funds Cap and (2) the Group II Available Funds Cap, weighted on the basis of the related Subordinated Amount, all for such Distribution Date.

“Subordinate REMIC Available Funds Cap”: The weighted average of the pass-through rates on the Class IV-S1 and Class IV-S2 Interests.

“Subordinated Amount”: For each Distribution Date, either (i) the Group I Subordinated Amount or (ii) the Group II Subordinated Amount.

“Subordinated Amount Ratio”: The ratio of the Group I Subordinated Amount to the Group II Subordinated Amount.

“Subsequent Cut-off Date”: With respect to those Subsequent Mortgage Loans which are sold to the Trust pursuant to a Subsequent Transfer Instrument, the later of (i) the first day of the month in which such Subsequent Mortgage Loan was acquired by the Trust and (ii) the date of origination of such Subsequent Mortgage Loan.

“Subsequent Mortgage Loan”: A Mortgage Loan sold by the Company to the Trust Fund pursuant to Section 2.08, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

“Subsequent Recovery”: With respect to any Mortgage Loan that had previously been the subject of a realized loss, any principal amount subsequently received in connection with such Mortgage Loan.

“Subsequent Transfer Date”: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

“Subsequent Transfer Instrument”: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Company substantially in the form attached hereto as Exhibit D, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

Appendix A-56

“Subservicer”: Any Person with which the Servicer has entered into a Subservicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 3.02 hereof.

“Subservicing Account”: An account established by a Subservicer which meets the requirements set forth in Section 3.06(e) and is otherwise acceptable to the Servicer.

“Subservicing Agreement”: The written contract between the Servicer and a Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 hereof.

“Subservicing Fee”: With respect to each Mortgage Loan and any Distribution Date, the portion of the Servicing Fee paid to a Subservicer.

“Substitution Adjustment Amount”: As defined in Section 2.03 hereof.

“Supplemental Interest Account”: An account established by the Trustee pursuant to Section 4.04 and is otherwise acceptable to the Servicer.

“Supplemental Interest Amount Due”: With respect to any of the Class A Certificates and Mezzanine Certificates and any Distribution Date, the sum of (x) the Available Funds Cap Shortfall Amount for such Group or Class of Certificates and such Distribution Date and (y) the Available Funds Cap Carryforward Amount for such Group or Class and Distribution Date.

“Supplemental Interest Payment”: With respect to any Distribution Date:

(i) for the Class A-1A Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class A-1A Certificates and (y) the amounts on deposit and available for distribution to the Class A-1A Certificates from the Supplemental Interest Trust on that Distribution Date;

(ii) for the Class A-2A Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class A-2A Certificates and (y) the amounts on deposit and available for distribution to the Class A-2A Certificates from the Supplemental Interest Trust on that Distribution Date;

(iii) for the Class A-2B Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class A-2B Certificates and (y) the amounts on deposit and available for distribution to the Class A-2B Certificates from the Supplemental Interest Trust on that Distribution Date;

(iv) for the Class A-2C Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class A-2C Certificates and (y) the amounts on deposit and available for distribution to the Class A-2C Certificates from the Supplemental Interest Trust on that Distribution Date;

(v) for the Class A-2D Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class A-2D Certificates and (y) the amounts on deposit and available for distribution to the Class A-2D Certificates from the Supplemental Interest Trust on that Distribution Date;

Appendix A-57

(vi) for the Class M-1 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-1 Certificates and (y) the amounts on deposit and available for distribution to the Class M-1 Certificates from the Supplemental Interest Trust on that Distribution Date;

(vii) for the Class M-2 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-2 Certificates and (y) the amounts on deposit and available for distribution to the Class M-2 Certificates from the Supplemental Interest Trust on that Distribution Date;

(viii) for the Class M-3 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-3 Certificates and (y) the amounts on deposit and available for distribution to the Class M-3 Certificates from the Supplemental Interest Trust on that Distribution Date;

(ix) for the Class M-4 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-4 Certificates and (y) the amounts on deposit and available for distribution to the Class M-4 Certificates from the Supplemental Interest Trust on that Distribution Date;

(x) for the Class M-5 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-5 Certificates and (y) the amounts on deposit and available for distribution to the Class M-5 Certificates from the Supplemental Interest Trust on that Distribution Date;

(xi) for the Class M-6 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-6 Certificates and (y) the amounts on deposit and available for distribution to the Class M-6 Certificates from the Supplemental Interest Trust on that Distribution Date;

(xii) for the Class M-7 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-7 Certificates and (y) the amounts on deposit and available for distribution to the Class M-7 Certificates from the Supplemental Interest Trust on that Distribution Date;

(xiii) for the Class M-8 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-8 Certificates and (y) the amounts on deposit and available for distribution to the Class M-8 Certificates from the Supplemental Interest Trust on that Distribution Date;

(xiv) for the Class M-9 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-9 Certificates and (y) the amounts on deposit and available for distribution to the Class M-9 Certificates from the Supplemental Interest Trust on that Distribution Date; and

(xv) for the Class M-10 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-10 Certificates and (y) the amounts on deposit and available for distribution to the Class M-10 Certificates from the Supplemental Interest Trust on that Distribution Date.

(xvi) For the Class M-11 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-11 Certificates and (y) the amounts on deposit and available for distribution to the Class M-11 Certificates from the Supplemental Interest Trust on that Distribution Date.

Appendix A-58

(xvii) For the Class M-12 Certificates, the lesser of (x) the Supplemental Interest Amount Due for the Class M-12 Certificates and (y) the amounts on deposit and available for distribution to the Class M-12 Certificates from the Supplemental Interest Trust on that Distribution Date.

“Supplemental Interest Trust”: The supplemental interest trust established and maintained pursuant to Section 4.04 and designated as such.

“Swap Agreement”: Any of the ten interest rate Swap Agreements between the Supplemental Interest Trust and a Swap Counterparty which are deemed to be assets of the Supplemental Interest Trust and not an asset of any one of the REMICs created hereunder.

“Swap Amount”: The calculation of the Swap Amount is subject to the verification and confirmation of the Swap Counterparties who are calculation agents for the Swap Agreements. Swap Amount shall mean, on each Distribution Date on or prior to the Class I Termination Date, the excess of (x) the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related notional amount over (y) the product of (i) LIBOR, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related notional amount, (so long as such calculation results in a positive number) which after the occurrence of a Notional Amount Test Event, shall be calculated pursuant to Section 4.03(f).

“Swap Counterparty”: The Royal Bank of Scotland plc, Wachovia Bank, N.A., or Deutsche Bank AG, as applicable.

“Swap/Cap Interest Rate Schedule”: As set forth in Appendix B.

“Swap/Cap Maturity Date Schedule”: As set forth in Appendix B.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 10.01(e) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee, on behalf of each REMIC, together with any and all other information reports, forms or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Appendix A-59

“Termination Payment Due Date”: As defined in Section 4.04(g) of the Pooling and Servicing Agreement.

“Termination Price”: As defined in Section 11.01(a) of the Pooling and Servicing Agreement.

“Treasury Regulations”: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date, on or after the Crossover Date, if either (i) the Rolling 60-Day Delinquency Percentage (calculated on a contractual basis) exceeds 53.80% of the current Credit Enhancement Percentage, or (ii) the Cumulative Loss Percentage for such Distribution Date is greater than the applicable percentage set forth below with respect to such Distribution Date:

Distribution Date Occurring In:	Percentage
October 2008	1.75%
November 2008	1.79%
December 2008	1.83%
January 2009	1.88%
February 2009	1.92%
March 2009	1.96%
April 2009	2.00%
May 2009	2.04%
June 2009	2.08%
July 2009	2.13%
August 2009	2.17%
September 2009	2.21%
October 2009	2.25%
November 2009	2.29%
December 2009	2.33%
January 2010	2.38%
February 2010	2.42%
March 2010	2.46%
April 2010	2.50%
May 2010	2.54%
June 2010	2.58%
July 2010	2.63%
August 2010	2.67%
September 2010	2.71%
October 2010	2.75%
November 2010	2.77%
December 2010	2.79%
January 2011	2.81%
February 2011	2.83%
March 2011	2.85%
April 2011	2.88%
May 2011	2.90%
June 2011	2.92%
July 2011	2.94%
August 2011	2.96%
September 2011	2.98%
October 2011 and thereafter	3.00%

Appendix A-60

“Trust”: NovaStar Mortgage Funding Trust 2005-3, the trust created hereunder.

“Trust Fund”: All of the assets of the Trust, which is the trust created hereunder consisting of the REMIC I, REMIC II, REMIC III, REMIC IV, the Master REMIC, the Pre-Funding Account and the Supplemental Interest Trust.

“Trustee”: JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, and its successors and assigns or any successor trustee appointed pursuant to the terms of the Agreement.

“Trustee Fee”: With respect to each Distribution Date, the product of (i) the Trustee Fee Rate divided by 12 and (ii) the sum of the Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the first day of the related Due Period.

“Trustee Fee Rate”: 0.0035% per annum.

“Underwriters”: Greenwich Capital Markets, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, and their successors and assigns.

“Underwriting Agreement”: The Underwriting Agreement dated September 19, 2005 among the Underwriters, the Company and the Seller with respect to the offer and sale of the Offered Certificates, as the same may be amended from time to time.

“Underwriting Guidelines”: The underwriting guidelines set forth in the Prospectus Supplement under the heading “Description of the Mortgage Pool—Underwriting Standards for Mortgage Loans”.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

Appendix A-61

“Unpaid Interest Shortfall Amount”: With respect to each Class of Class A Certificates and Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the sum of (a) the Unpaid Interest Shortfall Amount for that Class as of the prior Distribution Date, (b) the excess of the amount of the Current Interest due with respect to that Class on the prior Distribution Date over the amount actually distributed to the Holders of that Class on account of the Current Interest on the prior Distribution Date and (c) interest on the sum of (a) and (b) to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates and the Mezzanine Certificates shall have 97% of the Voting Rights (allocated among the Holders of the Class A Certificates and the Mezzanine Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class C Certificates shall have 1% of the Voting Rights, the Class I Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class C Certificates, Class I Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class C Certificates, Class I Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class. The Class M-11 DSI and Class M-12 DSI Certificates do not have Voting Rights.

“Weighted Average Mortgage Rate”: With respect to any Distribution Date, the weighted average of the Mortgage Rates of the Mortgage Loans (weighted by the Principal Balances of the Mortgage Loans).

Appendix A-62

APPENDIX B

Group I Schedule

Corresponding Number	Group I %
1	0.002163527
2	0.002966224
3	0.003337461
4	0.003282652
5	0.003256380
6	0.003229525
7	0.003385482
8	0.003629548
9	0.003774007
10	0.004815446
11	0.006324283
12	0.006183565
13	0.006246003
14	0.006281793
15	0.006317783
16	0.006353973
17	0.006390368
18	0.006426963 (except 56.751752238 for the A Interests)
19	0.006463767 (except 56.745325275 for the B and C Interests)
20	0.006445209 (except 56.738861508 for the D and E Interests)
21	0.000190833 (except 56.732416299 for the F, G and H Interests)
22	0.028275185 (except 56.732225466 for the K, L, M and O Interests)
23	0.025436269 (except 56.703950281 for the Q, S and T Interests)
24	0.025916601
25	0.026627305
26	0.027034430
27	0.032685914
28	0.007940377
29	0.010527351
30	0.008991759 (except 56.547782034 for the U Interests)
31	0.009053972 (except 56.538790274 for the V and W Interests)

32	0.009115824 (except 56.529736302 for the Y and Z Interests)
33	0.009177494 (except 56.520620478 for the a, b and c Interests)
34	0.009239249 (except 56.511442983 for the d and e Interests)
35	0.009303670 (except 56.502203734 for the f and g Interests)
36	0.009307687
37	0.009366336
38	0.009401429
39	0.009463641
40	0.009525911
41	0.009588728
42	0.009651098
43	0.009713512
44	0.009776267
45	0.009838755
46	0.009901265
47	56.387365435

Appendix B-2

Group II Schedule

Corresponding Number	Group II %
1	43.170309743
2	0.002163527
3	0.002966224
4	0.003337461
5	0.003282652
6	0.003256380
7	0.003229525
8	0.003385482
9	0.003629548
10	0.003774007
11	0.004815446
12	0.006324284
13	0.006183565
14	0.006246003
15	0.006281793
16	0.006317782
17	0.006353973
18	0.006390367
19	0.006426964
20	0.006463766
21	0.006445209
22	0.000190833
23	0.028275185
24	0.025436269
25	0.025916601
26	0.026627306
27	0.027034429
28	0.032685914
29	0.007940378
30	0.010527350
31	0.008991759
32	0.009053972
33	0.009115824
34	0.009177494
35	0.009239248
36	0.009303670
37	0.009307689
38	0.009366333
39	0.009401431
40	0.009463641
41	0.009525909
42	0.009588729
43	0.009651098
44	0.009713512
45	0.009776269
46	0.009838753
47	0.009901267

Appendix B-3

Swap/Cap Interest Rate Schedule

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 0.3650%	Corresponding Interest Rate 3.8700%	Corresponding Interest Rate 0.3670%	Corresponding Interest Rate 0.3280%
October 2005	All A1 and AA1 Interests	All B1 and BB1 Interests	All C1 and CC1 Interests	All D1 and DD1 Interests

November 2005	All A2 and AA2 Interests	All B2 and BB2 Interests	All C2 and CC2 Interests	All D2 and DD2 Interests

December 2005	All A3 and AA3 Interests	All B3 and BB3 Interests	All C3 and CC3 Interests	All D3 and DD3 Interests

January 2006	All A4 and AA4 Interests	All B4 and BB4 Interests	All C4 and CC4 Interests	All D4 and DD4 Interests

February 2006	All A5 and AA5 Interests	All B5 and BB5 Interests	All C5 and CC5 Interests	All D5 and DD5 Interests

March 2006	All A6 and AA6 Interests	All B6 and BB6 Interests	All C6 and CC6 Interests	All D6 and DD6 Interests

April 2006	All A7 and AA7 Interests	All B7 and BB7 Interests	All C7 and CC7 Interests	All D7 and DD7 Interests

May 2006	All A8 and AA8 Interests	All B8 and BB8 Interests	All C8 and CC8 Interests	All D8 and DD8 Interests

June 2006	All A9 and AA9 Interests	All B9 and BB9 Interests	All C9 and CC9 Interests	All D9 and DD9 Interests

July 2006	All A10 and AA10 Interests	All B10 and BB10 Interests	All C10 and CC10 Interests	All D10 and DD10 Interests

August 2006	All A11 and AA11 Interests	All B11 and BB11 Interests	All C11 and CC11 Interests	All D11 and DD11 Interests

September 2006	All A12 and AA12 Interests	All B12 and BB12 Interests	All C12 and CC12 Interests	All D12 and DD12 Interests

October 2006	All A13 and AA13 Interests	All B13 and BB13 Interests	All C13 and CC13 Interests	All D13 and DD13 Interests

November 2006	All A14 and AA14 Interests	All B14 and BB14 Interests	All C14 and CC14 Interests	All D14 and DD14 Interests

December 2006	All A15 and AA15 Interests	All B15 and BB15 Interests	All C15 and CC15 Interests	All D15 and DD15 Interests

January 2007	All A16 and AA16 Interests	All B16 and BB16 Interests	All C16 and CC16 Interests	All D16 and DD16 Interests

February 2007	All A17 and AA17 Interests	All B17 and BB17 Interests	All C17 and CC17 Interests	All D17 and DD17 Interests

March 2007	All A18 and AA18 Interests	All B18 and BB18 Interests	All C18 and CC18 Interests	All D18 and DD18 Interests

April 2007		All B19 and BB19 Interests	All C19 and CC19 Interests	All D19 and DD19 Interests

May 2007				All D20 and DD20 Interests

Appendix B-4

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 0.3220%	Corresponding Interest Rate 3.7700%	Corresponding Interest Rate 0.2950%	Corresponding Interest Rate 0.2870%
October 2005	All E1 and EE1 Interests	All F1 and FF1 Interests	All G1 and GG1 Interests	All H1 and HH1 Interests

November 2005	All E2 and EE2 Interests	All F2 and FF2 Interests	All G2 and GG2 Interests	All H2 and HH2 Interests

December 2005	All E3 and EE3 Interests	All F3 and FF3 Interests	All G3 and GG3 Interests	All H3 and HH3 Interests

January 2006	All E4 and EE4 Interests	All F4 and FF4 Interests	All G4 and GG4 Interests	All H4 and HH4 Interests

February 2006	All E5 and EE5 Interests	All F5 and FF5 Interests	All G5 and GG5 Interests	All H5 and HH5 Interests

March 2006	All E6 and EE6 Interests	All F6 and FF6 Interests	All G6 and GG6 Interests	All H6 and HH6 Interests

April 2006	All E7 and EE7 Interests	All F7 and FF7 Interests	All G7 and GG7 Interests	All H7 and HH7 Interests

May 2006	All E8 and EE8 Interests	All F8 and FF8 Interests	All G8 and GG8 Interests	All H8 and HH8 Interests

June 2006	All E9 and EE9 Interests	All F9 and FF9 Interests	All G9 and GG9 Interests	All H9 and HH9 Interests

July 2006	All E10 and EE10 Interests	All F10 and FF10 Interests	All G10 and GG10 Interests	All H10 and HH10 Interests

August 2006	All E11 and EE11 Interests	All F11 and FF11 Interests	All G11 and GG11 Interests	All H11 and HH11 Interests

September 2006	All E12 and EE12 Interests	All F12 and FF12 Interests	All G12 and GG12 Interests	All H12 and HH12 Interests

October 2006	All E13 and EE13 Interests	All F13 and FF13 Interests	All G13 and GG13 Interests	All H13 and HH13 Interests

November 2006	All E14 and EE14 Interests	All F14 and FF14 Interests	All G14 and GG14 Interests	All H14 and HH14 Interests

December 2006	All E15 and EE15 Interests	All F15 and FF15 Interests	All G15 and GG15 Interests	All H15 and HH15 Interests

January 2007	All E16 and EE16 Interests	All F16 and FF16 Interests	All G16 and GG16 Interests	All H16 and HH16 Interests

February 2007	All E17 and EE17 Interests	All F17 and FF17 Interests	All G17 and GG17 Interests	All H17 and HH17 Interests

March 2007	All E18 and EE18 Interests	All F18 and FF18 Interests	All G18 and GG18 Interests	All H18 and HH18 Interests

April 2007	All E19 and EE19 Interests	All F19 and FF19 Interests	All G19 and GG19 Interests	All H19 and HH19 Interests

May 2007	All E20 and EE20 Interests	All F20 and FF20 Interests	All G20 and GG20 Interests	All H20 and HH20 Interests

June 2007		All F21 and FF21 Interests	All G21 and GG21 Interests	All H21 and HH21 Interests

Appendix B-5

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 4.0180%	Corresponding Interest Rate 4.1100%	Corresponding Interest Rate 0.2880%	Corresponding Interest Rate 4.1525%
October 2005	All K1 and KK1 Interests	All L1 and LL1 Interests	All M1 and MM1 Interests	All O1 and OO1 Interests

November 2005	All K2 and KK2 Interests	All L2 and LL2 Interests	All M2 and MM2 Interests	All O2 and OO2 Interests

December 2005	All K3 and KK3 Interests	All L3 and LL3 Interests	All M3 and MM3 Interests	All O3 and OO3 Interests

January 2006	All K4 and KK4 Interests	All L4 and LL4 Interests	All M4 and MM4 Interests	All O4 and OO4 Interests

February 2006	All K5 and KK5 Interests	All L5 and LL5 Interests	All M5 and MM5 Interests	All O5 and OO5 Interests

March 2006	All K6 and KK6 Interests	All L6 and LL6 Interests	All M6 and MM6 Interests	All O6 and OO6 Interests

April 2006	All K7 and KK7 Interests	All L7 and LL7 Interests	All M7 and MM7 Interests	All O7 and OO7 Interests

May 2006	All K8 and KK8 Interests	All L8 and LL8 Interests	All M8 and MM8 Interests	All O8 and OO8 Interests

June 2006	All K9 and KK9 Interests	All L9 and LL9 Interests	All M9 and MM9 Interests	All O9 and OO9 Interests

July 2006	All K10 and KK10 Interests	All L10 and LL10 Interests	All M10 and MM10 Interests	All O10 and OO10 Interests

August 2006	All K11 and KK11 Interests	All L11 and LL11 Interests	All M11 and MM11 Interests	All O11 and OO11 Interests

September 2006	All K12 and KK12 Interests	All L12 and LL12 Interests	All M12 and MM12 Interests	All O12 and OO12 Interests

October 2006	All K13 and KK13 Interests	All L13 and LL13 Interests	All M13 and MM13 Interests	All O13 and OO13 Interests

November 2006	All K14 and KK14 Interests	All L14 and LL14 Interests	All M14 and MM14 Interests	All O14 and OO14 Interests

December 2006	All K15 and KK15 Interests	All L15 and LL15 Interests	All M15 and MM15 Interests	All O15 and OO15 Interests

January 2007	All K16 and KK16 Interests	All L16 and LL16 Interests	All M16 and MM16 Interests	All O16 and OO16 Interests

February 2007	All K17 and KK17 Interests	All L17 and LL17 Interests	All M17 and MM17 Interests	All O17 and OO17 Interests

March 2007	All K18 and KK18 Interests	All L18 and LL18 Interests	All M18 and MM18 Interests	All O18 and OO18 Interests

April 2007	All K19 and KK19 Interests	All L19 and LL19 Interests	All M19 and MM19 Interests	All O19 and OO19 Interests

May 2007	All K20 and KK20 Interests	All L20 and LL20 Interests	All M20 and MM20 Interests	All O20 and OO20 Interests

June 2007	All K21 and KK21 Interests	All L21 and LL21 Interests	All M21 and MM21 Interests	All O21 and OO21 Interests

July 2007	All K22 and KK22 Interests	All L22 and LL22 Interests	All M22 and MM22 Interests	All O22 and OO22 Interests

Appendix B-6

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 0.28125%	Corresponding Interest Rate 4.4675%	Corresponding Interest Rate 0.2740%
October 2005	All Q1 and QQ1 Interests	All S1 and SS1 Interests	All T1 and TT1 Interests

November 2005	All Q2 and QQ2 Interests	All S2 and SS2 Interests	All T2 and TT2 Interests

December 2005	All Q3 and QQ3 Interests	All S3 and SS3 Interests	All T3 and TT3 Interests

January 2006	All Q4 and QQ4 Interests	All S4 and SS4 Interests	All T4 and TT4 Interests

February 2006	All Q5 and QQ5 Interests	All S5 and SS5 Interests	All T5 and TT5 Interests

March 2006	All Q6 and QQ6 Interests	All S6 and SS6 Interests	All T6 and TT6 Interests

April 2006	All Q7 and QQ7 Interests	All S7 and SS7 Interests	All T7 and TT7 Interests

May 2006	All Q8 and QQ8 Interests	All S8 and SS8 Interests	All T8 and TT8 Interests

June 2006	All Q9 and QQ9 Interests	All S9 and SS9 Interests	All T9 and TT9 Interests

July 2006	All Q10 and QQ10 Interests	All S10 and SS10 Interests	All T10 and TT10 Interests

August 2006	All Q11 and QQ11 Interests	All S11 and SS11 Interests	All T11 and TT11 Interests

September 2006	All Q12 and QQ12 Interests	All S12 and SS12 Interests	All T12 and TT12 Interests

October 2006	All Q13 and QQ13 Interests	All S13 and SS13 Interests	All T13 and TT13 Interests

November 2006	All Q14 and QQ14 Interests	All S14 and SS14 Interests	All T14 and TT14 Interests

December 2006	All Q15 and QQ15 Interests	All S15 and SS15 Interests	All T15 and TT15 Interests

January 2007	All Q16 and QQ16 Interests	All S16 and SS16 Interests	All T16 and TT16 Interests

February 2007	All Q17 and QQ17 Interests	All S17 and SS17 Interests	All T17 and TT17 Interests

March 2007	All Q18 and QQ18 Interests	All S18 and SS18 Interests	All T18 and TT18 Interests

April 2007	All Q19 and QQ19 Interests	All S19 and SS19 Interests	All T19 and TT19 Interests

May 2007	All Q20 and QQ20 Interests	All S20 and SS20 Interests	All T20 and TT20 Interests

June 2007	All Q21 and QQ21 Interests	All S21 and SS21 Interests	All T21 and TT21 Interests

July 2007	All Q22 and QQ22 Interests	All S22 and SS22 Interests	All T22 and TT22 Interests

August 2007	All Q23 and QQ23 Interests	All S23 and SS23 Interests	All T23 and TT23 Interests

Appendix B-7

Swap/Cap Interest Rate Schedule – Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 0.4600%	Corresponding Interest Rate 4.0480%	Corresponding Interest Rate 0.4520%
October 2005	All U1 and UU1 Interests	All V1 and VV1 Interests	All W1 and WW1 Interests

November 2005	All U2 and UU2 Interests	All V2 and VV2 Interests	All W2 and WW2 Interests

December 2005	All U3 and UU3 Interests	All V3 and VV3 Interests	All W3 and WW3 Interests

January 2006	All U4 and UU4 Interests	All V4 and VV4 Interests	All W4 and WW4 Interests

February 2006	All U5 and UU5 Interests	All V5 and VV5 Interests	All W5 and WW5 Interests

March 2006	All U6 and UU6 Interests	All V6 and VV6 Interests	All W6 and WW6 Interests

April 2006	All U7 and UU7 Interests	All V7 and VV7 Interests	All W7 and WW7 Interests

May 2006	All U8 and UU8 Interests	All V8 and VV8 Interests	All W8 and WW8 Interests

June 2006	All U9 and UU9 Interests	All V9 and VV9 Interests	All W9 and WW9 Interests

July 2006	All U10 and UU10 Interests	All V10 and VV10 Interests	All W10 and WW10 Interests

August 2006	All U11 and UU11 Interests	All V11 and VV11 Interests	All W11 and WW11 Interests

September 2006	All U12 and UU12 Interests	All V12 and VV12 Interests	All W12 and WW12 Interests

October 2006	All U13 and UU13 Interests	All V13 and VV13 Interests	All W13 and WW13 Interests

November 2006	All U14 and UU14 Interests	All V14 and VV14 Interests	All W14 and WW14 Interests

December 2006	All U15 and UU15 Interests	All V15 and VV15 Interests	All W15 and WW15 Interests

January 2007	All U16 and UU16 Interests	All V16 and VV16 Interests	All W16 and WW16 Interests

February 2007	All U17 and UU17 Interests	All V17 and VV17 Interests	All W17 and WW17 Interests

March 2007	All U18 and UU18 Interests	All V18 and VV18 Interests	All W18 and WW18 Interests

April 2007	All U19 and UU19 Interests	All V19 and VV19 Interests	All W19 and WW19 Interests

May 2007	All U20 and UU20 Interests	All V20 and VV20 Interests	All W20 and WW20 Interests

June 2007	All U21 and UU21 Interests	All V21 and VV21 Interests	All W21 and WW21 Interests

July 2007	All U22 and UU22 Interests	All V22 and VV22 Interests	All W22 and WW22 Interests

August 2007	All U23 and UU23 Interests	All V23 and VV23 Interests	All W23 and WW23 Interests

September 2007	All U24 and UU24 Interests	All V24 and VV24 Interests	All W24 and WW24 Interests

October 2007	All U25 and UU25 Interests	All V25 and VV25 Interests	All W25 and WW25 Interests

November 2007	All U26 and UU26 Interests	All V26 and VV26 Interests	All W26 and WW26 Interests

December 2007	All U27 and UU27 Interests	All V27 and VV27 Interests	All W27 and WW27 Interests

January 2008	All U28 and UU28 Interests	All V28 and VV28 Interests	All W28 and WW28 Interests

February 2008	All U29 and UU29 Interests	All V29 and VV29 Interests	All W29 and WW29 Interests

March 2008	All U30 and UU30 Interests	All V30 and VV30 Interests	All W30 and WW30 Interests

April 2008		All V31 and VV31 Interests	All W31 and WW31 Interests

Appendix B-8

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 0.4225%	Corresponding Interest Rate 0.4290%	Corresponding Interest Rate 3.8650%
October 2005	All Y1 and YY1 Interests	All Z1 and ZZ1 Interests	All a1 and aa1 Interests

November 2005	All Y2 and YY2 Interests	All Z2 and ZZ2 Interests	All a2 and aa2 Interests

December 2005	All Y3 and YY3 Interests	All Z3 and ZZ3 Interests	All a3 and aa3 Interests

January 2006	All Y4 and YY4 Interests	All Z4 and ZZ4 Interests	All a4 and aa4 Interests

February 2006	All Y5 and YY5 Interests	All Z5 and ZZ5 Interests	All a5 and aa5 Interests

March 2006	All Y6 and YY6 Interests	All Z6 and ZZ6 Interests	All a6 and aa6 Interests

April 2006	All Y7 and YY7 Interests	All Z7 and ZZ7 Interests	All a7 and aa7 Interests

May 2006	All Y8 and YY8 Interests	All Z8 and ZZ8 Interests	All a8 and aa8 Interests

June 2006	All Y9 and YY9 Interests	All Z9 and ZZ9 Interests	All a9 and aa9 Interests

July 2006	All Y10 and YY10 Interests	All Z10 and ZZ10 Interests	All a10 and aa10 Interests

August 2006	All Y11 and YY11 Interests	All Z11 and ZZ11 Interests	All a11 and aa11 Interests

September 2006	All Y12 and YY12 Interests	All Z12 and ZZ12 Interests	All a12 and aa12 Interests

October 2006	All Y13 and YY13 Interests	All Z13 and ZZ13 Interests	All a13 and aa13 Interests

November 2006	All Y14 and YY14 Interests	All Z14 and ZZ14 Interests	All a14 and aa14 Interests

December 2006	All Y15 and YY15 Interests	All Z15 and ZZ15 Interests	All a15 and aa15 Interests

January 2007	All Y16 and YY16 Interests	All Z16 and ZZ16 Interests	All a16 and aa16 Interests

February 2007	All Y17 and YY17 Interests	All Z17 and ZZ17 Interests	All a17 and aa17 Interests

March 2007	All Y18 and YY18 Interests	All Z18 and ZZ18 Interests	All a18 and aa18 Interests

April 2007	All Y19 and YY19 Interests	All Z19 and ZZ19 Interests	All a19 and aa19 Interests

May 2007	All Y20 and YY20 Interests	All Z20 and ZZ20 Interests	All a20 and aa20 Interests

June 2007	All Y21 and YY21 Interests	All Z21 and ZZ21 Interests	All a21 and aa21 Interests

July 2007	All Y22 and YY22 Interests	All Z22 and ZZ22 Interests	All a22 and aa22 Interests

August 2007	All Y23 and YY23 Interests	All Z23 and ZZ23 Interests	All a23 and aa23 Interests

September 2007	All Y24 and YY24 Interests	All Z24 and ZZ24 Interests	All a24 and aa24 Interests

October 2007	All Y25 and YY25 Interests	All Z25 and ZZ25 Interests	All a25 and aa25 Interests

November 2007	All Y26 and YY26 Interests	All Z26 and ZZ26 Interests	All a26 and aa26 Interests

December 2007	All Y27 and YY27 Interests	All Z27 and ZZ27 Interests	All a27 and aa27 Interests

January 2008	All Y28 and YY28 Interests	All Z28 and ZZ28 Interests	All a28 and aa28 Interests

February 2008	All Y29 and YY29 Interests	All Z29 and ZZ29 Interests	All a29 and aa29 Interests

March 2008	All Y30 and YY30 Interests	All Z30 and ZZ30 Interests	All a30 and aa30 Interests

April 2008	All Y31 and YY31 Interests	All Z31 and ZZ31 Interests	All a31 and aa31 Interests

May 2008	All Y32 and YY32 Interests	All Z32 and ZZ32 Interests	All a32 and aa32 Interests

June 2008			All a33 and aa33 Interests

Appendix B-9

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 0.3800%	Corresponding Interest Rate 0.3980%	Corresponding Interest Rate 0.4010%
October 2005	All b1 and bb1 Interests	All c1 and cc1 Interests	All d1 and dd1 Interests

November 2005	All b2 and bb2 Interests	All c2 and cc2 Interests	All d2 and dd2 Interests

December 2005	All b3 and bb3 Interests	All c3 and cc3 Interests	All d3 and dd3 Interests

January 2006	All b4 and bb4 Interests	All c4 and cc4 Interests	All d4 and dd4 Interests

February 2006	All b5 and bb5 Interests	All c5 and cc5 Interests	All d5 and dd5 Interests

March 2006	All b6 and bb6 Interests	All c6 and cc6 Interests	All d6 and dd6 Interests

April 2006	All b7 and bb7 Interests	All c7 and cc7 Interests	All d7 and dd7 Interests

May 2006	All b8 and bb8 Interests	All c8 and cc8 Interests	All d8 and dd8 Interests

June 2006	All b9 and bb9 Interests	All c9 and cc9 Interests	All d9 and dd9 Interests

July 2006	All b10 and bb10 Interests	All c10 and cc10 Interests	All d10 and dd10 Interests

August 2006	All b11 and bb11 Interests	All c11 and cc11 Interests	All d11 and dd11 Interests

September 2006	All b12 and bb12 Interests	All c12 and cc12 Interests	All d12 and dd12 Interests

October 2006	All b13 and bb13 Interests	All c13 and cc13 Interests	All d13 and dd13 Interests

November 2006	All b14 and bb14 Interests	All c14 and cc14 Interests	All d14 and dd14 Interests

December 2006	All b15 and bb15 Interests	All c15 and cc15 Interests	All d15 and dd15 Interests

January 2007	All b16 and bb16 Interests	All c16 and cc16 Interests	All d16 and dd16 Interests

February 2007	All b17 and bb17 Interests	All c17 and cc17 Interests	All d17 and dd17 Interests

March 2007	All b18 and bb18 Interests	All c18 and cc18 Interests	All d18 and dd18 Interests

April 2007	All b19 and bb19 Interests	All c19 and cc19 Interests	All d19 and dd19 Interests

May 2007	All b20 and bb20 Interests	All c20 and cc20 Interests	All d20 and dd20 Interests

June 2007	All b21 and bb21 Interests	All c21 and cc21 Interests	All d21 and dd21 Interests

July 2007	All b22 and bb22 Interests	All c22 and cc22 Interests	All d22 and dd22 Interests

August 2007	All b23 and bb23 Interests	All c23 and cc23 Interests	All d23 and dd23 Interests

September 2007	All b24 and bb24 Interests	All c24 and cc24 Interests	All d24 and dd24 Interests

October 2007	All b25 and bb25 Interests	All c25 and cc25 Interests	All d25 and dd25 Interests

November 2007	All b26 and bb26 Interests	All c26 and cc26 Interests	All d26 and dd26 Interests

December 2007	All b27 and bb27 Interests	All c27 and cc27 Interests	All d27 and dd27 Interests

January 2008	All b28 and bb28 Interests	All c28 and cc28 Interests	All d28 and dd28 Interests

February 2008	All b29 and bb29 Interests	All c29 and cc29 Interests	All d29 and dd29 Interests

March 2008	All b30 and bb30 Interests	All c30 and cc30 Interests	All d30 and dd30 Interests

April 2008	All b31 and bb31 Interests	All c31 and cc31 Interests	All d31 and dd31 Interests

May 2008	All b32 and bb32 Interests	All c32 and cc32 Interests	All d32 and dd32 Interests

June 2008	All b33 and bb33 Interests	All c33 and cc33 Interests	All d33 and dd33 Interests

July 2008			All d34 and dd34 Interests

Appendix B-10

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
	Corresponding Interest Rate 4.0840%	Corresponding Interest Rate 0.3725%	Corresponding Interest Rate 0.3600%
October 2005	All e1 and ee1 Interests	All f1 and ff1 Interests	All g1 and gg1 Interests

November 2005	All e2 and ee2 Interests	All f2 and ff2 Interests	All g2 and gg2 Interests

December 2005	All e3 and ee3 Interests	All f3 and ff3 Interests	All g3 and gg3 Interests

January 2006	All e4 and ee4 Interests	All f4 and ff4 Interests	All g4 and gg4 Interests

February 2006	All e5 and ee5 Interests	All f5 and ff5 Interests	All g5 and gg5 Interests

March 2006	All e6 and ee6 Interests	All f6 and ff6 Interests	All g6 and gg6 Interests

April 2006	All e7 and ee7 Interests	All f7 and ff7 Interests	All g7 and gg7 Interests

May 2006	All e8 and ee8 Interests	All f8 and ff8 Interests	All g8 and gg8 Interests

June 2006	All e9 and ee9 Interests	All f9 and ff9 Interests	All g9 and gg9 Interests

July 2006	All e10 and ee10 Interests	All f10 and ff10 Interests	All g10 and gg10 Interests

August 2006	All e11 and ee11 Interests	All f11 and ff11 Interests	All g11 and gg11 Interests

September 2006	All e12 and ee12 Interests	All f12 and ff12 Interests	All g12 and gg12 Interests

October 2006	All e13 and ee13 Interests	All f13 and ff13 Interests	All g13 and gg13 Interests

November 2006	All e14 and ee14 Interests	All f14 and ff14 Interests	All g14 and gg14 Interests

December 2006	All e15 and ee15 Interests	All f15 and ff15 Interests	All g15 and gg15 Interests

January 2007	All e16 and ee16 Interests	All f16 and ff16 Interests	All g16 and gg16 Interests

February 2007	All e17 and ee17 Interests	All f17 and ff17 Interests	All g17 and gg17 Interests

March 2007	All e18 and ee18 Interests	All f18 and ff18 Interests	All g18 and gg18 Interests

April 2007	All e19 and ee19 Interests	All f19 and ff19 Interests	All g19 and gg19 Interests

May 2007	All e20 and ee20 Interests	All f20 and ff20 Interests	All g20 and gg20 Interests

June 2007	All e21 and ee21 Interests	All f21 and ff21 Interests	All g21 and gg21 Interests

July 2007	All e22 and ee22 Interests	All f22 and ff22 Interests	All g22 and gg22 Interests

August 2007	All e23 and ee23 Interests	All f23 and ff23 Interests	All g23 and gg23 Interests

September 2007	All e24 and ee24 Interests	All f24 and ff24 Interests	All g24 and gg24 Interests

October 2007	All e25 and ee25 Interests	All f25 and ff25 Interests	All g25 and gg25 Interests

November 2007	All e26 and ee26 Interests	All f26 and ff26 Interests	All g26 and gg26 Interests

December 2007	All e27 and ee27 Interests	All f27 and ff27 Interests	All g27 and gg27 Interests

January 2008	All e28 and ee28 Interests	All f28 and ff28 Interests	All g28 and gg28 Interests

February 2008	All e29 and ee29 Interests	All f29 and ff29 Interests	All g29 and gg29 Interests

March 2008	All e30 and ee30 Interests	All f30 and ff30 Interests	All g30 and gg30 Interests

April 2008	All e31 and ee31 Interests	All f31 and ff31 Interests	All g31 and gg31 Interests

May 2008	All e32 and ee32 Interests	All f32 and ff32 Interests	All g32 and gg32 Interests

June 2008	All e33 and ee33 Interests	All f33 and ff33 Interests	All g33 and gg33 Interests

July 2008	All e34 and ee34 Interests	All f34 and ff34 Interests	All g34 and gg34 Interests

August 2008		All f35 and ff35 Interests	All g35 and gg35 Interests

Appendix B-11

Swap/Cap Interest Rate Schedule - Continued

Corresponding Distribution Date	Corresponding REMIC III Regular Interest
Corresponding Interest Rate 4.4050%
October 2005	All h1 and hh1 Interests

November 2005	All h2 and hh2 Interests

December 2005	All h3 and hh3 Interests

January 2006	All h4 and hh4 Interests

February 2006	All h5 and hh5 Interests

March 2006	All h6 and hh6 Interests

April 2006	All h7 and hh7 Interests

May 2006	All h8 and hh8 Interests

June 2006	All h9 and hh9 Interests

July 2006	All h10 and hh10 Interests

August 2006	All h11 and hh11 Interests

September 2006	All h12 and hh12 Interests

October 2006	All h13 and hh13 Interests

November 2006	All h14 and hh14 Interests

December 2006	All h15 and hh15 Interests

January 2007	All h16 and hh16 Interests

February 2007	All h17 and hh17 Interests

March 2007	All h18 and hh18 Interests

April 2007	All h19 and hh19 Interests

May 2007	All h20 and hh20 Interests

June 2007	All h21 and hh21 Interests

July 2007	All h22 and hh22 Interests

August 2007	All h23 and hh23 Interests

September 2007	All h24 and hh24 Interests

October 2007	All h25 and hh25 Interests

November 2007	All h26 and hh26 Interests

December 2007	All h27 and hh27 Interests

January 2008	All h28 and hh28 Interests

February 2008	All h29 and hh29 Interests

March 2008	All h30 and hh30 Interests

April 2008	All h31 and hh31 Interests

May 2008	All h32 and hh32 Interests

June 2008	All h33 and hh33 Interests

July 2008	All h34 and hh34 Interests

August 2008	All h35 and hh35 Interests

September 2008	All h36 and hh36 Interests

October 2008	All h37 and hh37 Interests

November 2008	All h38 and hh38 Interests

December 2008	All h39 and hh39 Interests

January 2009	All h40 and hh40 Interests

February 2009	All h41 and hh41 Interests

March 2009	All h42 and hh42 Interests

April 2009	All h43 and hh43 Interests

May 2009	All h44 and hh44 Interests

June 2009	All h45 and hh45 Interests

July 2009	All h46 and hh46 Interests

August 2009	All h47 and hh47 Interests

Appendix B-12

Swap/Cap Maturity Date Schedule

Corresponding REMIC III Regular Interest	Corresponding Maturity Date
All AA Interests	March 2007

All BB Interests	April 2007

All CC Interests	April 2007

All DD Interests	May 2007

All EE Interests	May 2007

All FF Interests	June 2007

All GG Interests	June 2007

All HH Interests	June 2007

All KK Interests	July 2007

All LL Interests	July 2007

All MM Interests	July 2007

All OO Interests	July 2007

All QQ Interests	August 2007

All SS Interests	August 2007

All TT Interests	August 2007

All UU Interests	March 2008

All VV Interests	April 2008

All WW Interests	April 2008

All YY Interests	May 2008

All ZZ Interests	May 2008

All aa Interests	June 2008

All bb Interests	June 2008

All cc Interests	June 2008

All dd Interests	July 2008

All ee Interests	July 2008

All ff Interests	August 2008

All gg Interests	August 2008

All hh Interests	August 2009

Appendix B-13

Exhibit A-1

Form of Class A-1A Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS A-1A CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: A-1A	Date: September 22, 2005	CUSIP: 66987X GS 8

Original Principal Balance: $1,196,265,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.2600%

The registered owner named above is the registered owner of a fractional interest in (i) each Group I Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-

off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class A-1A Certificates on September 22, 2005 which aggregate amount was $1,196,265,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-1A Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class A-1A Certificates (the “Class A-1A Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates,

A-1-2

Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class A-1A Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class A-1A Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class A-1A Certificates. The Percentage Interest of each Class A-1A Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-1A Certificate by $1,196,265,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-1-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-1-4

The Class A-1A Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-1-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-1-6

Exhibit A-2

Form of Class A-2A Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS A-2A CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: A-2A	Date: September 22, 2005	CUSIP: 66987X GT 6

Original Principal Balance: $367,000,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.1300%

The registered owner named above is the registered owner of a fractional interest in (i) each Group II Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class A-2A Certificates on September 22, 2005 which aggregate amount was $367,000,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-2A Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class A-2A Certificates (the “Class A-2A Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates,

A-2-2

Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class A-2A Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class A-2A Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class A-2A Certificates. The Percentage Interest of each Class A-2A Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2A Certificate by $367,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-2-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class A-2A Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As

A-2-4

provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2A Certificates are exchangeable for new Class A-2A Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-2-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-2-6

Exhibit A-3

Form of Class A-2B Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS A-2B CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: A-2B	Date: September 22, 2005	CUSIP: 66987X GU 3

Original Principal Balance: $236,000,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.1900%

The registered owner named above is the registered owner of a fractional interest in (i) each Group II Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class A-2B Certificates on September 22, 2005 which aggregate amount was $236,000,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-2B Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class A-2B Certificates (the “Class A-2B Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates,

A-3-2

Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class A-2B Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class A-2B Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class A-2B Certificates. The Percentage Interest of each Class A-2B Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2B Certificate by $236,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

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Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class A-2B Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As

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provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2B Certificates are exchangeable for new Class A-2B Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-3-6

Exhibit A-4

Form of Class A-2C Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS A-2C CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: A-2C	Date: September 22, 2005	CUSIP: 66987X GV 1

Original Principal Balance: $227,550,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.2800%

The registered owner named above is the registered owner of a fractional interest in (i) each Group II Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class A-2C Certificates on September 22, 2005 which aggregate amount was $227,550,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-2C Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class A-2C Certificates (the “Class A-2C Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates,

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Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class A-2C Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class A-2C Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class A-2C Certificates. The Percentage Interest of each Class A-2C Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2C Certificate by $227,550,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

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Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class A-2C Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As

A-4-4

provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2C Certificates are exchangeable for new Class A-2C Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-4-6

Exhibit A-5

Form of Class A-2D Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS A-2D CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: A-2D	Date: September 22, 2005	CUSIP: 66987X GW 9

Original Principal Balance: $78,185,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.3700%

The registered owner named above is the registered owner of a fractional interest in (i) each Group II Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class A-2D Certificates on September 22, 2005 which aggregate amount was $78,185,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-2D Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class A-2D Certificates (the “Class A-2D Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates,

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Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class A-2D Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class A-2D Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class A-2D Certificates. The Percentage Interest of each Class A-2D Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2D Certificate by $78,185,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

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Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class A-2D Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As

A-5-4

provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2D Certificates are exchangeable for new Class A-2D Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-5-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-5-6

Exhibit A-6

Form of Class M-1 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-1 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-1	Date: September 22, 2005	CUSIP: 66987X GX 7

Original Principal Balance: $70,000,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.4500%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company, (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-1 Certificates on September 22, 2005 which aggregate amount was $70,000,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-1 Certificates (the “Class M-1 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-2 Certificates, Class M-3 Certificates,

A-6-2

Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-1 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-1 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-1 Certificates. The Percentage Interest of each Class M-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-1 Certificate by $70,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

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Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

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The Class M-1 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1 Certificates are exchangeable for new Class M-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-6-6

Exhibit A-7

Form of Class M-2 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-2 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-2	Date: September 22, 2005	CUSIP: 66987X GY 5

Original Principal Balance: $60,000,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.4700%

The registered owner named above is the registered owner of a fractional interest in (I) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-2 Certificates on September 22, 2005 which aggregate amount was $60,000,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-2 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-2 Certificates (the “Class M-2 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-3 Certificates,

A-7-2

Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-2 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-2 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-2 Certificates. The Percentage Interest of each Class M-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-2 Certificate by $60,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-7-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-7-4

The Class M-2 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2 Certificates are exchangeable for new Class M-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-7-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-7-6

Exhibit A-8

Form of Class M-3 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-3 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-3	Date: September 22, 2005	CUSIP: 66987X GZ 2

Original Principal Balance: $47,500,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.4900%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-3 Certificates on September 22, 2005 which aggregate amount was $47,500,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-3 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-3 Certificates (the “Class M-3 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates,

A-8-2

Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-3 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-3 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-3 Certificates. The Percentage Interest of each Class M-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-3 Certificate by $47,500,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-8-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-8-4

The Class M-3 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-3 Certificates are exchangeable for new Class M-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-8-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:
Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-8-6

Exhibit A-9

Form of Class M-4 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-4 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-4	Date: September 22, 2005	CUSIP: 66987X HA 6

Original Principal Balance: $30,000,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.5900%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-4 Certificates on September 22, 2005 which aggregate amount was $30,000,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-4 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-4 Certificates (the “Class M-4 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates,

A-9-2

Class M-3 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-4 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-4 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-4 Certificates. The Percentage Interest of each Class M-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-4 Certificate by $30,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

A-9-3

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

A-9-4

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-4 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-4 Certificates are exchangeable for new Class M-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-9-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:
Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-9-6

Exhibit A-10

Form of Class M-5 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-5 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-5	Date: September 22, 2005	CUSIP: 66987X HB 4

Original Principal Balance: $30,000,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.6400%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-5 Certificates on September 22, 2005 which aggregate amount was $30,000,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-5 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-5 Certificates (the “Class M-5 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates,

A-10-2

Class M-3 Certificates, Class M-4 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-5 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-5 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-5 Certificates. The Percentage Interest of each Class M-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-5 Certificate by $30,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

A-10-3

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

A-10-4

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-5 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-5 Certificates are exchangeable for new Class M-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-10-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-10-6

Exhibit A-11

Form of Class M-6 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-6 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-6	Date: September 22, 2005	CUSIP: 66987X HC 2

Original Principal Balance: $18,750,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 0.6800%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-6 Certificates on September 22, 2005 which aggregate amount was $18,750,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-6 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-6 Certificates (the “Class M-6 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates,

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Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-6 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-6 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-6 Certificates. The Percentage Interest of each Class M-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-6 Certificate by $18,750,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

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Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-6 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As

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provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-6 Certificates are exchangeable for new Class M-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-11-6

Exhibit A-12

Form of Class M-7 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-7 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-7	Date: September 22, 2005	CUSIP: 66987X HD 0

Original Principal Balance: $18,750,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 1.1200%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-7 Certificates on September 22, 2005 which aggregate amount was $18,750,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-7 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-7 Certificates (the “Class M-7 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates,

A-12-2

Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-7 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-7 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-7 Certificates. The Percentage Interest of each Class M-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-7 Certificate by $18,750,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

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No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

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The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-7 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-7 Certificates are exchangeable for new Class M-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee
By:
Name:
Title:

A-12-6

Exhibit A-13

Form of Class M-8 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-8 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-8	Date: September 22, 2005	CUSIP: 66987X HE 8

Original Principal Balance: $18,750,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 1.2500%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-8 Certificates on September 22, 2005 which aggregate amount was $18,750,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-8 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-8 Certificates (the “Class M-8 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates,

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Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-8 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-8 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-8 Certificates. The Percentage Interest of each Class M-8 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-8 Certificate by $18,750,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

A-13-3

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

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The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-8 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-8 Certificates are exchangeable for new Class M-8 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-13-6

Exhibit A-14

Form of Class M-9 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-9 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-9	Date: September 22, 2005	CUSIP: 66987X HF 5

Original Principal Balance: $17,500,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 1.7300%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal

Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-9 Certificates on September 22, 2005 which aggregate amount was $17,500,000. The owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-9 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-9 Certificates (the “Class M-9 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates,

A-14-2

Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-9 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-9 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-9 Certificates. The Percentage Interest of each Class M-9 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-9 Certificate by $17,500,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-14-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-14-4

The Class M-9 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-9 Certificates are exchangeable for new Class M-9 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-14-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-14-6

Exhibit A-15

Form of Class M-10 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-10 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

No.: M-10	Date: September 22, 2005	CUSIP: 66987X HG 3

Original Principal Balance: $16,250,000	Registered Owner: CEDE & CO.	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Pass-Through Rate: LIBOR + 2.7500%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-10 Certificates on September 22, 2005 which aggregate amount was $16,250,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-10 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-10 Certificates (the “Class M-10 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-11 Certificates,

A-15-2

Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-10 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-10 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-10 Certificates. The Percentage Interest of each Class M-10 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-10 Certificate by $16,250,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-15-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-10 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As

A-15-4

provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-10 Certificates are exchangeable for new Class M-10 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-15-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-15-6

Exhibit A-16

Form of Class M-11 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-11 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: [M-11-1/M-11-2/M-11-3]	Date: September 22, 2005	CUSIP: 66987X HH 1

Original Principal Balance: $25,000,000	Registered Owner: [Greenwich Capital Financial Products, Inc./Wachovia Investment Holdings, LLC/Newport Funding Corp.]	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 1/3 of 100%	Pass-Through Rate: LIBOR + 2.7500%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-11 Certificates on September 22, 2005 which aggregate amount was $25,000,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-11 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

A-16-2

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-11 Certificates (the “Class M-11 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-11 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-11 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-11 Certificates. The Percentage Interest of each Class M-11 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-11 Certificate by $25,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

A-16-3

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

A-16-4

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-11 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-11 Certificates are exchangeable for new Class M-11 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-16-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-16-6

Exhibit A-17

Form of Class M-12 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-12 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: [M-12-1/M-12-2/M-12-3]	Date: September 22, 2005	CUSIP: 66987X HJ 7

Original Principal Balance: $30,000,000	Registered Owner: [Greenwich Capital Financial Products, Inc./Wachovia Investment Holdings, LLC/Newport Funding Corp.]	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 1/3 of 100%	Pass-Through Rate: LIBOR + 2.7500%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate Original Principal Amount of the Class M-12 Certificates on September 22, 2005 which aggregate amount was $30,000,000. The owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-12 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to October 25, 2005 (the first Distribution Date) will be less than the Original Principal Amount set forth above.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

A-17-2

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-12 Certificates (the “Class M-12 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-12 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class M-12 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class M-12 Certificates. The Percentage Interest of each Class M-12 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-12 Certificate by $30,000,000.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

A-17-3

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

A-17-4

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-12 Certificates are issuable only as registered Certificates in denominations of $25,000 Original Principal Amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-12 Certificates are exchangeable for new Class M-12 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-17-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-17-6

Exhibit A-18

Form of Class I-1 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS I-1 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: I-1	Date: September 22, 2005	CUSIP: 66987X HK 4

Percentage Interest: 100%	Registered Owner: NovaStar Mortgage Supplement Trust, Series 2005-3	Final Scheduled Distribution Date: January 25, 2036

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and

Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), the Trustee, J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE MORTGAGE LOANS.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class I-1 Certificates (the “Class I-1 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates,

A-18-2

Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class I-1 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class I-1 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class I-1 Certificates.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-18-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-18-4

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class I-1 Certificates are exchangeable for new Class I-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-18-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-18-6

Exhibit A-19

Form of Class I-2 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS I-2 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: I-2	Date: September 22, 2005	CUSIP: 66987X HK 4

Percentage Interest: 100%	Registered Owner: NovaStar Mortgage Supplemental Interest Trust, Series 2005-3	Final Scheduled Distribution Date: January 25, 2036

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), the Trustee, J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE MORTGAGE LOANS.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class I-2 Certificates (the “Class I-2 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates,

A-19-2

Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class I-2 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class I-2 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class I-2 Certificates.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-19-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-19-4

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class I-2 Certificates are exchangeable for new Class I-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-19-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-19-6

Exhibit A-20

Form of Class I-3 Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS I-3 CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: I-3	Date: September 22, 2005	CUSIP: 66987X HK 4

Percentage Interest: 100%	Registered Owner: NovaStar Mortgage Supplemental Interest Trust, Series 2005-3	Final Scheduled Distribution Date: January 25, 2036

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), the Trustee, J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE MORTGAGE LOANS.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class I-3 Certificates (the “Class I-3 Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates,

A-20-2

Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class I-3 Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

Each owner of record of a Class I-3 Certificate will be entitled to receive such owner’s Percentage Interest in the amounts distributed on such Distribution Date to the owners of the Class I-3 Certificates.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

A-20-3

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

A-20-4

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class I-3 Certificates are exchangeable for new Class I-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-20-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-20-6

Exhibit A-21

Form of Class C Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS C CERTIFICATES

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: C	Date: September 22, 2005	CUSIP: 66987X HL 2

Notional Amount: $2,500,000,000	Registered Owner: [Greenwich Capital Financial Products, Inc./Wachovia Investment Holdings, LLC/Newport Funding Corp.]	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: [1/3 of 100%]

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), the Trustee, J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

Each owner of record of a Class C Certificate will be entitled to certain distributions, as described under Article IV of the Pooling and Servicing Agreement.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN ONE OR MORE CLASSES OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

DISTRIBUTIONS ON THIS CERTIFICATE WILL BE MADE TO THE OWNER HEREOF FOLLOWING THE PRIOR FUNDING OF AMOUNTS OWED TO CERTAIN SWAP COUNTERPARTIES, AND FOLLOWING THE FUNDING OF SUPPLEMENTAL INTEREST PAYMENTS TO CERTAIN OTHER CLASSES OF CERTIFICATES.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

A-21-2

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class C Certificates (the “Class C Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class C Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive payments in respect of interest, principal, if any, and the Prepayment Charges relating to such Distribution Date, all as described in Article IV of the Pooling and Servicing Agreement. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit

A-21-3

Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

A-21-4

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-21-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-21-6

Exhibit A-22

Form of Class R Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS R CERTIFICATES

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: R	Date: September 22, 2005	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%	Registered Owner: NovaStar REMIC Financing Corporation

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

Each owner of record of a Class R Certificate will be entitled to certain distributions as described in Exhibit K of the Pooling and Servicing Agreement.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS “RESIDUAL INTERESTS” IN FIVE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” (“REMICs”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A “DISQUALIFIED ORGANIZATION” AS DEFINED IN SECTION 860E(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING THEREOF SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS’ COOPERATIVE) THAT IS EXEMPT

A-22-2

FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM “PASS-THRU” ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T, CHAPTER 1 OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3 Class R Certificates (the “Class R Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Certificates and Class C Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A-22-3

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class R Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the distribution described in Article IV of the Pooling and Servicing Agreement relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a

A-22-4

Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-22-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-22-6

Exhibit A-23

Form of Class M-11 DSI Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-11 DSI CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: M-11 DSI	Date: September 22, 2005	CUSIP: 66987X HM 0

Notional Amount: $25,000,000	Registered Owner: NovaStar Certificates Financing Corporation	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

Each owner of record of a Class M-11 DSI Certificate will be entitled to certain distributions, as described under Article IV of the Pooling and Servicing Agreement.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-11 DSI Certificates (the “Class M-11 DSI Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-12 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Class C Certificates, and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A-23-2

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-11 DSI Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the

A-23-3

Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-11 DSI Certificates are exchangeable for new Class M-11 DSI Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-23-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-23-5

Exhibit A-24

Form of Class M-12 DSI Certificate

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2005-3

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS M-12 DSI CERTIFICATE

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: M-12 DSI	Date: September 22, 2005	CUSIP: 66987X HN 8

Notional Balance: $30,000,000	Registered Owner: NovaStar Certificates Financing Corporation	Final Scheduled Distribution Date: January 25, 2036

Percentage Interest: 100%

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of September 1, 2005 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation, as the company (the “Company”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”), Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of such Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

Each owner of record of a Class M-12 DSI Certificate will be entitled to certain distributions, as described under Article IV of the Pooling and Servicing Agreement.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class M-12 DSI Certificates (the “Class M-12 DSI Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-11 DSI Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates, Class C Certificates, and

A-24-2

Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing October 25, 2005, the owners of the Class M-12 DSI Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to the distribution described in Article IV of the Pooling and Servicing Agreement, relating to such Distribution Date. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

A-24-3

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-12 DSI Certificates are exchangeable for new Class M-12 DSI Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-24-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-24-5

Exhibit B

Mortgage Loan Schedule

[See Exhibit 1 to the

Mortgage Loan Purchase Agreement]

Exhibit C

Form of Addition Notice

                    , 2005

VIA FEDERAL EXPRESS

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attn: Worldwide Securities Services/Global Debt - NovaStar Series 2005-3

Re:	Mortgage Loan Purchase Agreement, dated as of September 1, 2005 (the “Purchase Agreement”), among NovaStar Mortgage, Inc. (the “Seller”), NovaStar Mortgage Funding Corporation (the “Company”), Wachovia Bank, National Association, as Custodian (the “Custodian”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”) and J.P. Morgan Trust Company, National Association, relating to NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3

Ladies and Gentlemen:

Pursuant to Section 2.02(b)(i) of the above-captioned Purchase Agreement, the Seller has designated the Subsequent Mortgage Loans (see subsequent mortgage loan schedule attached hereto) to be sold to the Company, and then sold by the Company to the Trust, on                     , with an aggregate principal balance of $            . Capitalized terms not otherwise defined herein have the meaning set forth in the Purchase Agreement.

Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

Very truly yours,

NOVASTAR MORTGAGE, INC.

By:
Matt Kaltenrieder
Vice President

Acknowledged and agreed:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:

Exhibit D

Form of Subsequent Transfer Instrument

[See Exhibits 2(A) and 2(B) to the Mortgage Loan Purchase Agreement]

Exhibit E

Request for Release

[date]

To:	Wachovia Bank, National Association, as Custodian and JPMorgan Chase Bank, National Association, as Trustee

Re:	Pooling and Servicing Agreement, dated as of September 1, 2005 NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3

In connection with the administration of the pool of Mortgage Loans held by you as Custodian, we request the release, and acknowledge receipt, of the (Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

1.

Mortgage Loan Paid in Full

(Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account and remitted to the Trustee for deposit into the Distribution Account pursuant to the Pooling and Servicing Agreement.)

2.

Mortgage Loan Liquidated

(Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account and remitted to the Trustee for deposit into the Distribution Account pursuant to the Pooling and Servicing Agreement.)

3.	Mortgage Loan in Foreclosure

4.	Mortgage Loan Purchased Pursuant to Section 11.01 of the Pooling and Servicing Agreement.

5.	Mortgage Loan Repurchased or Substituted pursuant to Article II or III of the Pooling and Servicing Agreement (Seller hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Collection Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

6.	Other (explain)

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

NovaStar Mortgage, Inc.,
as [Servicer][Seller]

By:
Name:
Title:

Documents returned to Custodian:

Wachovia Bank, National Association,
as Custodian

By:
Name:
Title:

Date:

Remittance returned to Trustee:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Date:

E-2

Exhibit F-1

Form of Initial Certification

[Date]

NovaStar Mortgage, Inc.

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention: Chris Miller, Senior Vice President

NovaStar Mortgage Funding Corporation

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention: Chris Miller, Senior Vice President

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28202

Attn: NovaStar Mortgage Funding Trust,

          Series 2005-3

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attn: Worldwide Securities Services/Global Debt - NovaStar Series 2005-3

J.P. Morgan Trust Company, National Association

ITS- Global Debt

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attn: James Myers, V.P. - NovaStar Series 2005-3

Re:	Pooling and Servicing Agreement, dated as of September 1, 2005 (the “Agreement”), among NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, Wachovia Bank, National Association (the “Custodian”), JPMorgan Chase Bank, National Association (the “Trustee”) and J.P. Morgan Trust Company, National Association (the “Co-Trustee”), relating to the NovaStar Mortgage Funding Trust, Series 2005-3 Home Equity Loan Asset-Backed Certificates

Gentlemen:

In accordance with Section 2.03 of the above-captioned Agreement, and Section 2.01(c) of the Mortgage Loan Purchase Agreement, dated as of September 1, 2005 (the “Purchase Agreement” and, together with the Agreement, the “Agreements”), among NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, the Custodian, the Trustee and Wachovia Bank, National Association, the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i) - (vii) and (xiv) of the definition or description of “Mortgage Loan Schedule” is correct.

The Custodian, on behalf of the Trustee, has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Custodian, on behalf of the Trustee, makes no representation that any documents specified in clause (vi) of Section 2.01(c) of the Purchase Agreement should be included in any Mortgage File. The Custodian, on behalf of the Trustee, makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian, on behalf of the Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, not in its
individual capacity but solely as Custodian

By:
Name:
Title:

F-2

Exhibit F-2

Form of Final Certification

[Date]

NovaStar Mortgage, Inc.

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention: Chris Miller, Senior Vice President

NovaStar Mortgage Funding Corporation

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention: Chris Miller, Senior Vice President

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28202

Attn: NovaStar Mortgage Funding Trust,

          Series 2005-3

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attn: Worldwide Securities Services/Global Debt - NovaStar Series 2005-3

J.P. Morgan Trust Company, National Association

ITS- Global Debt

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attn: James Myers, V.P. - NovaStar Series 2005-3

Re:	Pooling and Servicing Agreement, dated as of September 1, 2005 (the “Agreement”), among NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, Wachovia Bank, National Association (the “Custodian”), JPMorgan Chase Bank, National Association (the “Trustee”) and J.P. Morgan Trust Company, National Association (the “Co-Trustee”) relating to the NovaStar Mortgage Funding Trust, Series 2005-3 Home Equity Loan Asset-Backed Certificates

Gentlemen:

In accordance with Section 2.03 of the above-captioned Agreement, and Section 2.01(c) of the Mortgage Loan Purchase Agreement, dated as of September 1, 2005 (the “Purchase Agreement” and, together with the Agreement, the “Agreements”), among NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, the Custodian and the Trustee, the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01(c) of the Mortgage Loan Purchase Agreement.

The Custodian, on behalf of the Trustee, has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Custodian, on behalf of the Trustee, makes no representation that any documents specified in clause (vi) of Section 2.01(c) should be included in any Mortgage File. The Custodian, on behalf of the Trustee, makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian, on behalf of the Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, not in its
individual capacity but solely as Custodian

By:
Name:
Title:

F-2-2

Exhibit G

Form of Investment Letter

NovaStar Mortgage, Inc.

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention: Chris Miller, Senior Vice President

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attn: Worldwide Securities Services/Global Debt - NovaStar Series 2005-3

Ladies and Gentlemen:

The undersigned (the “Transferee”) has agreed to purchase from                      (the “Transferor”) the following certificates:

Class	Number
___
___
___
___
___

I. The Transferee is (check one):

___	(i) An insurance company, as defined in Section 2(13) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (iii) a business development company as defined in Section 2(a)(48) of the Securities Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, (v) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (vi) a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended, (vii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(2) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

(viii) an investment advisor registered under the Investment Advisors Act of 1940, as amended, which, for each of (i) through (viii), owns and invests on a discretionary basis at least $100 million in securities other than securities of issuers affiliated with the Transferee, securities issued or guaranteed by the United States or a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement, and currency, interest rate and commodity swaps (collectively, “Excluded Securities”);

___	a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that in the aggregate owns and invests on a discretionary basis at least $10 million of securities other than Excluded Securities and securities constituting the whole or part of an unsold allotment to, or subscription by, Transferee as a participant in a public offering;

___	an investment company registered under the Investment Company Act that is part of a family of investment companies (as defined in Rule 144A of the Securities and Exchange Commission) which own in the aggregate at least $100 million in securities other than Excluded Securities and securities of issuers that are part of such family of investment companies;

___	an entity, all of the equity owners of which are entities described in this Paragraph A(I);

___	a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution that in the aggregate owns and invests on a discretionary basis at least $100 million in securities other than Excluded Securities and has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of transfer of the Certificates to the Transferee in the case of a U.S. Bank or savings and loan association, and not more than 18 months preceding such date in the case of a foreign bank or savings association or equivalent institution.

II. The Transferee is acquiring such Certificates solely for its own account, for the account of one or more others, all of which are “Qualified Institutional Buyers” within the meaning of Rule 144A, or in its capacity as a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a “Qualified Institutional

G-2

Buyer”. The Transferee is not acquiring such Certificates with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Certificates under the Securities Act.

III. The Transferee represents that it is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, or (ii) a plan (as defined in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code, and is not acting, directly or indirectly, on behalf of a plan described in (i) or (ii) or acquiring the Certificates with assets of any such plan.

Very truly yours,

By:
Title:

Dated:

G-3

Exhibit H

Form of Residual Certificate Transfer Affidavit

AFFIDAVIT PURSUANT TO SECTION 860E OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of             ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Investor (i) is not and will not be a “disqualified organization” as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986 (the “Code”), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another investor from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that generally is exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3. That the Investor has historically paid its debts as they came due and will continue to pay its debts as they come due in the future.

4. That the Investor has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it or that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

5. That the Investor has been advised of, and understands that as the holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest. That the Investor intends to pay such taxes associated with holding the Class R Certificates as they become due.

6. That the Investor will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor or another U.S. taxpayer.

7. 1[A. Formula Test] That the Investor agrees that the present value of the anticipated tax liabilities associated with holding the Class R Certificates does not exceed the sum of the present value of any consideration given to the Investor to acquire the Class R Certificates, the present value of the expected future distributions on the Class R Certificates, and the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. That the Investor agrees that it complied with U.S. Treasury Regulations Section 1.860E-1(c)(8) in making such representation.

That the Investor agrees that it is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferor or another U.S. taxpayer.

[B. Asset Test] That the Investor, at the time of the transfer, and at the close of the Investor’s two fiscal years preceding the year of the transfer, had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii) or any other asset if a principle purpose for holding or acquiring the other asset was to permit the Investor to satisfy the above stated minimum asset requirements).

That the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i). That the Investor agrees, in connection with any subsequent transfer of its ownership interest in the Class R Certificates, to transfer its ownership interest only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), and to honor the restrictions on subsequent transfers of the Class R Certificates by transferring its ownership interest only in a transaction that satisfies the requirements of U.S. Treasury Regulations Section 1.860E-1(c)(4)(i), (ii) (iii) and U.S. Treasury Regulations Section 1.860E-1(c)(5).

That the Investor determined the consideration paid to it to acquire the Class R Certificates in good faith and based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor).

8. That the Investor is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

[1]	Insert either section 7A or 7B.

9. That the Investor’s Taxpayer Identification Number is                     .

10. That the Investor has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued, which authorize the Trustee to deliver payments to a person other than the Investor and negotiate a mandatory sale by the Trustee in the event that the Investor holds such Certificates in violation of Section 5.02(d). That the Investor expressly agrees to be bound by and to comply with all the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and the restrictions on the face of the Class R Certificates.

11. That the Investor will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee a certificate, in form and substance satisfactory to the Trustee, that is in substantially the same form as Exhibit I attached to the Pooling and Servicing Agreement and that contains the same representations set forth therein.

12. That the Investor will not transfer any of its interest in the Class R Certificates unless (i) it has received from any subsequent transferee an affidavit in substantially the same form as this affidavit containing the same representations set forth herein, and (ii) as of the time of the transfer, it does not have actual knowledge that such affidavit is false. That the Investor will cause such affidavit to be delivered to the Trustee upon receipt. That the Investor is aware that the Trustee will not register the transfer of any Class R Certificates unless and until such affidavit is received.

13. That the Investor consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an investor that is not a disqualified organization.

14. That the Investor understands and agrees that any breach of any of the representations included herein shall render the transfer to the Investor contemplated hereby null and void.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this      day of.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Exhibit I

Transferor’s Certificate

To:	JPMorgan Chase Bank, National Association 2001 Bryan Street, 10th Floor Dallas, Texas 75201 Attention: Worldwide Securities Services/Global Debt - NovaStar Series 2005-3

	Re:	The Pooling and Servicing Agreement, dated as of September 1, 2005, among NovaStar Mortgage Funding Corporation, as Company, NovaStar Mortgage, Inc., as Servicer and as Seller, Wachovia Bank, National Association, as Custodian, JPMorgan Chase Bank, National Association, as trustee and J.P. Morgan Trust Company, National Association, as co-trustee

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by NovaStar Mortgage, Inc. (the “Seller”) to                                          (the “Purchaser”) of a     % Percentage Interest of NovaStar Mortgage Funding Trust, Series 2005-3, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-3, Class R (the “Certificates”), pursuant to Section 5.02(d) of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of September 1, 2005 among NovaStar Mortgage Funding Corporation, as Company (the “Company”), NovaStar Mortgage, Inc., as Servicer and Seller (the “Servicer and Seller”), Wachovia Bank, National Association, as Custodian (the “Custodian”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”) and J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of such investigation, has concluded that the Purchaser has historically paid its debts as they came due and will continue to pay its debts as they come due in the future.

3. The Seller has received, and understands that the Purchaser has delivered to the Trustee and the Company, a Residual Certificate Transfer Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit H. The Seller does not know or believe that any representation contained therein is false.

4. The Seller does not know or have reason to know that the Purchaser (i) will be unwilling or unable to pay taxes due on its share of the Certificates or (ii) will not honor the restrictions on subsequent transfers of the Certificates set forth in section 5.02(d) of the Pooling and Servicing Agreement and in the Residual Certificate Transfer Affidavit.

5. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

Very truly yours,

(Seller)

By:
Name:
Title:

I-2

Exhibit J

Form of Notional Amount Test Event Notice

[Please see attached]

Exhibit K

Designation Under REMIC Provisions

[Please See Attached]

Exhibit L

Form of Advance Facility Notice

[date]

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, NY 10004-2477

Attention: Worldwide Securities Services/ Global Debt - NovaStar Series 2005-3

Re:	Pooling and Servicing Agreement, dated as of September 1, 2005, by and among NovaStar Mortgage Funding Corporation (the “Company”), NovaStar Mortgage, Inc., as seller and servicer (the “Seller” or “Servicer”), Wachovia Bank, National Association, as custodian (the “Custodian”) and JPMorgan Chase Bank, National Association (formerly known as JPMorgan Chase Bank), as trustee (the “Trustee”) and J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”) (the “Agreement”)

In accordance with Section 3.26(a) of the above-captioned Agreement, the undersigned hereby notifies the Trustee of the following information:

•	The Servicer has entered into an Advance Facility.

•	The Advancing Person is [ ].

•	[ ], as the Servicer’s Assignee, has the right to make withdrawals from the Collection Account subject to Section 3.26(b) of the Agreement to reimburse previously unreimbursed Advances and/or Servicing Advances pursuant to Section 3.07 of the Agreement.

[Remainder of Page Intentionally Left Blank]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

NOVASTAR MORTGAGE INC.
as Servicer

By:
Name:
Title:

[ ]
as Advancing Person

By:
Name:
Title:

The undersigned hereby acknowledges receipt of this notice pursuant to Section 3.26(a) of the Agreement.

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Exhibit K

Designation Under REMIC Provisions

(a) The Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV and the Master REMIC be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

(b) The designation of REMIC interests shall be as follows:

(i) REMIC I will consist of all of the assets of the Trust (other than the Pre-Funding Account, the Supplemental Interest Account, the Swap Agreements, the Cap Agreements, the Initial Swap Amount, the Novation Agreements and the Supplemental Interest Trust), including the Mortgage Loans, the Accounts, any REO Property and any proceeds of the foregoing. REMIC I will be evidenced by the “REMIC I Regular Interests” as set forth in (c) below, which will be uncertificated and will represent the “regular interests” in REMIC I. The Class R-I Interest will represent the sole class of residual interest in REMIC I;

(ii) REMIC II will consist of the REMIC I Regular Interests and will be evidenced by the “REMIC II Regular Interests” as set forth in (d) below, which will be uncertificated and will represent the “regular interests” in REMIC II. The Class R-II Interest will represent the sole class of residual interest in REMIC II;

(iii) REMIC III will consist of the REMIC II Regular Interests and will be evidenced by the “REMIC III Regular Interests” as set forth in (e) below, which will be uncertificated and will represent the “regular interests” in REMIC III. The Class R-III Interest will represent the sole class of residual interest in REMIC III;

(iv) REMIC IV will consist of the REMIC III Regular Interests and will be evidenced by the “REMIC IV Regular Interests” as set forth in (f) below, which will be uncertificated and will represent the “regular interests” in REMIC IV. The Class R-IV Interest will represent the sole class of residual interest in REMIC IV; and

(v) The Master REMIC will consist of the REMIC IV Regular Interests and will be evidenced, as set forth in (g) below, by (i) the following Certificates, in each case, other than its respective Cap Contract Rights: the Class A-1A, the Class A-2A, the Class A-2B, the Class A-2C, the Class A-2D, the Class M-1, the Class M-2, the Class M-3, the Class M-4, the Class M-5, the Class M-6, the Class M-7, the Class M-8, the Class M-9, the Class M-10, the Class M-11 and the Class M-12 Certificates and (ii) the following Certificates: the Class I-1, the Class I-2, the Class I-3 and the Class C Certificates which, in the case of each Class referenced in (i) and (ii), will represent one or more “regular interests” in the Master REMIC. The Class R-V Interest will represent the sole class of residual interest in the Master REMIC.

(vi) The Class R Certificates will represent the beneficial ownership of the Class R-I, Class R-II, Class R-III, Class R-IV and Class R-V Interests. The Class R Certificates will not have a principal balance and will not bear interest.

(vii) The Trustee will hold the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and REMIC IV Regular Interests.

(c) The REMIC I Regular Interests shall have the following principal balances and REMIC I Pass-Through Rates as set forth in the table below:

REMIC I Interest	Initial Principal Balance		REMIC I Pass-Through Rate
I-J1	$1,153,601,722.44			(1)
I-J2	$835.866.586.11			(2)
I-N		(3)		(4)
I-PO1	$267,140,533.99			(5)
I-PO2	$243,391,057.46			(6)
I-P	$100			(7)

(1)	The pass-through rate for the Class I-J1 Interest will be as follows: (i) commencing on the first Distribution Date through and including the Distribution Date in January 2006, Net WAC, computed solely with respect to the Initial Mortgage Loans relating to Group I and (ii) for all Distribution Dates thereafter, Net WAC of the Group I Mortgage Loans.
(2)	The pass-through rate for the Class I-J2 Interest will be as follows: (i) commencing on the first Distribution Date through and including the Distribution Date in January 2006, Net WAC, computed solely with respect to the Initial Mortgage Loans relating to Group II and (ii) for all Distribution Dates thereafter, Net WAC of the Group II Mortgage Loans.
(3)	The Class I-N Interest will have a notional principal balance equal to $510,531,591.45.
(4)	The pass-through rate for the Class I-N Interest for each Distribution Date will be as follows: (i) commencing on the first Distribution Date through and including the Distribution Date in January 2006, all interest on the Subsequent Mortgage Loans for such Distribution Date divided by $510,531,591.45 and (ii) for all Distribution Dates thereafter, 0.00%.
(5)	The pass-through rate for the Class I-PO1 Interest will be as follows: (i) commencing on the first Distribution Date through and including the Distribution Date in January 2006, 0.00% and (ii) for all Distribution Dates thereafter, Net WAC of the Group I Mortgage Loans.

2

(6)	The pass-through rate for the Class I-PO2 Interest will be as follows: (i) commencing on the first Distribution Date through and including the Distribution Date in January 2006, 0.00% and (ii) for all Distribution Dates thereafter, Net WAC of the Group II Mortgage Loans.
(7)	The Class I-P Interest shall bear interest at the same rate as the Class I-J2 Interest. In addition, the Class I-P Interest is entitled to distributions of all Prepayment Charges.

Commencing on the first Distribution Date through and including the Distribution Date in January 2006, all Realized Losses, prepayments and payments of scheduled principal generated with respect to the Initial Mortgage Loans relating to Group I shall be allocated to the Class I-J1 Interest. All Realized Losses, prepayments and payments of scheduled principal generated with respect to the Initial Mortgage Loans relating to Group II shall be allocated pro rata to the Class I-J2 and Class I-P Interests. All Realized Losses, prepayments and payments of scheduled principal generated with respect to the Subsequent Mortgage Loans relating to Group I and any related amounts transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class I-PO1 Interest. All Realized Losses, prepayments and payments of scheduled principal generated with respect to the Subsequent Mortgage Loans relating to Group II and any related amounts transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class I-PO2 Interest.

On each Distribution Date occurring after the Distribution Date in January 2006, all Realized Losses, prepayments and payments of scheduled principal generated with respect to the Group I Mortgage Loans shall be allocated pro rata, to the Class I-J1 and I-PO1 Interests, until such classes are paid in full or eliminated by such losses. All Realized Losses, prepayments and payments of scheduled principal generated with respect to the Group II Mortgage Loans shall be allocated pro rata, to the Class I-J2, I-PO2 and I-P Interests, until such classes are paid in full or eliminated by such losses.

(d) The REMIC II Regular Interests shall have the following principal balances and REMIC II Pass-Through Rates set forth in the table below:

REMIC II Interests (1)	Initial Principal Balances		REMIC II Pass-Through Rates
II-A1 through II-A18		(2)		(3)
II-B1 through II-B19		(2)		(3)
II-C1 through II-C19		(2)		(3)
II-D1 through II-D20		(2)		(3)
II-E1 through II-E20		(2)		(3)
II-F1 through II-F21		(2)		(3)
II-G1 through II-G21		(2)		(3)
II-H1 through II-H21		(2)		(3)
II-K1 through II-K22		(2)		(3)
II-L1 through II-L22		(4)		(3)
II-M1 through II-M22		(2)		(3)

3

REMIC II Interests (1)	Initial Principal Balances		REMIC II Pass-Through Rates
II-O1 through II-O22		(2)		(3)
II-Q1 through II-Q23		(2)		(3)
II-S1 through II-S23		(2)		(3)
II-T1 through II-T23		(2)		(3)
II-U1 through II-U30		(5)		(3)
II-V1 through II-V31		(5)		(3)
II-W1 through II-W31		(5)		(3)
II-Y1 through II-Y32		(5)		(3)
II-Z1 through II-Z32		(5)		(3)
II-a1 through II-a33		(5)		(3)
II-b1 through II-b33		(5)		(3)
II-c1 through II-c33		(5)		(3)
II-d1 through II-d34		(5)		(3)
II-e1 through II-e34		(5)		(3)
II-f1 through II-f35		(5)		(3)
II-g1 through II-g35		(5)		(3)
II-h1 through II-h47		(6)		(3)
II-AA1 through II-AA18		(7)		(8)
II-BB1 through II-BB19		(7)		(8)
II-CC1 through II-CC19		(7)		(8)
II-DD1 through II-DD20		(7)		(8)
II-EE1 through II-EE20		(7)		(8)
II-FF1 through II-FF21		(7)		(8)
II-GG1 through II-GG21		(7)		(8)
II-HH1 through II-HH21		(7)		(8)
II-KK1 through II-KK22		(7)		(8)
II-LL1 through II-LL22		(9)		(8)
II-MM1 through II-MM22		(7)		(8)
II-OO1 through II-OO22		(7)		(8)
II-QQ1 through II-QQ23		(7)		(8)
II-SS1 through II-SS23		(7)		(8)
II-TT1 through II-TT23		(7)		(8)
II-UU1 through II-UU30		(10)		(8)
II-VV1 through II-VV31		(10)		(8)
II-WW1 through II-WW31		(10)		(8)
II-YY1 through II-YY32		(10)		(8)
II-ZZ1 through II-ZZ32		(10)		(8)
II-aa1 through II-aa33		(10)		(8)
II-bb1 through II-bb33		(10)		(8)
II-cc1 through II-cc33		(10)		(8)
II-dd1 through II-dd34		(10)		(8)
II-ee1 through II-ee34		(10)		(8)
II-ff1 through II-ff35		(10)		(8)

4

REMIC II Interests (1)	Initial Principal Balances		REMIC II Pass-Through Rates
II-gg1 through II-gg35		(10)		(8)
II-hh1 through II-hh47		(12)		(8)
II-J1	$599,553,232.22			(3)
II-J2	$453,394,853.77			(8)
II-N		(12)		(13)
II-P	$100			(14)

(1)	The first 56 rows each encompass anywhere from 18 through 47 regular interests in REMIC II.
(2)	The Class II-A1 through Class II-A18 Interests, the Class II-B1 through Class II-B19 Interests, the Class II-C1 through Class II-C19 Interests, the Class II-D1 through Class II-D20 Interests, the Class II-E1 through Class II-E20 Interests, the Class II-F1 through Class II-F21 Interests, the Class II-G1 through Class II-G21 Interests, the Class II-H1 through Class II-H21 Interests, the Class II-K1 through Class II-K22 Interests, the Class II-M1 through Class II-M22 Interests, the Class II-O1 through Class II-O22 Interests, the Class II-Q1 through Class II-Q23 Interests, the Class II-S1 through Class II-S23 Interests and the Class II-T1 through Class II-T23 Interests will have an initial principal balance equal to the product of (i) $80,000,000 and (ii) the applicable percentage shown on the Group I Schedule corresponding to the number following the letter A, B, C, D, E, F, G, H, K, M, O, Q, S or T as applicable.
(3)	The pass-through rate for these REMIC II Regular Interests will be the weighted average of the pass-through rates on the Class I-J1 and Class I-PO1 Interests.
(4)	The Class II-L1 through Class II-L22 Interests will have an initial principal balance equal to the product of (i) $50,000,000 and (ii) the applicable percentage shown on the Group I Schedule corresponding to the number following the letter L.
(5)	The Class II-U1 through Class II-U30 Interests, the Class II-V1 through Class II-V31 Interests, the Class II-W1 through Class II-W31 Interests, the Class II-Y1 through Class II-Y32 Interests, the Class II-Z1 through Class II-Z32 Interests, the Class II-a1 through Class II-a33 Interests, the Class II-b1 through Class II-b33 Interests, the Class II-c1 through Class II-c33 Interests, the Class II-d1 through Class II-d34 Interests, the Class II-e1 through Class II-e34 Interests, the Class II-f1 through Class II-f35 Interests and the Class II-g1 through Class II-g35 Interests will have an initial principal balance equal to the product of (i) $20,000,000 and (ii) the applicable percentage shown on the Group I Schedule corresponding to the number following the letter U, V, W, Y, Z, a, b, c, d, e, f or g as applicable.
(6)	The Class II-h1 through Class II-h47 Interests will have an initial principal balance equal to the product of (i) $35,000,000 and (ii) the applicable percentage shown on the Group I Schedule corresponding to the number following the letter h.

5

(7)	The Class II-AA1 through Class II-AA18 Interests, the Class II-BB1 through Class II-BB19 Interests, the Class II-CC1 through Class II-CC19 Interests, the Class II-DD1 through Class II-DD20 Interests, the Class II-EE1 through Class II-EE20 Interests, the Class II-FF1 through Class II-FF21 Interests, the Class II-GG1 through Class II-GG21 Interests, the Class II-HH1 through Class II-HH21 Interests, the Class II-KK1 through Class II-KK22 Interests, the Class II-MM1 through Class II-MM22 Interests, the Class II-OO1 through Class II-OO22 Interests, the Class II-QQ1 through Class II-QQ23 Interests, the Class II-SS1 through Class II-SS23 Interests and the Class II-TT1 through Class II-TT23 Interests will have an initial principal balance equal to the product of (i) $80,000,000 and (ii) the applicable percentage shown on the Group II Schedule corresponding to the number following the letter AA, BB, CC, DD, EE, FF, GG, HH, KK, MM, OO, QQ, SS or TT as applicable.
(8)	The pass-through rate for these REMIC II Regular Interests will be the weighted average of the pass-through rates on the Class I-J2 and Class I-PO2 Interests.
(9)	The Class II-LL1 through Class II-LL22 Interests will have an initial principal balance equal to the product of (i) $50,000,000 and (ii) the applicable percentage shown on the Group II Schedule corresponding to the number following the letter LL.
(10)	The Class II-UU1 through Class II-UU30 Interests, the Class II-VV1 through Class II-VV31 Interests, the Class II-WW1 through Class II-WW31 Interests, the Class II-YY1 through Class II-YY32 Interests, the Class II-ZZ1 through Class II-ZZ32 Interests, the Class II-aa1 through Class II-aa33 Interests, the Class II-bb1 through Class II-bb33 Interests, the Class II-cc1 through Class II-cc33 Interests, the Class II-dd1 through Class II-dd34 Interests, the Class II-ee1 through Class II-ee34 Interests, the Class II-ff1 through Class II-ff35 Interests and the Class II-gg1 through Class II-gg35 Interests will have an initial principal balance equal to the product of (i) $20,000,000 and (ii) the applicable percentage shown on the Group II Schedule corresponding to the number following the letter UU, VV, WW, YY, ZZ, aa, bb, cc, dd, ee, ff or gg as applicable.
(11)	The Class II-hh1 through Class II-hh47 Interests will have an initial principal balance equal to the product of (i) $35,000,000 and (ii) the applicable percentage shown on the Group II Schedule corresponding to the number following the letter hh.
(12)	The Class II-N Interest will have a notional principal balance equal to the notional principal balance of the Class I-N Interest.
(13)	The Class II-N Interest is entitled to all distributions on the Class I-N Interest.
(14)	The Class II-P Interest is entitled to all distributions on the Class I-P Interest.

6

Any amounts relating to Group I transferred from the Pre-Funding Account to REMIC I shall be allocated in the following manner: The sum of the REMIC Group I Swap/Cap Termination Amount and the REMIC Group I Swap/Cap Adjustment Amount will be allocated in the following order: (i) first, pro rata to the Class II-h1 through Class II-h47 Interests until such classes are paid in full; (ii) second, pro rata to the Class II-S1 through Class II-S23 Interests until such classes are paid in full; (iii) third, pro rata to the Class II-g1 through Class II-g35 Interests until such classes are paid in full; (iv) fourth, pro rata to the Class II-T1 through Class II-T23 Interests until such classes are paid in full; (v) fifth, pro rata to the Class II-f1 through Class II-f35 Interests until such classes are paid in full; and (vi) sixth, pro rata to the Class II-Q1 through Class II-Q23 Interests until such classes are paid in full. The remaining amounts relating to Group I transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class II-J1 Interest until such class is paid in full.

On each Distribution Date, all Realized Losses, prepayments and payments of scheduled principal generated with respect to the Group I Mortgage Loans shall be allocated in the following order: (i) first, in the order as described in clauses (i) through (vi) of the previous paragraph, to the classes set forth in clauses (i) through (vi) in the previous paragraph, an amount equal to the REMIC Group I Swap/Cap Adjustment Amount but only to the extent that any portion of such amount has not been previously paid pursuant to this clause (i) or pursuant to the previous paragraph; (ii) second, pro rata, to the Class II-J1 Interest and all Class II-A, Class II-B, Class II-C, Class II-D, Class II-E, Class II-F, Class II-G, Class II-H, Class II-K, Class II-L, Class II-M, Class II-O, Class II-Q, Class II-S, Class II-T, Class II-U, Class II-V, Class II-W Class II-Y, Class II-Z, Class II-a, Class II-b, Class II-c, Class II-d, Class II-e, Class II-f, Class II-g and Class II-h Interests whose Corresponding REMIC III Regular Interests have a Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule on or prior to such current Distribution Date until such classes are paid in full or eliminated by such losses; (iii) third, to the Class II-B1 through Class II-B19 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (iv) fourth, to the Class II-F1 through Class II-F21 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (v) fifth, to the Class II-K1 through Class II-K22 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (vi) sixth, to the Class II-L1 through Class II-L22 Interests, sequentially, until such classes are paid in full or eliminated by such losses: (vii) seventh, to the Class II-O1 through Class II-O22 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (viii) eighth, to the Class II-S1 through Class II-S23 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (ix) ninth, to the Class II-V1 through Class II-V31 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (x) tenth, to the Class II-a1 through Class II-a33 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xi) eleventh, to the Class II-e1 through Class II-e34 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xii) twelfth, to the Class II-h1 through Class II-h47 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xiii) thirteenth, to the Class II-A1 through Class II-A18 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xiv) fourteenth, to the Class II-C1 through Class II-C19 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xv)

7

fifteenth, to the Class II-D1 through Class II-D20 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xvi) sixteenth, to the Class II-E1 through Class II-E20 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xvii) seventeenth, to the Class II-G1 through Class II-G21 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xviii) eighteenth, to the Class II-H1 through Class II-H21 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xix) nineteenth, to the Class II-M1 through Class II-M22 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xx) twentieth, to the Class II-Q1 through Class II-Q23 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxi) twenty-first, to the Class II-T1 through Class II-T23 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxii) twenty-second, to the Class II-U1 through Class II-U30 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxiii) twenty-third, to the Class II-W1 through Class II-W31 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxiv) twenty-fourth, to the Class II-Y1 through Class II-Y32 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxv) twenty-fifth, to the Class II-Z1 through Class II-Z32 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxvi) twenty-sixth, to the Class II-b1 through Class II-b33 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxvii) twenty-seventh, to the Class II-c1 through Class II-c33 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxviii) twenty-eighth, to the Class II-d1 through Class II-d34 Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxix) twenty-ninth, to the Class II-f1 through Class II-f35 Interests, sequentially, until such classes are paid in full or eliminated by such losses; and (xxx) thirtieth, to the Class II-g1 through Class II-g35 Interests, sequentially, until such classes are paid in full or eliminated by such losses.

Any amounts relating to Group II transferred from the Pre-Funding Account to REMIC I shall be allocated in the following manner: The sum of the REMIC Group II Swap/Cap Termination Amount and the REMIC Group II Swap/Cap Adjustment Amount will be allocated in the following order: (i) first, pro rata to the Class II-hh1 through Class II-hh47 Interests until such classes are paid in full; (ii) second, pro rata to the Class II-SS1 through Class II-SS23 Interests until such classes are paid in full; (iii) third, pro rata to the Class II-gg1 through Class II-gg35 Interests until such classes are paid in full; (iv) fourth, pro rata to the Class II-TT1 through Class II-TT23 Interests until such classes are paid in full; (v) fifth, pro rata to the Class II-ff1 through Class II-ff35 Interests until such classes are paid in full; and (vi) sixth, pro rata to the Class II-QQ1 through Class II-QQ23 Interests until such classes are paid in full. The remaining amounts relating to Group II transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class II-J2 Interest until such class is paid in full.

On each Distribution Date, all Realized Losses, prepayments and payments of scheduled principal generated with respect to the Group II Mortgage Loans shall be allocated in the following order: (i) first, in the order as described in clauses (i) through (vi) of the previous paragraph, to the classes set forth in clauses (i) through (vi) in the previous paragraph, an amount equal to the REMIC Group II Swap Adjustment

8

Amount but only to the extent that any portion of such amount has not been previously paid pursuant to this clause (i) or pursuant to the previous paragraph; (ii) second, pro rata to the Class II-J2 Interest and all Class II-AA, Class II-BB, Class II-CC, Class II-DD, Class II-EE, Class II-FF, Class II-GG, Class II-HH, Class II-KK, Class II-LL, Class II-MM, Class II-OO, Class II-QQ, Class II-SS, Class II-TT, Class II-UU, Class II-VV, Class II-WW Class II-YY, Class II-ZZ, Class II-aa, Class II-bb, Class II-cc, Class II-dd, Class II-ee, Class II-ff, Class II-gg and Class II-hh Interests whose Corresponding REMIC III Regular Interests have a Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule on or prior to such current Distribution Date, until such classes are paid in full or eliminated by such losses; (iii) third, to the Class II-BB1 through Class II-BB19 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (iv) fourth, to the Class II-FF1 through Class II-FF21 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (v) fifth, to the Class II-KK1 through Class II-KK22 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (vi) sixth, to the Class II-LL1 through Class II-LL22 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses: (vii) seventh, to the Class II-OO1 through Class II-OO22 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (viii) eighth, to the Class II-SS1 through Class II-SS23 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (ix) ninth, to the Class II-VV1 through Class II-VV31 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (x) tenth, to the Class II-aa1 through Class II-aa33 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xi) eleventh, to the Class II-ee1 through Class II-ee34 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xii) twelfth, to the Class II-hh1 through Class II-hh47 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xiii) thirteenth, to the Class II-AA1 through Class II-AA18 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xiv) fourteenth, to the Class II-CC1 through Class II-CC19 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xv) fifteenth, to the Class II-DD1 through Class II-DD20 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xvi) sixteenth, to the Class II-EE1 through Class II-EE20 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xvii) seventeenth, to the Class II-GG1 through Class II-GG21 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xviii) eighteenth, to the Class II-HH1 through Class II-HH21 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xix) nineteenth, to the Class II-MM1 through Class II-MM22 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xx) twentieth, to the Class II-QQ1 through Class II-QQ23 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxi) twenty-first, to the Class II-TT1 through Class II-TT23 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxii) twenty-second, to the Class II-UU1 through Class II-UU30 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxiii) twenty-third,

9

to the Class II-WW1 through Class II-WW31 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxiv) twenty-fourth, to the Class II-YY1 through Class II-YY32 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxv) twenty-fifth, to the Class II-ZZ1 through Class II-ZZ32 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxvi) twenty-sixth, to the Class II-bb1 through Class II-bb33 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxvii) twenty-seventh, to the Class II-cc1 through Class II-cc33 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxviii) twenty-eighth, to the Class II-dd1 through Class II-dd34 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; (xxix) twenty-ninth, to the Class II-ff1 through Class II-ff35 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; and (xxx) thirtieth, to the Class II-gg1 through Class II-gg35 Interests, in reverse numerical order, until such classes are paid in full or eliminated by such losses; and (xxxi) thirty-first, to the Class II-P Interest until such class is paid in full or eliminated by such losses.

(e) The REMIC III Regular Interests shall have the following principal balances and REMIC III Pass-Through Rates set forth in the table below:

REMIC III Interests(1)	Corresponding REMIC II Regular Interest (respectively)	Initial Principal Balances		REMIC III Pass-Through Rates
III-A1a through III-A18a	II-A1 through II-A18		(2)		(3)
III-A1c through III-A18c	II-A1 through II-A18		(4)		(5)
III-B1a through III-B19a	II-B1 through II-B19		(6)		(7)
III-B1b through III-B19b	II-B1 through II-B19		(8)		(9)
III-B1c through III-B19c	II-B1 through II-B19		(4)		(10)
III-C1a through III-C19a	II-C1 through II-C19		(2)		(3)
III-C1c through III-C19c	II-C1 through II-C19		(4)		(5)
III-D1a through III-D20a	II-D1 through II-D20		(2)		(3)
III-D1c through III-D20c	II-D1 through II-D20		(4)		(5)
III-E1a through III-E20a	II-E1 through II-E20		(2)		(3)
III-E1c through III-E20c	II-E1 through II-E20		(4)		(5)
III-F1a through III-F21a	II-F1 through II-F21		(6)		(7)
III-F1b through III-F21b	II-F1 through II-F21		(8)		(9)
III-F1c through III-F21c	II-F1 through II-F21		(4)		(10)
III-G1a through III-G21a	II-G1 through II-G21		(2)		(3)
III-G1c through III-G21c	II-G1 through II-G21		(4)		(5)
III-H1a through III-H21a	II-H1 through II-H21		(2)		(3)
III-H1c through III-H21c	II-H1 through II-H21		(4)		(5)
III-K1a through III-K22a	II-K1 through II-K22		(6)		(7)
III-K1b through III-K22b	II-K1 through II-K22		(8)		(9)
III-K1c through III-K22c	II-K1 through II-K22		(4)		(10)
III-L1a through III-L22a	II-L1 through II-L22		(6)		(7)

10

REMIC III Interests(1)	Corresponding REMIC II Regular Interest (respectively)	Initial Principal Balances		REMIC III Pass-Through Rates
III-L1b through III-L22b	II-L1 through II-L22		(8)		(9)
III-L1c through III-L22c	II-L1 through II-L22		(4)		(10)
III-M1a through III-M22a	II-M1 through II-M22		(2)		(3)
III-M1c through III-M22c	II-M1 through II-M22		(4)		(5)
III-O1a through III-O22a	II-O1 through II-O22		(6)		(7)
III-O1b through III-O22b	II-O1 through II-O22		(8)		(9)
III-O1c through III-O22c	II-O1 through II-O22		(4)		(10)
III-Q1a through III-Q23a	II-Q1 through II-Q23		(8)		(9)
III-Q1c through III-Q23c	II-Q1 through II-Q23		(6)		(10)
III-S1a through III-S23a	II-S1 through II-S23		(6)		(7)
III-S1b through III-S23b	II-S1 through II-S23		(8)		(9)
III-S1c through III-S23c	II-S1 through II-S23		(4)		(10)
III-T1a through III-T23a	II-T1 through II-T23		(2)		(3)
III-T1c through III-T23c	II-T1 through II-T23		(4)		(5)
III-U1a through III-U30a	II-U1 through II-U30		(2)		(3)
III-U1c through III-U30c	II-U1 through II-U30		(4)		(5)
III-V1a through III-V31a	II-V1 through II-V31		(6)		(7)
III-V1b through III-V31b	II-V1 through II-V31		(8)		(9)
III-V1c through III-V31c	II-V1 through II-V31		(4)		(10)
III-W1a through III-W31a	II-W1 through II-W31		(2)		(3)
III-W1c through III-W31c	II-W1 through II-W31		(4)		(5)
III-Y1a through III-Y32a	II-Y1 through II-Y32		(2)		(3)
III-Y1c through III-Y32c	II-Y1 through II-Y32		(4)		(5)
III-Z1a through III-Z32a	II-Z1 through II-Z32		(2)		(3)
III-Z1c through III-Z32c	II-Z1 through II-Z32		(4)		(5)
III-a1a through III-a33a	II-a1 through II-a33		(6)		(7)
III-a1b through III-a33b	II-a1 through II-a33		(8)		(9)
III-a1c through III-a33c	II-a1 through II-a33		(4)		(10)
III-b1a through III-b33a	II-b1 through II-b33		(2)		(3)
III-b1c through III-b33c	II-b1 through II-b33		(4)		(5)
III-c1a through III-c33a	II-c1 through II-c33		(2)		(3)
III-c1c through III-c33c	II-c1 through II-c33		(4)		(5)
III-d1a through III-d34a	II-d1 through II-d34		(2)		(3)
III-d1c through III-d34c	II-d1 through II-d34		(4)		(5)
III-e1a through III-e34a	II-e1 through II-e34		(6)		(7)
III-e1b through III-e34b	II-e1 through II-e34		(8)		(9)
III-e1c through III-e34c	II-e1 through II-e34		(4)		(10)
III-f1a through III-f35a	II-f1 through II-f35		(2)		(3)
III-f1c through III-f35c	II-f1 through II-f35		(4)		(5)
III-g1a through III-g35a	II-g1 through II-g35		(2)		(3)
III-g1c through III-g35c	II-g1 through II-g35		(4)		(5)

11

REMIC III Interests(1)	Corresponding REMIC II Regular Interest (respectively)	Initial Principal Balances		REMIC III Pass-Through Rates
III-h1a through III-h47a	II-h1 through II-h47		(6)		(7)
III-h1b through III-h47b	II-h1 through II-h47		(8)		(9)
III-h1c through III-h47c	II-h1 through II-h47		(4)		(10)
III-AA1a through III-AA18a	II-AA1 through II-AA18		(2)		(11)
III-AA1c through III-AA18c	II-AA1 through II-AA18		(4)		(12)
III-BB1a through III-BB19a	II-BB1 through II-BB19		(6)		(13)
III-BB1b through III-BB19b	II-BB1 through II-BB19		(8)		(14)
III-BB1c through III-BB19c	II-BB1 through II-BB19		(4)		(15)
III-CC1a through III-CC19a	II-CC1 through II-CC19		(2)		(11)
III-CC1c through III-CC19c	II-CC1 through II-CC19		(4)		(12)
III-DD1a through III-DD20a	II-DD1 through II-DD20		(2)		(11)
III-DD1c through III-DD20c	II-DD1 through II-DD20		(4)		(12)
III-EE1a through III-EE20a	II-EE1 through II-EE20		(2)		(11)
III-EE1c through III-EE20c	II-EE1 through II-EE20		(4)		(12)
III-FF1a through III-FF21a	II-FF1 through II-FF21		(6)		(13)
III-FF1b through III-FF21b	II-FF1 through II-FF21		(8)		(14)
III-FF1c through III-FF21c	II-FF1 through II-FF21		(4)		(15)
III-GG1a through III-GG21a	II-GG1 through II-GG21		(2)		(11)
III-GG1c through III-GG21c	II-GG1 through II-GG21		(4)		(12)
III-HH1a through III-HH21a	II-HH1 through II-HH21		(2)		(11)
III-HH1c through III-HH21c	II-HH1 through II-HH21		(4)		(12)
III-KK1a through III-KK22a	II-KK1 through II-KK22		(6)		(13)
III-KK1b through III-KK22b	II-KK1 through II-KK22		(8)		(14)
III-KK1c through III-KK22c	II-KK1 through II-KK22		(4)		(15)
III-LL1a through III-LL22a	II-LL1 through II-LL22		(6)		(13)
III-LL1b through III-LL22b	II-LL1 through II-LL22		(8)		(14)
III-LL1c through III-LL22c	II-LL1 through II-LL22		(4)		(15)
III-MM1a through III-MM22a	II-MM1 through II-MM22		(2)		(11)
III-MM1c through III-MM22c	II-MM1 through II-MM22		(4)		(12)
III-OO1a through III-OO22a	II-OO1 through II-OO22		(6)		(13)
III-OO1b through III-OO22b	II-OO1 through II-OO22		(8)		(14)
III-OO1c through III-OO22c	II-OO1 through II-OO22		(4)		(15)
III-QQ1a through III-QQ23a	II-QQ1 through II-QQ23		(8)		(11)
III-QQ1c through III-QQ23c	II-QQ1 through II-QQ23		(6)		(12)
III-SS1a through III-SS23a	II-SS1 through II-SS23		(6)		(13)
III-SS1b through III-SS23b	II-SS1 through II-SS23		(8)		(14)
III-SS1c through III-SS23c	II-SS1 through II-SS23		(4)		(15)
III-TT1a through III-TT23a	II-TT1 through II-TT23		(2)		(11)
III-TT1c through III-TT23c	II-TT1 through II-TT23		(4)		(12)
III-UU1a through III-UU30a	II-UU1 through II-UU30		(2)		(11)
III-UU1c through III-UU30c	II-UU1 through II-UU30		(4)		(12)

12

REMIC III Interests(1)	Corresponding REMIC II Regular Interest (respectively)	Initial Principal Balances		REMIC III Pass-Through Rates
III-VV1a through III-VV31a	II-VV1 through II-VV31		(6)		(13)
III-VV1b through III-V3V1b	II-VV1 through II-VV31		(8)		(14)
III-VV1c through III-VV31c	II-VV1 through II-VV31		(4)		(15)
III-WW1a through III-WW31a	II-WW1 through II-WW31		(2)		(11)
III-WW1c through III-WW31c	II-WW1 through II-WW31		(4)		(12)
III-YY1a through III-YY32a	II-YY1 through II-YY32		(2)		(11)
III-YY1c through III-YY32c	II-YY1 through II-YY32		(4)		(12)
III-ZZ1a through III-ZZ32a	II-ZZ1 through II-ZZ32		(2)		(11)
III-ZZ1c through III-ZZ32c	II-ZZ1 through II-ZZ32		(4)		(12)
III-aa1a through III-aa33a	II-aa1 through II-aa33		(6)		(13)
III-aa1b through III-aa33b	II-aa1 through II-aa33		(8)		(14)
III-aa1c through III-aa33c	II-aa1 through II-aa33		(4)		(15)
III-bb1a through III-bb33a	II-bb1 through II-bb33		(2)		(11)
III-bb1c through III-bb33c	II-bb1 through II-bb33		(4)		(12)
III-cc1a through III-cc33a	II-cc1 through II-cc33		(2)		(11)
III-cc1c through III-cc33c	II-cc1 through II-cc33		(4)		(12)
III-dd1a through III-dd34a	II-dd1 through II-dd34		(2)		(11)
III-dd1c through III-dd34c	II-dd1 through II-dd34		(4)		(12)
III-ee1a through III-ee34a	II-ee1 through II-ee34		(6)		(13)
III-ee1b through III-ee34b	II-ee1 through II-ee34		(8)		(14)
III-ee1c through III-ee34c	II-ee1 through II-ee34		(4)		(15)
III-ff1a through III-ff35a	II-ff1 through II-ff35		(2)		(11)
III-ff1c through III-ff35c	II-ff1 through II-ff35		(4)		(12)
III-gg1a through III-gg35a	II-gg1 through II-gg35		(2)		(11)
III-gg1c through III-gg35c	II-gg1 through II-gg35		(4)		(12)
III-hh1a through III-hh47a	II-hh1 through II-hh47		(6)		(13)
III-hh1b through III-hh47b	II-hh1 through II-hh47		(8)		(14)
III-hh1c through III-hh47c	II-h1 through II-h47		(4)		(15)
III-J1	II-J1		(16)		(17)
III-J2	II-J2		(16)		(18)
III-S1	II-J1		(19)		(17)(21)
III-S2	II-J2		(20)		(18)(21)
III-N	II-N		(22)		(23)
III-P	II-P	$100			(24)

(1)	The first 132 rows each encompass anywhere from 18 to 47 regular interests in REMIC III.
(2)	These REMIC III Regular Interests will have a principal balance equal to the principal balance of the Corresponding REMIC II Regular Interest.

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(3)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) commencing on the first Distribution Date through and including the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule, the Group I REMIC III Net WAC minus the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule and (ii) for all Distribution Dates thereafter, Group I REMIC III Net WAC.
(4)	These REMIC III Regular Interests will have a notional principal balance equal to the principal balance of the Corresponding REMIC II Regular Interest.
(5)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) commencing on the first Distribution Date through and including the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule, the Corresponding Interest Rate from the Swap/Cap Interest Rate and (ii) for all Distribution Dates thereafter, zero.
(6)	These REMIC III Regular Interests will have an initial principal balance equal to the product of (i) the initial principal balance of the Corresponding REMIC II Regular Interest and (ii) two divided by three.
(7)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) commencing on the first Distribution Date through and including the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule, 1.5 multiplied by (Group I REMIC III Net WAC minus the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule) and (ii) for all Distribution Dates thereafter, Group I REMIC III Net WAC.
(8)	These REMIC III Regular Interests will have an initial principal balance equal to the initial principal balance of the Corresponding REMIC II Regular Interest divided by three.
(9)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) commencing on the first Distribution Date through and including the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule, 3 multiplied by 1-month LIBOR, subject to a cap of 3 multiplied by the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule and (ii) for all Distribution Dates thereafter, Group I REMIC III Net WAC.
(10)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) commencing on the first Distribution Date through and including the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule, the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule minus 1-Month LIBOR, subject to a floor of zero and (ii) for all Distribution Dates thereafter, zero.
(11)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) for all Distribution Dates commencing on the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule through and including the

14

Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule, Group II REMIC III Net WAC minus the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.

(12)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) for all Distribution Dates commencing on the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule through and including the Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule, the Corresponding Interest Rate from the Swap/Cap Interest Rate and (ii) for all other Distribution Dates, zero.
(13)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) for all Distribution Dates commencing on the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule through and including the Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule, 1.5 multiplied by (Group II REMIC III Net WAC minus the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule) and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.
(14)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) for all Distribution Dates commencing on the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule through and including the Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule, 3 multiplied by 1-month LIBOR, subject to a cap of 3 multiplied by the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.
(15)	The pass-through rate for these REMIC III Regular Interests will be as follows: (i) for all Distribution Dates commencing on the Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule through and including the Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule, the Corresponding Interest Rate from the Swap/Cap Interest Rate Schedule minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other Distribution Dates, zero.
(16)	These REMIC III Regular Interests will have an initial principal balance equal to the initial principal balance of the Corresponding REMIC II Regular Interest minus .01% of the Group I Subordinated Amount, in the case of the Class III-J1 Interest and .01% of the Group II Subordinated Amount, in the case of the Class III-J2 Interest.
(17)	The pass-through rate for these REMIC III Regular Interests will be equal to the Group I REMIC III Net WAC.
(18)	The pass-through rate for these REMIC III Regular Interests will be equal to the Group II REMIC III Net WAC.

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(19)	The Class III-S1 Interest will have an initial principal balance equal to .01% of the Group I Subordinated Amount.
(20)	The Class III-S2 Interest will have an initial principal balance equal to .01% of the Group II Subordinated Amount.
(21)	Interest on these REMIC III Regular Interests will accrue as principal to the extent needed to increase the principal balance for each of these classes to an amount equal to .01% of the Group I Subordinated Amount or Group II Subordinated Amount as applicable.
(22)	The Class III-N Interest will have a notional principal balance equal to the notional principal balance of the Class II-N Interest.
(23)	The Class III-N Interest is entitled to all distributions on the Class II-N Interest.
(24)	The Class III-P Interest is entitled to all distributions on the Class II-P Interest.

Any amounts relating to Group I transferred from the Pre-Funding Account to REMIC I shall be allocated in the following manner: The sum of the REMIC Group I Swap/Cap Termination Amount and the REMIC Group I Swap/Cap Adjustment Amount will be allocated in the following order: (i) first, pro rata to the Class III-h1a through Class III-h47a Interests and Class III-h1b through Class III-h47b Interests until such classes are paid in full; (ii) second, pro rata to the Class III-S1a through Class III-S23a Interests and Class III-S1b through Class III-S23b Interests until such classes are paid in full; (iii) third, pro rata to the Class III-g1a through Class III-g35a Interests until such classes are paid in full; (iv) fourth, pro rata to the Class III-T1a through Class III-T23a Interests until such classes are paid in full; (v) fifth, pro rata to the Class III-f1a through Class III-f35a Interests until such classes are paid in full; and (vi) sixth, pro rata to the Class III-Q1a through Class III-Q23a Interests until such classes are paid in full. The remaining amounts relating to Group I transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class III-J1 Interest until such class is paid in full.

On each Distribution Date, all Realized Losses, prepayments and payments of scheduled principal generated with respect to the Group I Mortgage Loans shall be allocated in the following order: (i) first, (A) to the Class III-S1 Interest until the principal balance of such Class is reduced to .01% of the Group I Subordinated Amount and (B) if necessary, to the Class III-S1 Interest until the ratio of the principal balance of the Class III-S1 Interest to the principal balance of the Class III-S2 Interest equals the Subordinated Amount Ratio; (ii) second, in the order as described in clauses (i) through (vi) of the previous paragraph, to the classes set forth in clauses (i) through (vi) in the previous paragraph, an amount equal to the REMIC Group I Swap/Cap Adjustment Amount but only to the extent that any portion of such amount has not been previously paid pursuant to this clause (ii) or pursuant to the previous paragraph; (iii) third, pro rata, to the Class III-J1 Interest and all Class III-A, Class III-B, Class III-C, Class III-D, Class III-E, Class III-F, Class III-G, Class III-H, Class III-K, Class III-L, Class III-M, Class III-O, Class III-Q, Class III-S, Class III-T, Class III-U, Class III-V, Class III-W, Class III-Y,

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Class III-Z, Class III-a, Class III-b, Class III-c, Class III-d, Class III-e, Class III-f, Class III-g and Class III-h Interests that have a Corresponding Distribution Date from the Swap/Cap Interest Rate Schedule on or prior to such current Distribution Date, until such classes are paid in full or eliminated by such losses; (iv) fourth, to the Class III-B1a through Class III-B19a Interests and Class III-B1b through Class III-B19b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (v) fifth, to the Class III-F1a through Class III-F21a Interests and Class III-F1b through Class III-F21b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (vi) sixth, to the Class III-K1a through Class III-K22a Interests and Class III-K1b through Class III-K22b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (vii) seventh, to the Class III-L1a through Class III-L22a Interests and Class III-L1b through Class III-L22b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (viii) eighth, to the Class III-O1a through Class III-O22a Interests and Class III-O1b through Class III-O22b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (ix) ninth, to the Class III-S1a through Class III-S23a Interests and Class III-S1b through Class III-S23b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (x) tenth, to the Class III-V1a through Class III-V31a Interests and Class III-V1b through Class III-V31b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xi) eleventh, to the Class III-a1a through Class III-a33a Interests and Class III-a1b through Class III-a33b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xii) twelfth, to the Class III-e1a through Class III-e34a Interests and Class III-e1b through Class III-e34b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xiii) thirteenth, to the Class III-h1a through Class III-h47a Interests and Class III-h1b through Class III-h47b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xiv) fourteenth, to the Class III-A1a through Class III-A18a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xv) fifteenth, to the Class III-C1a through Class III-C19a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xvi) sixteenth, to the Class III-D1a through Class III-D20a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xvii) seventeenth, to the Class III-E1a through Class III-E20a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xviii) eighteenth, to the Class III-G1a through Class III-G21a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xix) nineteenth, to the Class III-H1a through Class III-H21a Interests, sequentially, until such classes are paid in full or

17

eliminated by such losses; (xx) twentieth, to the Class III-M1a through Class III-M22a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxi) twenty-first, to the Class III-Q1a through Class III-Q23a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxii) twenty-second, to the Class III-T1a through Class III-T23a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxiii) twenty-third, to the Class III-U1a through Class III-U30a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxiv) twenty-fourth, to the Class III-W1a through Class III-W31a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxv) twenty-fifth, to the Class III-Y1a through Class III-Y32a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxvi) twenty-sixth, to the Class III-Z1a through Class III-Z32a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxvii) twenty-seventh, to the Class III-b1a through Class III-b33a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxviii) twenty-eighth, to the Class III-c1a through Class III-c33a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxix) twenty-ninth, to the Class III-d1a through Class III-d34a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxx) thirtieth, to the Class III-f1a through Class III-f35a Interests, sequentially, until such classes are paid in full or eliminated by such losses; and (xxxi) thirty-first, to the Class III-g1a through Class III-g35a Interests, sequentially, until such classes are paid in full or eliminated by such losses.

Any amounts relating to Group II transferred from the Pre-Funding Account to REMIC I shall be allocated in the following manner: The sum of the REMIC Group II Swap/Cap Termination Amount and the REMIC Group II Swap/Cap Adjustment Amount will be allocated in the following order: (i) first, pro rata to the Class III-hh1a through Class III-hh47a Interests and Class III-hh1b through Class III-hh47b Interests until such classes are paid in full; (ii) second, pro rata to the Class III-SS1a through Class III-SS23a Interests and Class III-SS1b through Class III-SS23b Interests until such classes are paid in full; (iii) third, pro rata to the Class III-gg1a through Class III-gg35a Interests until such classes are paid in full; (iv) fourth, pro rata to the Class III-TT1a through Class III-TT23a Interests until such classes are paid in full; (v) fifth, pro rata to the Class III-ff1a through Class III-ff35a Interests until such classes are paid in full; and (vi) sixth, pro rata to the Class III-QQ1a through Class III-QQ23a Interests until such classes are paid in full. The remaining amounts relating to Group II transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class III-J2 Interest until such class is paid in full.

On each Distribution Date, all Realized Losses, prepayments and payments of scheduled principal generated with respect to the Group II Mortgage Loans shall be allocated in the following order: (i) first, (A) to the Class III-S2 Interest until the principal balance of such Class is reduced to .01% of the Group II Subordinated Amount and (B) if necessary, to the Class III-S2 Interest until the ratio of the principal balance of the Class III-S1 Interest to the principal balance of the Class III-S2 Interest equals the Subordinated Amount Ratio; (ii) second, in the order as described in clauses (i) through (vi) of the previous paragraph, to the classes set forth in clauses (i) through (vi) in the

18

previous paragraph, an amount equal to the REMIC Group II Swap/Cap Adjustment Amount but only to the extent that any portion of such amount has not been previously paid pursuant to this clause (ii) or pursuant to the previous paragraph; (iii) third, pro rata to the Class III-J2 Interest and all Class III-AA, Class III-BB, Class III-CC, Class III-DD, Class III-EE, Class III-FF, Class III-GG, Class III-HH, Class III-KK, Class III-LL, Class III-MM, Class III-OO, Class III-QQ, Class III-SS, Class III-TT, Class III-UU, Class III-VV, Class III-WW Class III-YY, Class III-ZZ, Class III-aa, Class III-bb, Class III-cc, Class III-dd, Class III-ee, Class III-ff, Class III-gg and Class III-hh Interests that have a Corresponding Maturity Date from the Swap/Cap Maturity Date Schedule on or prior to such current Distribution Date, until such classes are paid in full or eliminated by such losses; (iv) fourth, to the Class III-BB1a through Class III-BB19a Interests and Class III-BB1b through Class III-BB19b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (v) fifth, to the Class III-FF1a through Class III-FF21a Interests and Class III-FF1b through Class III-FF21b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (vi) sixth, to the Class III-KK1a through Class III-KK22a Interests and Class III-KK1b through Class III-KK22b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (vii) seventh, to the Class III-LL1a through Class III-LL22a Interests and Class III-LL1b through Class III-LL22b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (viii) eighth, to the Class III-OO1a through Class III-OO22a Interests and Class III-OO1b through Class III-OO22b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (ix) ninth, to the Class III-SS1a through Class III-SS23a Interests and Class III-SS1b through Class III-SS23b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (x) tenth, to the Class III-VV1a through Class III-VV31a Interests and Class III-VV1b through Class III-VV31b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xi) eleventh, to the Class III-aa1a through Class III-aa33a Interests and Class III-aa1b through Class III-aa33b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xii) twelfth, to the Class III-ee1a through Class III-ee34a Interests and Class III-ee1b through Class III-ee34b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xiii) thirteenth, to the Class III-hh1a through Class III-hh47a Interests and Class III-hh1b through Class III-hh47b Interests, first, pro rata between the two sets of Interests, and second, sequentially among the subsets of Interests, until such classes are paid in full or eliminated by such losses; (xiv) fourteenth, to the Class III-AA1a through Class III-AA18a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xv) fifteenth, to the Class III-CC1a through Class III-CC19a Interests,

19

sequentially, until such classes are paid in full or eliminated by such losses; (xvi) sixteenth, to the Class III-DD1a through Class III-DD20a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xvii) seventeenth, to the Class III-EE1a through Class III-EE20a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xviii) eighteenth, to the Class III-GG1a through Class III-GG21a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xix) nineteenth, to the Class III-HH1a through Class III-HH21a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xx) twentieth, to the Class III-MM1a through Class III-MM22a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxi) twenty-first, to the Class III-QQ1a through Class III-QQ23a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxii) twenty-second, to the Class III-TT1a through Class III-TT23a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxiii) twenty-third, to the Class III-UU1a through Class III-UU30a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxiv) twenty-fourth, to the Class III-WW1a through Class III-WW31a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxv) twenty-fifth, to the Class III-YY1a through Class III-YY32a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxvi) twenty-sixth, to the Class III-ZZ1a through Class III-ZZ32a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxvii) twenty-seventh, to the Class III-bb1a through Class III-bb33a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxviii) twenty-eighth, to the Class III-cc1a through Class III-cc33a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxix) twenty-ninth, to the Class III-dd1a through Class III-dd34a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxx) thirtieth, to the Class III-ff1a through Class III-ff35a Interests, sequentially, until such classes are paid in full or eliminated by such losses; (xxxi) thirty-first, to the Class III-gg1a through Class III-gg35a Interests, sequentially, until such classes are paid in full or eliminated by such losses; and (xxxii) thirty-second, to the Class III-P Interest until such class is paid in full or eliminated by such losses.

(f) The REMIC IV Regular Interests shall have the following principal balances, REMIC IV Pass-Through Rates and Corresponding Classes of Master REMIC Certificates, as set forth in the table below:

REMIC IV Interest	Initial Principal Balance	REMIC IV Pass- Through Rate		Corresponding Class of Master REMIC Certificates
IV-Accrual	25% of the sum of the Pool Balance and the Pre-Funded Amount		(1)	N/A
IV-A1A	25% of the Corresponding Class Balance		(1)	A-1A

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IV-A2A	25% of the Corresponding Class Balance	(1)	A-2A
IV-A2B	25% of the Corresponding Class Balance	(1)	A-2B
IV-A2C	25% of the Corresponding Class Balance	(1)	A-2C
IV-A2D	25% of the Corresponding Class Balance	(1)	A-2D
IV-M1	25% of the Corresponding Class Balance	(1)	M-1
IV-M2	25% of the Corresponding Class Balance	(1)	M-2
IV-M3	25% of the Corresponding Class Balance	(1)	M-3
IV-M4	25% of the Corresponding Class Balance	(1)	M-4
IV-M5	25% of the Corresponding Class Balance	(1)	M-5
IV-M6	25% of the Corresponding Class Balance	(1)	M-6
IV-M7	25% of the Corresponding Class Balance	(1)	M-7
IV-M8	25% of the Corresponding Class Balance	(1)	M-8
IV-M9	25% of the Corresponding Class Balance	(1)	M-9
IV-M10	25% of the Corresponding Class Balance	(1)	M-10
IV-M11	25% of the Corresponding Class Balance	(1)	M-11

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IV-M12	25% of the Corresponding Class Balance	(1)	M-12
IV-C	25% of the Corresponding Class Balance (Overcollateralization Amount)	(1)	C/Overcollateralization Amount
IV-S1	(2)	(3)	N/A
IV-J1	(4)	(3)	N/A
IV-S2	(2)	(5)	N/A
IV-J2	(6)	(5)	N/A
IV-N	(7)	(8)	N/A
IV-P	$100	(9)	C
IV-I1	(10)	(10)	I-1
IV-I2	(11)	(11)	I-2
IV-I3	(12)	(12)	I-3

(1)	The pass-through rate for these REMIC IV Regular Interests will be the weighted average of the pass-through rates of the Class III-A1a through Class III-A18a, Class III-B1a through Class III-B19a, Class III-B1b through Class III-B19b, Class III-C1a through Class III-C19a, Class III-D1a through Class III-D20a, Class III-E1a through Class III-E20a, Class III-F1a through Class III-F21a, Class III-F1b through Class III-F21b, Class III-G1a through Class III-G21a, Class III-H1a through Class III-H21a, Class Class III-K1a through Class III-K22a, Class III-K1b through Class III-K22b, Class III-L1a through Class III-L22a, Class III-L1b through Class III-L22b, Class III-M1a through Class III-M22a, Class III-O1a through Class III-O22a, Class III-O1b through Class III-O22b, Class III-Q1a through Class III-Q23a, Class III-S1a through Class III-S23a, Class III-S1b through Class III-S23b, Class III-T1a through Class III-T23a, Class III-U1a through Class III-U30a, Class III-V1a through Class III-V31a, Class III-V1b through Class III-V31b, Class III-W1a through Class III-W31a, Class III-Y1a through Class III-Y32a, Class III-Z1a through Class III-Z32a, Class III-a1a through Class III-a33a, Class III-a1b through Class III-a33b, Class III-b1a through Class III-b33a, Class III-c1a through Class III-c33a, Class III-d1a through Class III-d34a, Class III-e1a through Class III-e34a, Class III-e1b through Class III-e34b, Class III-f1a through Class III-f35a, Class III-g1a through Class III-g35a, Class III-h1a through Class III-h47a, Class III-h47b through Class III-h47b, Class III-J1, Class III-S1, Class III-AA1a through Class III-AA18a, Class III-BB1a through Class III-BB19a, Class III-BB1b through Class III-BB19b, Class III-CC1a through Class III-CC19a, Class III-DD1a through Class III-DD20a, Class III-EE1a through Class III-EE20a, Class III-FF1a through Class III-FF21a, Class III-FF1b through Class III-FF21b, Class III-GG1a through Class III-GG21a, Class III-HH1a through Class III-HH21a, Class Class III-KK1a through Class III-KK22a, Class III-KK1b through Class III-KK22b, Class III-LL1a through Class III-LL22a, Class III-LL1b through Class III-LL22b, Class III-MM1a through

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Class III-MM22a, Class III-OO1a through Class III-OO22a, Class III-OO1b through Class III-OO22b, Class III-QQ1a through Class III-QQ23a, Class III-SS1a through Class III-SS23a, Class III-SS1b through Class III-SS23b, Class III-TT1a through Class III-TT23a, Class III-UU1a through Class III-UU30a, Class III-VV1a through Class III-VV31a, Class III-VV1b through Class III-VV31b, Class III-WW1a through Class III-WW31a, Class III-YY1a through Class III-YY32a, Class III-ZZ1a through Class III-ZZ32a, Class III-aa1a through Class III-aa33a, Class III-aa1b through Class III-aa33b, Class III-bb1a through Class III-bb33a, Class III-cc1a through Class III-cc33a, Class III-dd1a through Class III-dd34a, Class III-ee1a through Class III-ee34a, Class III-ee1b through Class III-ee34b, Class III-ff1a through Class III-ff35a, Class III-gg1a through Class III-gg35a, Class III-hh1a through Class III-hh47a, Class III-hh47b through Class III-hh47b, Class III-J2 and Class III-S2 Interests.

(2)	The Class IV-S1 and Class IV-S2 Interests will have a principal balance equal to the principal balances of the Class III-S1 and Class III-S2 Interests, respectively.
(3)	The pass-through rate for these REMIC IV Regular Interests will be the weighted average of the pass-through rates of the Class III-A1a through Class III-A18a, Class III-B1a through Class III-B19a, Class III-B1b through Class III-B19b, Class III-C1a through Class III-C19a, Class III-D1a through Class III-D20a, Class III-E1a through Class III-E20a, Class III-F1a through Class III-F21a, Class III-F1b through Class III-F21b, Class III-G1a through Class III-G21a, Class III-H1a through Class III-H21a, Class Class III-K1a through Class III-K22a, Class III-K1b through Class III-K22b, Class III-L1a through Class III-L22a, Class III-L1b through Class III-L22b, Class III-M1a through Class III-M22a, Class III-O1a through Class III-O22a, Class III-O1b through Class III-O22b, Class III-Q1a through Class III-Q23a, Class III-S1a through Class III-S23a, Class III-S1b through Class III-S23b, Class III-T1a through Class III-T23a, Class III-U1a through Class III-U30a, Class III-V1a through Class III-V31a, Class III-V1b through Class III-V31b, Class III-W1a through Class III-W31a, Class III-Y1a through Class III-Y32a, Class III-Z1a through Class III-Z32a, Class III-a1a through Class III-a33a, Class III-a1b through Class III-a33b, Class III-b1a through Class III-b33a, Class III-c1a through Class III-c33a, Class III-d1a through Class III-d34a, Class III-e1a through Class III-e34a, Class III-e1b through Class III-e34b, Class III-f1a through Class III-f35a, Class III-g1a through Class III-g35a, Class III-h1a through Class III-h47a, Class III-h47b through Class III-h47b, Class III-J1 and Class III-S1 Interests.
(4)	The Class IV-J1 Interest will have a principal balance equal to the excess of (i) 50% of the sum of (a) the Group I Pool Balance and (b) the related Pre-Funded Amount over (ii) the principal balance of the Class IV-S1 Interest.
(5)	The pass-through rate for these REMIC IV Regular Interests will be the weighted average of the pass-through rates of the Class III-AA1a through Class III-AA18a, Class III-BB1a through Class III-BB19a, Class III-BB1b through Class III-BB19b, Class III-CC1a through Class III-CC19a, Class III-DD1a through Class

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III-DD20a, Class III-EE1a through Class III-EE20a, Class III-FF1a through Class III-FF21a, Class III-FF1b through Class III-FF21b, Class III-GG1a through Class III-GG21a, Class III-HH1a through Class III-HH21a, Class Class III-KK1a through Class III-KK22a, Class III-KK1b through Class III-KK22b, Class III-LL1a through Class III-LL22a, Class III-LL1b through Class III-LL22b, Class III-MM1a through Class III-MM22a, Class III-OO1a through Class III-OO22a, Class III-OO1b through Class III-OO22b, Class III-QQ1a through Class III-QQ23a, Class III-SS1a through Class III-SS23a, Class III-SS1b through Class III-SS23b, Class III-TT1a through Class III-TT23a, Class III-UU1a through Class III-UU30a, Class III-VV1a through Class III-VV31a, Class III-VV1b through Class III-VV31b, Class III-WW1a through Class III-WW31a, Class III-YY1a through Class III-YY32a, Class III-ZZ1a through Class III-ZZ32a, Class III-aa1a through Class III-aa33a, Class III-aa1b through Class III-aa33b, Class III-bb1a through Class III-bb33a, Class III-cc1a through Class III-cc33a, Class III-dd1a through Class III-dd34a, Class III-ee1a through Class III-ee34a, Class III-ee1b through Class III-ee34b, Class III-ff1a through Class III-ff35a, Class III-gg1a through Class III-gg35a, Class III-hh1a through Class III-hh47a, Class III-hh47b through Class III-hh47b, Class III-J2 and Class III-S2 Interests.

(6)	The Class IV-J2 Interest will have a principal balance equal to the excess of (i) 50% of the sum of (a) the Group II Pool Balance and (b) the related Pre-Funded Amount over (ii) the sum of (a) the principal balance of the Class IV-S2 Interest and (b) $100.
(7)	The Class IV-N Interest will have a notional principal balance equal to the notional principal balance of the Class III-N Interest.
(8)	The Class IV-N Interest is entitled to all distributions on the Class III-N Interest.
(9)	The Class IV-P Interest is entitled to all distributions on the Class III-P Interest.
(10)	The Class IV-I1 Interest will be an interest only regular interest and will be entitled to receive on each Distribution Date the sum of the amounts distributable on the Class III-A1c through Class III-A18c, Class III-B1c through Class III-B19c, Class III-C1c through Class III-C19c, Class III-D1c through Class III-D20c, Class III-E1c through Class III-E20c, Class III-F1c through Class III-F21c, Class III-G1c through Class III-G21c, Class III-H1c through Class III-H21c, Class III-K1c through Class III-K22c, Class III-L1c through Class III-L22c, Class III-M1c through Class III-M22c, Class III-O1c through Class III-O22c, Class III-Q1c through Class III-Q23c, Class III-S1c through Class III-S23c, Class III-T1c through Class III-T23c, Class III-AA1c through Class III-AA18c, Class III-BB1c through Class III-BB19c, Class III-CC1c through Class III-CC19c, Class III-DD1c through Class III-DD20c, Class III-EE1c through Class III-EE20c, Class III-FF1c through Class III-FF21c, Class III-GG1c through Class III-GG21c, Class III-HH1c through Class III-HH21c, Class III-KK1c through Class III-KK22c, Class III-LL1c through Class III-LL22c, Class III-MM1c through Class III-MM22c, Class III-OO1c through Class III-OO22c, Class III-QQ1c through Class III-QQ23c, Class III-SS1c through Class III-SS23c and Class III-TT1c through Class III-TT23c Interests on such Distribution Date.

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(11)	The Class IV-I2 Interest will be an interest only regular interest and will be entitled to receive on each Distribution Date the sum of the amounts distributable on the Class III-U1c through Class III-U30c, Class III-V1c through Class III-V31c, Class III-W1c through Class III-W31c, Class III-Y1c through Class III-Y32c, Class III-Z1c through Class III-Z32c, Class III-a1c through Class III-a33c, Class III-b1c through Class III-b33c, Class III-c1c through Class III-c33c, Class III-d1c through Class III-d34c, Class III-e1c through Class III-e34c, Class III-f1c through Class III-f35c, Class III-g1c through Class III-g35c, Class III-UU1c through Class III-UU30c, Class III-VV1c through Class III-VV31c, Class III-WW1c through Class III-WW31c, Class III-YY1c through Class III-YY32c, Class III-ZZ1c through Class III-ZZ32c, Class III-aa1c through Class III-aa33c, Class III-bb1c through Class III-bb33c, Class III-cc1c through Class III-cc33c, Class III-dd1c through Class III-dd34c, Class III-ee1c through Class III-ee34c, Class III-ff1c through Class III-ff35c and Class III-gg1c through Class III-gg35c Interests on such Distribution Date.
(12)	The Class IV-I3 will be an interest only regular interest and will be entitled to receive on each Distribution Date the sum of the amounts distributable on the Class III-h1c through Class III-h47c and Class III-hh1c through Class III-hh47c Interests on such Distribution Date.

On each Distribution Date, 25% of the increase in the Over-collateralization Amount will be payable as a reduction of the principal balances of the Class IV-A1A, Class IV-A2A, Class IV -A2B, Class IV-A2C, Class IV-A2D, Class IV-M1, Class IV-M2, Class IV-M3, Class IV-M4, Class IV-M5, Class IV-M6, Class IV-M7, Class IV-M8, Class IV-M9, Class IV-M10, Class IV-M11, Class IV-M12 and Class IV-C Interests (in the order and relative amount of such reduction to the principal balance of each class’s Corresponding Class of Master REMIC Certificates) and will be accrued and added to the principal balances of the Class IV-Accrual Interest. On each Distribution Date, the increase in the principal balance of the Class IV-Accrual Interest may not exceed interest accruals for such Distribution Date for the respective Class IV-Accrual Interests. In the event that (i) 25% of the increase in the related Overcollateralization Amount exceeds (ii) interest accruals on the related Class IV-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralization Amount for purposes of determining the amount of interest accrual on the related Class IV-Accrual Interest payable as principal on the related Class IV-Accrual Interest on the next Distribution Date pursuant to the first sentence of this paragraph.

All payments of scheduled principal and prepayments of principal and any amounts transferred from the Pre-Funding Account to REMIC I shall be allocated as follows: (i) first, 25% to the Class IV-Accrual Interest and (ii) second, 25% to the Class IV-A1A, Class IV-A2A, Class IV-A2B, Class IV-A2C, Class IV-A2D, Class IV-M1,

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Class IV-M2, Class IV-M3, Class IV-M4, Class IV-M5, Class IV-M6, Class IV-M7, Class IV-M8, Class IV-M9, Class IV-M10, Class IV-M11, Class IV-M12 and Class IV-C Interests (to each such Class in an amount equal to 1/4 of the principal paid in reduction of the principal balance of the Corresponding Class of Master REMIC Certificates) until paid in full. Notwithstanding the above, principal payments allocated to the Class C Certificates that result in the reduction of the Overcollateralization Amount shall be allocated 25% to the Class IV-Accrual1 Interest and 25% to the Class IV-C Interest until such classes are paid in full. Fifty percent of the Realized Losses shall be applied so that after all distributions have been made on each Distribution Date the principal balances of the Class IV-A1A, Class IV-A2A, Class IV-A2B, Class IV-A2C, Class IV-A2D, Class IV-M1, Class IV-M2, Class IV-M3, Class IV-M4, Class IV-M5, Class IV-M6, Class IV-M7, Class IV-M8, Class IV-M9, Class IV-M10, Class IV-M11 and Class IV-M12 Interests are each equal to 25% of the principal balance of its Corresponding Class of Master REMIC Certificates and the Class IV-Accrual1 Interest is equal to 25% of the sum of the Pool Balance and the Pre-Funded Amount.

The remaining 50% of all payments of scheduled principal, prepayments of principal, any amounts transferred from the Pre-Funding Account to REMIC I and Realized Losses shall be allocated as follows: (i) first, (A) to the Class IV-S1 and Class IV-S2 Interests until the principal balance of each such Class is reduced to .01% of the Group I Subordinated Amount and the Group II Subordinated Amount, respectively and (B) if necessary, to the Class IV-S1 and Class IV-S2 Interests until the ratio of the principal balance of the Class IV-S1 Interest to the principal balance of the Class IV-S2 Interest equals the Subordinated Amount Ratio; (ii) to the Class IV-P Interest in an amount equal to the principal paid in reduction of the principal balance of the Class C-3 Master REMIC Regular Interest; (iii) to the Class IV-J1 Interest until the principal balance of such Class equals the excess of (a) 50% of the sum of (I) the Group I Pool Balance and (II) the related Pre-Funded Amount over (b) the principal balance of the Class IV-S1 Interest and (iv) to the Class IV-J2 Interest until the principal balance of such Class equals the excess of (a) 50% of the sum of (I) the Group II Pool Balance and (II) the related Pre-Funded Amount over (b) the sum of (I) the principal balance of the Class IV-S2 Interest and (II) $100.

(g) The following table sets forth characteristics of the Certificates, each of which (other than the Class R Certificates and, with respect to the Class A Certificates, Class M Certificates and Class B Certificates, other than its Cap Contract Rights) is hereby designated as a “regular interest” in the Master REMIC:

Class of Certificates	Initial Certificate Principal Balance	REMIC Pass-Through Rate
Class A-1A	$1,196,265,000	the lesser of (i) 13% and (ii) LIBOR + Certificate Margin (1)
Class A-2A	$367,000,000	the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (2)
Class A-2B	$236,000,000	the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (2)
Class A-2C	$227,550,000	the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (2)
Class A-2D	$78,185,000	the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (2)
Class M-1	$70,000,000	the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)

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Class of Certificates	Initial Certificate Principal Balance		REMIC Pass-Through Rate
Class M-2	$60,000,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-3	$47,500,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-4	$30,000,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-5	$30,000,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-6	$18,750,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-7	$18,750,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-8	$18,750,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-9	$17,500,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-10	$16,250,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-11(4)	$25,000,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class M-12(4)	$30,000,000		the lesser of (i) 11% and (ii)LIBOR + Certificate Margin (3)
Class C-1 (5)		(6)	(6)
Class C-2 (5)		(7)	(8)
Class C-3 (5)	$100		(9)
Class I-1		(10)	(10)
Class I-2		(11)	(11)
Class I-3		(12)	(12)
Class R		(13)	(13)

(1)	Subject to the Group I REMIC Available Funds Cap.
(2)	Subject to the Group II REMIC Available Funds Cap.
(3)	Subject to the Subordinate REMIC Available Funds Cap.
(4)	The Class M-11 DSI Certificates and the Class M-12 DSI Certificates do not represent regular interests in the Master REMIC or any other REMIC created under the Pooling and Servicing Agreement.
(5)	The Class C Certificates will represent three regular interests in the Master REMIC, the Class C-1, Class C-2 and Class C-3 Interest.
(6)	The Class C-1 Interest will have a principal balance equal to $12,499,900 but will not bear interest on this principal balance. Instead the Class C-1 Interest will bear interest on its notional principal balance. The Class C-1 Interest will have a notional principal balance equal to the aggregate principal balance of the Mortgage Loans plus any outstanding Pre-Funded Amount. The REMIC Pass-Through Rate for the Class C-1 Interest will be the excess of: (I) the weighted average of the pass-through rates on the REMIC IV Regular Interests (other than the Class IV-S1, Class IV-J1, Class IV-S2, Class IV-J2, Class IV-I1, Class IV-I2, Class IV-I3 and Class IV-N Interests) over (II) the product of: (A) two and (B) the weighted average pass-through rate of the REMIC IV Regular Interests (other than the Class IV-S1, Class IV-J1, Class IV-S2, Class IV-J2, Class IV-I1, Class IV-I2, Class IV-I3 and Class IV-N Interests) where the Class IV-Accrual Interests and the Class IV-C Interest are subject to a cap equal to zero, and the remaining classes are subject to a cap equal to the REMIC Pass-Through Rates on their respective Corresponding Classes of Master REMIC Regular Interests.

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(7)	The Class C-2 Interest will have a notional principal balance equal to the notional principal balance of the Class IV-N Interest.
(8)	The Class C-2 Interest is entitled to all distributions on the Class IV-N Interest.
(9)	The Class C-3 Interest are entitled to all distributions on the Class IV-P Interest.
(10)	The Class I-1 Certificates will be an interest only regular interest and will be entitled to receive on each Distribution Date all distributions on the Class IV-I1 Interest.
(11)	The Class I-2 Certificates will be an interest only regular interest and will be entitled to receive on each Distribution Date all distributions on the Class IV-I2 Interest.
(12)	The Class I-3 Certificates will be an interest only regular interest and will be entitled to receive on each Distribution Date all distributions on the Class IV-I3 Interest.
(13)	The Class R Certificates will represent the beneficial ownership of the R-I, R-II, R-III, R-IV and R-V Interests. On each Distribution Date, available funds, if any, remaining in any of the REMICs after payments of interest and principal, as designated above, will be distributed to the Class R Certificate. It is expected that there shall not be any distributions on the Class R Certificate.

(h) For federal income tax purposes, the “latest possible maturity date” for each of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests (other than the Class IV-I1, Class IV-I2 and Class IV-I3 Interests) and Master REMIC Regular Interests (other than the Class I1, Class I2 and Class I3 Certificates) is hereby set to be the Distribution Date of January 2036. The “latest possible maturity date” for the Class IV-I1 Interest and the Class I1 Certificates is hereby set to be the Distribution Date of August 2007. The “latest possible maturity date” for the Class IV-I2 Interest and the Class I2 Certificates is hereby set to be the Distribution Date of August 2008. The “latest possible maturity date” for the Class IV-I3 Interest and the Class I3 Certificates is hereby set to be the Distribution Date of August 2009.

(i) NovaStar Financial Inc. (“NFI”) is hereby designated as the “Tax Interests Registrar” for the purposes of maintaining a register of the tax ownership of all uncertificated Master REMIC Regular Interests. NFI, in such capacity, shall maintain a book-entry register reflecting such tax ownership and shall transfer tax ownership of such uncertificated Master REMIC Regular Interests at the request of the then-registered owner. The Tax Interests Registrar shall request such documentation in connection with any such transfer as it shall deem appropriate.

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